LOAN AND SECURITY AGREEMENT

                                      AMONG

                   HARRIS TRUST AND SAVINGS BANK, AS A LENDER
                            AND ADMINISTRATIVE AGENT,

                    AMERICAN NATIONAL BANK AND TRUST COMPANY
                  OF CHICAGO, AS A LENDER AND COLLATERAL AGENT,

                     AND THE OTHER LENDERS PARTY HERETO AND

                  ALL AMERICAN SEMICONDUCTOR, INC., AS BORROWER

                                   MAY 3, 1996


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                                TABLE OF CONTENTS

1.  DEFINITIONS..........................................................  1
       1.1.   General Terms..............................................  1
       1.2.   Accounting Terms........................................... 19
       1.3.   Others Defined in Code..................................... 19

2.  CREDIT............................................................... 19
       2.1.   Revolving Loans............................................ 19
       2.2.   Letters of Credit.......................................... 22
       2.3.   Principal Balance of Liabilities Not to Exceed
              the Facility Limits and Sublimits.......................... 23
       2.4.   Borrower's Loan Account.................................... 24
       2.5.   Statements................................................. 24
       2.6.   Interest................................................... 24
       2.7.   Fees....................................................... 26
       2.8.   Term of this Agreement..................................... 27
       2.9.   Optional Prepayments....................................... 27
       2.10.  Limitation on Charges...................................... 28
       2.11.  Method for Making Payments................................. 28
       2.12.  Method of Selecting Rate Options; Additional
              Provisions Regarding LIBOR Portions........................ 29
       2.13.  Yield Protection........................................... 30

3.  REPORTING AND ELIGIBILITY REQUIREMENTS/COLLATERAL.................... 31
       3.1.   Monthly Reports and Weekly Reports......................... 31
       3.2.   Eligible Accounts.......................................... 32
       3.3.   Account Warranties......................................... 34
       3.4.   Verification of Accounts................................... 35
       3.5.   Account Covenants.......................................... 35
       3.6.   Collection and Application of
              Accounts and Payments...................................... 35
       3.7.   Appointment of the Collateral Agent as the
              Borrower's Attorney-in-Fact................................ 37
       3.8.   Chattel Paper and Instruments;
              Export Letters of Credit................................... 38
       3.9.   Notice to Account Debtors.................................. 38
       3.10.  Eligible Inventory......................................... 38
       3.11.  Inventory Warranties....................................... 39
       3.12.  Inventory Records.......................................... 39
       3.13.  Safekeeping of Inventory and
              Inventory Covenants........................................ 40
       3.14.  Equipment Warranties....................................... 40
       3.15.  Safekeeping of Equipment................................... 41
       3.16.  Real Property.............................................. 41
       3.17.  Maintenance of Properties.................................. 41
       3.18.  Communications with the Agents and the Lenders............. 41

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4.  CONDITIONS OF ADVANCES............................................... 42
       4.1.   Conditions Precedent to Initial
              Loans and Letters of Credit................................ 42
       4.2.   Conditions to all Advances................................. 45

5.  COLLATERAL........................................................... 45
       5.1.   Security Interest.......................................... 45
       5.2.   Preservation of Collateral and
              Perfection of Security Interests Therein................... 46
       5.3.   Loss of Value of Collateral................................ 46
       5.4.   Cash Collateral............................................ 47
       5.5.   Collateral Agent Not Obligated or Liable................... 47

6.  WARRANTIES........................................................... 48
       6.1.   Corporate Existence........................................ 48
       6.2.   Corporate Authority........................................ 48
       6.3.   Binding Effect............................................. 48
       6.4.   Financial Data............................................. 49
       6.5.   Liens and Encumbrances; Locations.......................... 49
       6.6.   Solvency................................................... 49
       6.7.   Principal Place of Business................................ 50
       6.8.   Other Corporate Names...................................... 50
       6.9.   Tax Liabilities............................................ 50
       6.10.  Loans...................................................... 50
       6.11.  Margin Securities.......................................... 51
       6.12.  Subsidiaries; Joint Ventures; Partnerships................. 51
       6.13.  Litigation and Proceedings................................. 51
       6.14.  Other Agreements........................................... 51
       6.15.  Employee Controversies..................................... 51
       6.16.  Compliance with Laws and Regulations....................... 52
       6.17.  Patents, Trademarks, Licenses.............................. 52
       6.18.  Environmental Matters...................................... 52
       6.19.  Fees to Third Parties...................................... 52
       6.20.  Securities Matters......................................... 53
       6.21.  Disclosure................................................. 53
       6.22.  Pension Related Matters.................................... 53
       6.23.  Affiliate Transactions..................................... 54
       6.24.  Investment Company; Public Utility
              Holding Company............................................ 54

7.  AFFIRMATIVE COVENANTS................................................ 55
       7.1.   Financial Statements....................................... 55
       7.2.   Inspection................................................. 56
       7.3.   Conduct of Business........................................ 57
       7.4.   Claims and Taxes........................................... 57
       7.5.   Costs and Expenses as Additional Liabilities............... 58
       7.6.   Liability Insurance........................................ 58

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       7.7.   Property Insurance......................................... 58
       7.8.   Pension Plans.............................................. 59
       7.9.   Notice of Suit or Adverse Change in Business............... 60
       7.10.  Supervening Illegality..................................... 60
       7.11.  Environmental Matters...................................... 60
       7.12.  Use of Proceeds............................................ 61
       7.13.  Notice of Business Interruption............................ 61
       7.14.  Vendor Credit Terms........................................ 61
       7.15.  Designated Companies....................................... 61
       7.16.  Inventory Reporting........................................ 61

8.  NEGATIVE COVENANTS................................................... 62
       8.1.   Encumbrances............................................... 62
       8.2.   Indebtedness............................................... 62
       8.3.   Consolidations, Mergers or Acquisitions.................... 63
       8.4.   Investments or Loans....................................... 63
       8.5.   Guarantees................................................. 64
       8.6.   Subordinated Indebtedness.................................. 64
       8.7.   Disposal of Property....................................... 64
       8.8.   Capital Expenditure Limitations............................ 65
       8.9.   Loans to Officers; Consulting and
              Management Fees............................................ 65
       8.10.  Dividends and Stock Redemptions............................ 65
       8.11.  Amendment of Certificate of Incorporation
              or By-Laws................................................. 66
       8.12.  Operating Lease Limitations................................ 66
       8.13.  Fiscal Year End............................................ 66
       8.14.  Transactions with Affiliates............................... 66
       8.15.  Termination Events......................................... 67
       8.16.  Executive Compensation/Bonuses............................. 67
       8.17.  Minimum Tangible Net Worth................................. 67
       8.18.  Minimum Debt Service Coverage Ratio........................ 68
       8.19.  Minimum Inventory Turnover................................. 68
       8.20.  Inventory Purchases........................................ 68
       8.21.  Added Value Purchase....................................... 69

9.  DEFAULT, RIGHTS AND REMEDIES OF THE LENDER........................... 69
       9.1.   Acceleration............................................... 69
       9.2.   Rights and Remedies Generally.............................. 69
       9.3.   Entry Upon Premises and
              Access to Information...................................... 70
       9.4.   Sale or Other Disposition of
              Collateral by the Collateral Agent......................... 70
       9.5.   Waiver of Demand........................................... 71
       9.6.   Waiver of Notice........................................... 71
       9.7.   Advice of Counsel.......................................... 71

10.      MISCELLANEOUS................................................... 71

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       10.1.  Waiver..................................................... 71
       10.2.  Costs and Attorneys' Fees.................................. 71
       10.3.  Expenditures by the Lenders................................ 72
       10.4.  Custody and Preservation of Collateral..................... 72
       10.5.  Reliance by the Agents and Lenders......................... 72
       10.6.  Successors and Assigns of the Borrower..................... 72
       10.7.  Applicable Law; Severability............................... 73
       10.8.  Submission to Jurisdiction; Waiver of
              Bond and Trial by Jury..................................... 73
       10.9.  Application of Payments.................................... 73
       10.10. Marshalling; Payments Set Aside............................ 74
       10.11. Section Titles............................................. 74
       10.12. Continuing Effect.......................................... 74
       10.13. Notices.................................................... 74
       10.14. Equitable Relief........................................... 75
       10.15. Entire Agreement........................................... 76
       10.16. Indemnity.................................................. 76
       10.17. Representations and Warranties;
              Conditions to Loans and Letters of Credit.................. 76
       10.18. Approval of the Requisite Lenders
              or the Lenders............................................. 77

11. AGENCY PROVISIONS.................................................... 77
       11.1.  Appointment and Powers..................................... 77
       11.2.  Agents in Their Capacities as Lenders...................... 77
       11.3.  Independent Credit Analysis................................ 78
       11.4.  General Immunity........................................... 78
       11.5.  Right to Indemnity......................................... 79
       11.6.  Action by Agents............................................79
       11.7.  Proportionate Interest of
              Lenders under the Financing Agreements..................... 81
       11.8.  Resignation of Either Agent................................ 81
       11.9.  Disbursement of Proceeds of Loans and Other
              Advances; Issuance of Letters of Credit.................... 81
       11.10. Apportionment of Payments.................................. 84
       11.11. Release of Collateral...................................... 84
       11.12. Agreement to Cooperate..................................... 84
       11.13. Lenders to Act as Agents................................... 85
       11.14. Amendments................................................. 85
       11.15. Assignments and Participations by
              the Lenders; Information................................... 85
       11.16. Ratable Sharing............................................ 88

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                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement ("Agreement"), made as of the 3rd day of May, 1996, by and among All American Semiconductor, Inc., a Delaware corporation, with its principal place of business and chief executive office at 16115 Northwest 52nd Avenue, Miami, Florida 33014 ("Borrower"), Harris Trust and Savings Bank (in its individual capacity, "Harris"), with an office at 111 West Monroe Street, Chicago, Illinois 60603, as a Lender hereunder and as Administrative Agent (on behalf of itself and all other Lenders), American National Bank and Trust Company of Chicago (in its individual capacity, "ANB"), with an office at 33 North LaSalle Street, Chicago, Illinois 60690, as a Lender hereunder and as Collateral Agent (on behalf of itself and all other Lenders) and the other Lenders from time to time party hereto:

                               W I T N E S S E T H

         WHEREAS, the Borrower desires to obtain financial accommodations of up to One Hundred Million Dollars ($100,000,000) from the Lenders, and the Lenders are willing to make certain loans and to extend credit to the Borrower of up to such amount upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now or hereafter made to or for the benefit of the Borrower by the Lenders, the parties hereto hereby agree as follows:

         1.           DEFINITIONS.

         1.1.         GENERAL TERMS.

                      When used herein, the following terms shall have the following meanings:

                      "ACCOUNT DEBTOR" shall mean the party who is obligated on or under an Account.

                      "ACCOUNTS" shall mean all present and future accounts receivable and other rights of each Designated Company to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

                      "ACCOUNTS TRIAL BALANCE" shall have the meaning assigned to such term in SECTION 3.1.

                      "ADJUSTED LIBOR" shall mean a rate per annum determined by the Administrative Agent in accordance with the following formula:


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                      Adjusted LIBOR =         LIBOR
                                       -----------------------
                                       100%-Reserve Percentage

                      "ADMINISTRATIVE AGENT" shall mean Harris Trust and Savings Bank in its capacity as administrative agent hereunder, and shall include any successor administrative agent hereunder.

                      "AFFILIATE" shall mean any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Borrower, (b) that directly or beneficially owns or holds twenty-five percent (25%) or more of any class of the voting stock of the Borrower or (c) twenty-five percent (25%) or more of any class of whose voting stock (or in the case of a Person which is not a corporation, twenty-five percent (25%) or more of the equity interest) is owned directly or beneficially or held by the Borrower.

                      "AGENT'S REPORT" shall have the meaning assigned to such term in SECTION 11.9(B).

                      "AGENTS" shall mean, collectively, the Administrative Agent and the Collateral Agent; and "Agent" shall mean either one of the Agents.

                      "ANB" shall have the meaning assigned to such term in the Preamble.

                      "APPLICABLE DOMESTIC MARGIN" shall mean an amount equal to one-quarter of one percent (.25%), subject to a prospective decrease of one-quarter of one percent (.25%) upon the occurrence of each Rate Decrease Event, and subject to a prospective increase of one-quarter of one percent (.25%) upon the occurrence of each Rate Increase Event.

                      "APPLICABLE LIBOR MARGIN" shall mean an amount equal to two and one-quarter percent (2.25%), subject to a prospective decrease of one-quarter of one percent (.25%) upon the occurrence of each Rate Decrease Event, and subject to a prospective increase of one-quarter of one percent (.25%) upon the occurrence of each Rate Increase Event; PROVIDED, FURTHER that any increase or decrease of the Applicable LIBOR Margin will only be applicable with respect to LIBOR Portions selected or continued after the effective date of the applicable Rate Increase Event or Rate Decrease Event.

                      "APPLICATION" shall have the meaning assigned to such term in SECTION 2.2(D).

                      "ASSIGNMENT AND ACCEPTANCE AGREEMENT" shall mean an agreement in the form of EXHIBIT F hereto, pursuant to which a Lender assigns all or a portion of its rights, and delegates all or such portion of its obligations, under this Agreement and the other Financing Agreements, to another Person.

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                      "BANK" shall mean Harris Trust and Savings Bank.

                      "BLOCKED ACCOUNTS" shall have the meaning assigned to such term in SECTION 3.6.

                      "BORROWER" shall have the meaning assigned to such term in the Preamble.

                      "BORROWER'S CASH REQUIREMENTS" shall have the meaning assigned to such term in SECTION 2.1(E).

                      "BUSINESS DAY" shall mean any day other than a Saturday or Sunday on which the Bank, each Agent and each Lender is not authorized or required to close and when used with respect to LIBOR Portions, a day on which the Bank is also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

                      "CLOSING DATE" shall mean the date the initial Loans are made or Letters of Credit are issued hereunder.

                      "CODE" shall mean the Uniform Commercial Code of the State of Illinois; provided, that for purposes of perfection and enforcement of the Collateral Agent's liens on and security interests in the Collateral, for the benefit of the Lenders, "Code" shall mean the Uniform Commercial Code of each applicable state determined in accordance with Section 9-103 of the Uniform Commercial Code of the State of Illinois.

                      "COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired by the Borrower, each Designated Company or any other Person in or upon which a security interest, lien or mortgage is granted to the Collateral Agent, for its benefit and the benefit of the Lenders, or to the Administrative Agent or any Lender by the Borrower, such Designated Company or such other Person in order to secure the Liabilities, whether under this Agreement, the other Financing Agreements or any other documents, instruments or writings executed by the Borrower, such Designated Company or any other Person and delivered to the Collateral Agent, the Administrative Agent or any Lender.

                      "COLLATERAL AGENT" shall mean American National Bank and Trust Company of Chicago in its capacity as collateral agent hereunder, and shall include any successor collateral agent hereunder.

                      "COMMERCIAL LETTER OF CREDIT LIMIT" shall mean Twenty Million Dollars ($20,000,000).

                      "COMPANIES" shall mean, collectively, the Borrower and its Subsidiaries; and "Company" shall mean any one of the Companies.

                      "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to the Designated Companies for any period, the ratio of (a) the sum of (i) Net Income from

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continuing and discontinued operations before interest expense and taxes, (ii)
with respect only to calculations made for any testing period ending on or prior to December 31, 1996, the Special Amount and (iii) depreciation and amortization expenses, minus tax payments, minus capital expenditures, to the extent not financed, and minus dividends paid, to (b) the sum of (i) all interest payments in respect of the Revolving Loans and (ii) all payments of principal and interest in respect of capitalized leases and other long-term indebtedness of the Designated Companies, including without limitation the Junior Debt (but specifically excluding principal payments in respect of the Revolving Loans), all determined for such period on a consolidated basis and in accordance with GAAP.

                      "DEFAULT" shall mean the occurrence or existence of any one or more of the following events: (a) the Borrower fails to pay any of the Liabilities when such Liabilities are due, properly declared due or properly demanded; (b) the Borrower, any other Designated Company or any Guarantor fails or neglects to perform, keep or observe any of the applicable covenants, conditions, promises, or agreements contained in (i) any of SECTION 3.2 through 3.16, 3.18, 5, 7.2, 7.7 or 8 of this Agreement, (ii) SECTION 3.1, with respect to provision of Weekly Reports, and such failure continues for one (1) day after the occurrence thereof, (iii) SECTION 3.1, with respect to provision of Monthly Reports, and such failure continues for three (3) days after the occurrence thereof, (iv) SECTION 7.1, 7.9 or 7.13 of this Agreement and such failure continues for five (5) days after the occurrence thereof, (v) any other Section of this Agreement and such failure continues for fifteen (15) days after the occurrence thereof or (vi) any of the other Financing Agreements and such failure continues after the expiration of any applicable grace or cure period contained therein, (c) any material warranty or representation heretofore, now or hereafter made by the Borrower, any other Designated Company, or any Guarantor in connection with this Agreement or any of the other Financing Agreements is untrue or incorrect in any material respect, or any material information contained in any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by the Borrower, any other Designated Company or any Guarantor to either Agent or any Lender is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified; (d) a judgment or order requiring payment in excess of Five Hundred Thousand Dollars ($500,000) shall be rendered against the Borrower, any other Designated Company or any Guarantor and such judgment or order shall remain unsatisfied, undischarged or unstayed and in effect for thirty (30) consecutive days without a stay of enforcement or execution; PROVIDED that this CLAUSE (D) shall not apply to any judgment for which the Borrower, such other Designated Company or such Guarantor is insured and with respect to which the insurer has, within thirty (30) days after the rendering thereof, accepted (or, in the Administrative Agent's reasonable discretion, can be deemed to have accepted) liability, unless the uninsured portion thereof exceeds Five Hundred Thousand Dollars ($500,000); (e) a notice of lien, levy, or assessment is filed or recorded with respect to all or a material portion of the aggregate assets of the Designated Companies and any

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Guarantors (including without limitation the Collateral) by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a lien upon all or any material portion of the aggregate assets of the Designated Companies and any Guarantors (including without limitation the Collateral); PROVIDED, that this CLAUSE (E) shall not apply to any liens, levies, or assessments which the Borrower, another Designated Company or a Guarantor is contesting in good faith (PROVIDED the Borrower, such Designated Company or such Guarantor has complied with the provisions of CLAUSES (A) and (B) of SECTION 7.4) or which relate to current taxes not yet due and payable; (f) any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and on or before the thirtieth (30th) day thereafter such assets are not returned to the Borrower, or the applicable other Designated Company or Guarantor and/or such writ, distress warrant or levy is not dismissed, stayed or lifted; (g) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against the Borrower, any other Designated Company or any Guarantor and such proceeding remains undismissed and unstayed for a period of sixty (60) days, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency or receivership law or statute is filed by the Borrower, any other Designated Company or any Guarantor, or the Borrower, any other Designated Company or any Guarantor makes an assignment for the benefit of creditors, or the Borrower, any other Designated Company or any Guarantor authorizes any of the foregoing by proper corporate action, as applicable; (h) the Borrower voluntarily or involuntarily dissolves or is dissolved; or any one or more other Designated Companies or Guarantors that in the aggregate has or have assets with a book value in excess of One Hundred Thousand Dollars ($100,000) voluntarily or involuntarily dissolves or is dissolved; (i) the Borrower, any other Designated Company or any Guarantor becomes insolvent or fails generally to pay its debts as they become due; (j) the Borrower, any Designated Company or any Guarantor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs; (k) a breach by the Borrower, any other Designated Company or any Guarantor shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between the Borrower, other Designated Company or Guarantor and any other Person, such breach shall continue beyond any applicable cure period contained in such agreement, document or instrument and such breach would be reasonably likely to have a Material Adverse Effect; (l) a breach by the Borrower, any other Designated Company or any Guarantor shall occur under any agreement, document or instrument evidencing the lending of money, with respect to which the aggregate principal balance is equal to or greater than Five Hundred Thousand Dollars

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($500,000), whether heretofore, now or hereafter existing between the Borrower, such Designated Company or such Guarantor and any other Person, including without limitation the Junior Debt, and the effect thereof would be to permit the acceleration of the indebtedness thereunder; (m) any Guarantor shall terminate or revoke the obligations of such Guarantor under the applicable guarantee agreement or breach any of the terms of such guarantee agreement or any of the other Financing Agreements to which such Guarantor is a party; (n) a breach shall occur under any intercreditor or subordination agreement or any subordination provisions of any agreement, in each case evidencing or relating to any indebtedness that is subordinated to the Liabilities, including without limitation the Junior Debt; (o) there shall occur any loss, theft, substantial damage or destruction of any item or items of Collateral (a "Loss") if (i) the amount of such Loss with respect to which an insurer has not within thirty (30) days accepted (or, in the Administrative Agent's reasonable discretion, can be deemed to have accepted) liability, exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate or (ii) any such Loss results in an interruption of the business of the Borrower, any other Designated Company or any Guarantor which would reasonably be expected to have a Material Adverse Effect and which is not, in the Requisite Lenders' reasonable business judgment, adequately covered by business interruption insurance; (p) there shall be instituted in any court criminal proceedings against the Borrower, any other Designated Company or any Guarantor, or, the Borrower, any other Designated Company or any Guarantor shall be indicted for any crime, in either case for which forfeiture of a material amount of its or his property is a potential penalty; (q) both Paul Goldberg and Bruce Goldberg shall cease to function as senior management officers of the Borrowers, unless each such Person is replaced within ninety
(90) days with a Person satisfactory to Requisite Lenders in their reasonable judgment; or (r) a Material Adverse Change shall occur.

                      "DEFAULT NOTICE" shall have the meaning assigned to such term in SECTION 11.6(A).

                      "DESIGNATED COMPANIES" shall mean collectively, (a) the Borrower, (b) each other Company existing on the date hereof and listed on
SCHEDULE 2.1 and (c) each other Company so designated by the Borrower from time to time hereafter and consented to by the Requisite Lenders or otherwise approved to be a Designated Company pursuant to the terms of this Agreement.

                      "DISPROPORTIONATE ADVANCE" shall have the meaning assigned to such term in SECTION 11.9(A).

                      "DOMESTIC RATE" means, for any day, the greater of (i) the rate of interest announced by the Bank from time to time as its prime commercial rate, as in effect on such day, it being understood and agreed that such rate may not be the Bank's best or lowest rate; and (ii) the rate determined by the Administrative Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the

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rates per annum quoted to the Administrative Agent at approximately 10:00 a.m.
(Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for the sale to the Administrative Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Lenders for which such rate is being determined.

                      "DOMESTIC RATE PORTIONS" shall have the meaning assigned to such term in SECTION 2.6.

                      "ELIGIBLE ACCOUNTS" shall have the meaning assigned to such term in SECTION 3.2.

                      "ELIGIBLE INVENTORY" shall have the meaning assigned to such term in SECTION 3.10.

                      "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws, statutes, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters applicable to the business and property of the Borrower and each other Designated Company. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 ET SEQ., as amended; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 ET SEQ., as amended; the Toxic Substance Act, 15 U.S.C. ss. 2601 ET SEQ., as amended; the Clean Water Act, 33 U.S.C. ss. 466 ET SEQ., as amended; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation regulations.

                      "ENVIRONMENTAL NOTICE" shall mean any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letters or other communication, actual or threatened, from the United States Environmental Protection Agency or other federal, state, local or foreign agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves Management of Hazardous Substances on or off the property of any Designated Company; the imposition of any lien on property, including but not limited to liens asserted by government entities in connection with Responses to the presence or Release of Hazardous Substances; any alleged violation of or responsibility under Environmental Laws; and, after due inquiry and investigation, any knowledge of any facts which could give rise to any of the above.

                      "EQUIPMENT" shall mean all of each Designated Company's machinery, equipment, fixtures and other tangible personal property, other than Inventory,

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whether located on such Designated Company's premises or located elsewhere, together with any and all accessions, parts and appurtenances thereto, whether presently owned or hereafter acquired by such Designated Company.

                      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                      "ERISA AFFILIATE" shall mean each trade or business, including any Company, whether or not incorporated, which together with such Company would be treated as a single employer under Section 4001 of ERISA.

                      "EVENT OF DEFAULT" shall mean an event which through the passage of time or the service of notice or both would (assuming no action is taken to cure the same) mature into a Default.

                      "EXCESS LOAN AVAILABILITY" shall mean, at any time, (a) the lesser of (i) the Maximum Facility less any Reserves and less the aggregate Letter of Credit Exposure and (ii) Loan Availability less any Reserves and less the aggregate Letter of Credit Exposure, MINUS (b) the outstanding balance of the Revolving Loans, but in no event shall Excess Loan Availability be less than zero (0).

                      "FINANCIALS" shall have the meaning assigned to such term in SECTION 6.4.

                      "FINANCING AGREEMENTS" shall mean this Agreement and all other agreements, instruments and documents, including without limitation security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, subordination agreements, intercreditor agreements, pledges, powers of attorney, consents, assignments, collateral assignments, reimbursement agreements, contracts, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower, any other Designated Company or any Guarantor in favor of and delivered to either Agent or any Lender, together with all agreements and documents referred to therein or contemplated thereby, as each may be amended, modified, supplemented or extended from time to time.

                      "FLOATING INVENTORY CAP" shall mean an amount, determined as of March 31, 1996 and as of the last day of each fiscal quarter thereafter, for the fiscal quarter period ending on such date, which shall be an amount equal to (i) the aggregate cost of goods sold for the applicable fiscal quarter, multiplied by (ii) the result of four (4), divided by two and three quarters (2.75), and multiplied by one-half (0.50), with the result rounded to the next highest multiple of One Million Dollars ($1,000,000). The Floating Inventory Cap shall be calculated for the Designated Companies on a consolidated basis in accordance with GAAP and with reference to the financial statements of the Designated Companies for the applicable period to be delivered to the Agents pursuant to SECTION 7.1 and shall be prospectively effective upon receipt by the Agents of such financial statements.

                      "FRANCHISE INVENTORY" shall mean Inventory originally purchased by the Borrower pursuant to a vendor, supplier or distributor agreement that provides, unless otherwise agreed by the Collateral Agent in its reasonable business judgment, the Borrower with either of the following rights: stock rotation privileges or price protections substantially similar to those found in the Borrower's agreements with its vendors, suppliers and distributors in existence as of the Closing Date.

                      "GAAP" shall mean generally accepted accounting principles as used by the Financial Accounting Standards Board, as in effect from time to time, consistently applied.

                      "GENERAL INTANGIBLES" shall mean, with respect to each Designated Company, all general intangibles, choses in action, causes of action and all other intangible personal property of such Designated Company of every kind and nature wherever located and whether presently owned or hereafter acquired by such Designated Company (other than Accounts), including without limitation corporate or other business records, inventions, designs, patents, patent applications, service marks, service mark applications, trademarks, trademark applications, tradenames, tradestyles, trade secrets, goodwill, registrations, computer software, operational manuals, product formulas for industrial processes, blueprints, drawings, copyrights, copyright applications, licenses, license agreements, permits, operating rights and authorities to move heavy equipment, franchises, customer lists, tax refunds, tax refund claims and the like.

                      "GUARANTOR" shall mean any Person that has guaranteed all or a portion of the Liabilities.

                      "HARRIS" shall have the meaning assigned to such term in the Preamble.

                      "HAZARDOUS SUBSTANCES" shall mean hazardous substances, hazardous wastes, hazardous waste constituents and reaction by-products, hazardous materials, pesticides, oil and other petroleum products, and toxic substances, including asbestos and PCBs, as those terms are defined pursuant to Environmental Laws.

                      "INITIAL TERM" shall have the meaning assigned to such term in SECTION 2.8.

                      "INTEREST PERIOD" shall mean, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower in its notice as provided herein; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (a) if any Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (b) no Interest Period may extend beyond the end of the Initial Term or any renewal Term, if applicable;

                      (c) the interest rate applied to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to, but excluding, the last day thereof; and

                      (d) no Interest Period may be selected if after giving effect thereto the Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month; PROVIDED, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

                      "INVENTORY" shall mean any and all inventory and goods of each Designated Company, including without limitation goods in transit, wheresoever located, whether now owned or hereafter acquired by such Designated Company, which are held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process or supplies, and all materials used or consumed in such Designated Company's business, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Designated Company.

                      "INVENTORY TURNOVER" shall mean an amount, determined as of March 31, 1996 and as of the last day of each fiscal quarter thereafter, for the fiscal quarter period ending on such date, shall be an amount equal to (i) the product of the aggregate cost of goods sold for the applicable fiscal quarter, multiplied by four (4), divided by (ii) the result of the aggregate gross book value of Inventory on the first day of each calendar month within such fiscal quarter, divided by three (3). Inventory Turnover shall be calculated for the Designated Companies on a consolidated basis in accordance with GAAP and with reference to the financial statements of the Designated Companies for such period to be delivered to the Agents pursuant to SECTION 7.1.

                      "JUNIOR DEBT" shall mean all indebtedness of the Borrower in respect of the certain $5,150,000 10-Year 9% Subordinated Debentures Due June 14, 2004 issued by the Borrower on June 14, 1994.

                      "LENDERS" shall mean, collectively, ANB, Harris and any other Person that becomes a Lender under this Agreement, and each of their respective successors and assigns as provided in this Agreement; and "LENDER" shall mean any one of the Lenders.

                      "LETTER OF CREDIT EXPOSURE" shall mean the aggregate undrawn face amount of then outstanding Letters of Credit.

                      "LETTER OF CREDIT LIMIT" shall mean Twenty Million Dollars ($20,000,000).

                      "LETTERS OF CREDIT" shall have the meaning assigned to such term in SECTION 2.2.

                      "LIABILITIES" shall mean the aggregate amount of all of the Borrower's liabilities, obligations and indebtedness to the Agents and the Lenders of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and arising or existing under or in connection with this Agreement and the other Financing Agreements and the Borrower's reimbursement obligations with respect to any Letter of Credit.

                      "LIBOR" shall mean, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Lenders during such Interest Period. Each determination of LIBOR made by the Administrative Agent shall be conclusive and binding absent manifest error.

                      "LIBOR INDEX RATE" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

                      "LIBOR PORTIONS" shall have the meaning assigned to such term in SECTION 2.6.

                      "LOAN ACCOUNT" shall have the meaning assigned to such term in SECTION 2.4.

                      "LOAN AVAILABILITY" shall have the meaning assigned to such term in SECTION 2.1.

                      "LOANS" shall mean, collectively the Revolving Loans made by the Lenders to the Borrower pursuant to SECTION 2.1, and any and all other advances made by the Lenders to the Borrower pursuant to the terms of this Agreement.

                      "MANAGE" or "MANAGEMENT" shall mean to generate, handle, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, release, threaten to release or abandon Hazardous Substances.

                      "MATERIAL ADVERSE CHANGE" shall mean (a) a material adverse change in the financial condition, business, properties, operations or performance of the Borrower, the other Designated Companies and any Guarantors, taken as a group, (b) a material adverse change in the ability of the Borrower, the other Designated Companies and any Guarantors, taken as a group, to fulfill their obligations under this Agreement and the other Financing Agreements or (c) the impairment of the Collateral Agent's lien on and security interest in any material portion of the Collateral.

                      "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the financial condition, business, properties, operations or performance of the Borrower, the other Designated Companies and any Guarantors, taken as a group, (b) a material adverse effect on the ability of the Borrower, the other Designated Companies and any Guarantors, taken as a group, to fulfill their obligations under this Agreement and the other Financing Agreements or (c) the impairment of the Collateral Agent's lien on and security interest in any material portion of the Collateral.

                      "MAXIMUM FACILITY" shall mean an amount equal to One Hundred Million Dollars ($100,000,000).

                      "MAXIMUM LOAN AMOUNT" shall mean, with respect to any Lender, the maximum amount of Loans which such Lender has agreed, pursuant to the terms of this Agreement, to make available to the Borrower, as set forth on the signature page hereto or in an Assignment and Acceptance Agreement executed by such Lender.

                      "MONTHLY REPORT" shall have the meaning assigned to such term in SECTION 3.1.

                      "MULTIEMPLOYER PLAN" shall have the meaning assigned to such term in SECTION 6.23.

                      "NET INCOME" shall mean net income, as defined pursuant to GAAP.

                      "NEW SUBSIDIARY" shall mean a Subsidiary of the Borrower formed in order to consummate any Permitted Acquisition.

                      "NON-FRANCHISE INVENTORY" shall mean Inventory other than Franchise Inventory.

                      "NONFUNDING NOTICE" shall have the meaning assigned to such term in SECTION 11.6(E).

                      "PBGC" shall have the meaning assigned to such term in
SECTION 6.22.

                      "PERMITTED ACQUISITION" shall mean any acquisition, by any means, whether financed by the Lenders or by any other Person(s), of all or substantially all of the stock or assets or properties of any Person that is a going concern and that is in the same general line of business as the Borrower and the other Designated Companies (i.e. predominantly the distribution of electronic components and accessories), either (i) to which the Requisite Lenders have consented, which consent shall not be unreasonably withheld or (ii) that satisfies the following conditions:

                           (a) no Default or Event of Default is in existence at the time of such acquisition or, after giving pro forma effect to such acquisition, would be caused thereby;

                           (b) total consideration for all such acquisitions
                      (including cash purchase price, liabilities assumed by the Borrower or any other Designated Company, deferred purchase price and related payments, including current and future payments in respect of covenants not to compete, consulting agreements and the like) (i) in any fiscal year does not exceed Ten Million Dollars ($10,000,000) and (ii) during the Initial Term does not exceed Twenty-Five Million Dollars ($25,000,000);

                           (c) average Excess Loan Availability for the two (2)
                      month period immediately preceding the consummation of such acquisition exceeds Ten Million Dollars ($10,000,000) and the Agents are satisfied, in their reasonable business judgment, that the Designated Companies have not materially extended the average time of payment of their trade payables; and actual Excess Loan Availability immediately following the consummation of such acquisition, giving effect to such acquisition, exceeds Ten Million Dollars ($10,000,000);

                           (d) each Agent has received at least ten (10)
                      Business Days' prior written notice of such acquisition and, as soon as available, copies of all agreements delivered in connection therewith; and

                           (e) if such acquisition is an acquisition of stock of
                      any Person (a "Target") (i) the Target (or any New Subsidiary into which the Target is merged) retains a separate corporate existence from that of the Borrower and the other Designated Companies and (ii) neither the Borrower nor any other Designated Company is liable (or becomes liable), by way of direct obligation, guaranty or otherwise for any or any debts, obligations or liabilities (contingent or otherwise) of the Target in existence prior to such acquisition, other than any liquidated obligations specifically disclosed to the Agents and other than any deferred portion of the purchase price for such acquisition; and

                           (f) each Agent has received a certificate of the
                      Borrower's chief financial officer certifying that all of the applicable conditions contained herein to treating such acquisition as a Permitted Acquisition have been satisfied.

                      If the Borrower wishes to obtain financing for any Permitted Acquisition under SECTION 2.1 of this Agreement,
                      (A) any applicable New Subsidiary shall be deemed to be a Designated Company for all purposes under this Agreement and (B) the assets acquired in such Permitted Acquisition, whether held by a New Subsidiary or by another Designated Company, may, in the Collateral Agent's reasonable business judgment, be included in determining Loan Availability, after the Collateral Agent has satisfied itself as to the value of such assets and after the Borrower has demonstrated that it will be able to comply with the terms of SECTION 7.16 with respect to such assets or the Collateral Agent has satisfied itself, in its reasonable business judgment, with the periodic reporting that the Borrower is able to provide with respect to such assets. In connection with the foregoing, the Collateral Agent agrees, upon request therefor by the Borrower, to, in the Collateral Agent's reasonable business judgment, either (x) conduct a field audit of the assets to be acquired in connection with any Permitted Acquisition, at the Borrower's expense, and to report the results thereof to the Borrower (including without limitation the Collateral Agent's judgment on the suitability of such assets for advance), as soon as reasonably possible and in any event, within twenty-five (25) Business Days after request therefor by the Borrower or (y) agree within such twenty-five (25) Business Day period without conducting an audit that such assets may be included in determining Loan Availability. The Borrower shall also be permitted to obtain financing for any Permitted Acquisition from Persons other than the Agents or the Lenders, so long as (i) the Permitted Acquisition is consummated by a New Subsidiary that retains a separate corporate existence from that of the Borrower and the other Designated Companies, (ii) the assets of such New Subsidiary are not included in determining Loan Availability, and (iii) the Borrower remains in compliance with the other requirements set forth above for Permitted Acquisitions.

                      "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

                      "PLAN" shall have the meaning assigned to such term in
SECTION 6.23.

                      "PORTION" shall have the meaning assigned to such term in
SECTION 2.6.

                      "PROHIBITED TRANSACTION" shall have the meaning assigned to such term in SECTION 6.23.

                      "PROJECTIONS" shall mean, collectively, the consolidated projected financial statements of the Designated Companies which are attached hereto as SCHEDULE 6.4 hereto and are required to be delivered pursuant to
SECTION 6.4 and those required to be delivered to the Agents pursuant to SECTION
7.1. The initial set of Projections delivered pursuant to SECTION 6.4 shall cover the five (5) year period immediately following January 1, 1996 and shall be prepared on a quarterly basis for the first two years and on an annual basis for the third, forth and fifth years. The Projections to be delivered for the 1997 fiscal year and subsequent fiscal years shall cover the three (3) fiscal year period immediately following the date thereof, shall be prepared in a manner consistent with the initial set of Projections delivered pursuant to
SECTION 6.4 and attached hereto as SCHEDULE 6.4, except that they shall be prepared on a monthly basis for the first year and an annual basis for the second and third years, and shall include: (a) projected balance sheets, (b) projected cash flow statements, (c) projected profit and loss statements, (d) projected capital expenditures detailed by anticipated major expenditures and
(e) appropriate supporting details and statements of underlying assumptions.

                      "PRO RATA SHARE" shall mean the percentage interest of each Lender as indicated on the signature pages to this Agreement or in an Assignment and Acceptance Agreement executed by such Lender.

                      "RATE DECREASE EVENT" shall mean the satisfaction, as of the last day of any calendar quarter, commencing December 31, 1996, that the Applicable Domestic

Margin is equal to one-quarter of one percent (0.25%) and the Applicable LIBOR Margin is equal to two and one-quarter percent (2.25%), of all of the following conditions: (a) as of such date, no Default or Event of Default is in existence,
(b) Tangible Net Worth during the two successive calendar quarters ending on such date is greater than or equal to Thirty Million Dollars ($30,000,000), (c) the Debt Service Coverage Ratio for each of such two calendar quarters is greater than or equal to 1.5:1.0 and (d) average Excess Loan Availability for the sixty (60) day period ending on such date is greater than or equal to Ten Million Dollars ($10,000,000); provided, that compliance with CLAUSES (B) AND
(C) above shall be determined pursuant to the consolidated monthly (or, for the last month in any fiscal year, the annual audited) financial statements of the Designated Companies for such period, all delivered pursuant to SECTION 7.1 and shall prospectively take effect ten (10) Business Days after the date of delivery of such financial statements to the Administrative Agent.

                      "RATE INCREASE EVENT" shall mean the occurrence, at any time that the Applicable Domestic Margin is equal to zero percent (0.0%) and the Applicable LIBOR Margin is equal to two percent (2.00%), of any of the following events: (a) notice to the Borrower by the Administrative Agent of the occurrence of a Default, (b) the expiration of a sixty (60) day period for which average Excess Loan Availability is less than Five Million Dollars ($5,000,000), (c) as of the last day of any calendar quarter, commencing December 31, 1996, Tangible Net Worth is less than Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000) or (d) as of the last day of any calendar quarter, commencing December 31, 1996, the Debt Service Coverage Ratio for each of the two successive calendar quarters ending on such date is less than 1.5:1.0; provided, that compliance with CLAUSES (C) AND (D) above shall be determined pursuant to the consolidated monthly (or, for the last month in any fiscal year, the annual audited) financial statements of the Designated Companies for such period, all delivered pursuant to SECTION 7.1 and shall prospectively take effect ten (10) Business Days after the date of delivery of such financial statements to the Administrative Agent.

                      "REFUSAL PERIOD" shall have the meaning assigned to such term in SECTION 11.15(A).

                      "RELEASE" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, as "environment" is defined in CERCLA.

                      "REPORTABLE EVENT" shall have the meaning assigned to such term in SECTION 6.23.

                      "REQUISITE LENDERS" shall mean Lenders having, in the aggregate, Pro Rata Shares of at least sixty percent (60%), and shall include both Agents; provided, that at any time that Agents between them have Pro Rata Shares that in the aggregate equal or exceed sixty percent (60%); "Requisite Lenders" shall mean both Agents and one other Lender.

                      "RESERVE PERCENTAGE" shall mean, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other applicable regulation of the Federal Reserve Board) on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. The Agents and the Lenders acknowledge that as of the date hereof, the Reserve Percentage is equal to zero percent (0.00%).

                      "RESERVES" shall mean reserves against Loan Availability of the Borrower established by the Requisite Lenders from time to time pursuant to SECTION 2.1(B).

                      "RESPOND" or "RESPONSE" shall mean any action taken pursuant to Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate or assess the Release of a Hazardous Substance.

                      "REVOLVING CREDIT NOTES" shall have the meaning assigned to such term in SECTION 2.1.

                      "REVOLVING LOANS" shall have the meaning assigned to such term in SECTION 2.1.

                      "SELLING LENDER" shall have the meaning assigned to such term in SECTION 11.9(A).

                      "SCHEDULE OF INVENTORY" shall have the meaning assigned to such term in SECTION 3.1.

                      "SPECIAL AMOUNT" shall mean an amount equal to the sum of
(a) if during 1996, the Borrower expenses, rather than amortizes, all or any portion of the upfront fee paid to CIBC Inc. in connection with the $15,000,000 Senior Subordinated Promissory Note issued by the Borrower to CIBC Inc., the lesser of (i) the actual amount of such upfront fee that is so expensed, on an after-tax basis and (ii) Two Hundred Twenty-Five Thousand Dollars ($225,000) and
(b) if during 1996, American Assemblies & Design, Inc. closes its operations in Lisle, Illinois, the lesser of (i) the actual amount of consolidated losses incurred by the Borrower

(on an after-tax basis) in connection with such closure and (ii) One Hundred Sixty-Five Thousand Dollars ($165,000).

                      "STANDBY LETTER OF CREDIT LIMIT" shall mean Ten Million Dollars ($10,000,000).

                      "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Borrower or any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by the Borrower.

                      "TANGIBLE NET WORTH" shall mean, with respect to the Designated Companies, the sum of (a) the amount of stockholders equity of the Designated Companies, minus (b) the amount shown on the balance sheet of the Designated Companies for patents, trademarks, trade names, copyrights, franchises and deferred charges (including without limitation unamortized debt discount and expenses, organization costs, deferred research and development expenses), non-competition payments, goodwill and such other assets as are properly classified as "intangible assets" in accordance with GAAP, minus (c) all loans to employees, if the aggregate outstanding amount of such loans exceeds One Hundred Thousand Dollars ($100,000), plus (d) up to Five Million Dollars ($5,000,000) in the aggregate of goodwill purchased by, and non-competition assets of, or liabilities incurred by, the Designated Companies in connection with any Permitted Acquisitions that are consummated after the date hereof, plus (e) with respect only to calculations made on any testing date on or prior to December 31, 1996, the Special Amount, all determined on a consolidated basis in accordance with GAAP.

                      "TARGET" shall have the meaning assigned to such term in the definition of the term "Permitted Acquisition."

                      "TAX CODE" shall have the meaning assigned to such term in
SECTION 6.23.

                      "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                      "TERM" shall have the meaning assigned to such term in
SECTION 2.8.

                      "TOTAL LIABILITIES" shall mean, with respect to any Person, all liabilities, indebtedness and obligations of such Person of every kind or nature, including without limitation all liabilities that would be reflected as such on a balance sheet prepared in accordance with GAAP, all obligations in respect of any guaranty, all obligations in respect of any capital lease, all obligations, indebtedness and liabilities whether unsecured or secured by a lien or security interest on any property or assets of such Person, and all redeemable preferred stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, all determined on a consolidated basis in accordance with GAAP.

                      "WEEKLY REPORT" shall have the meaning assigned to such term in SECTION 3.1.

         1.2.         ACCOUNTING TERMS.

                      Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

         1.3.         OTHERS DEFINED IN CODE.

                      All terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Code to the extent the same are used or defined therein.

         2.           CREDIT.

         2.1.         REVOLVING LOANS.

                      (a) LOAN AVAILABILITY. Provided there does not then exist a Default or an Event of Default, and subject to the provisions of
SECTION 4, each Lender will, from time to time, up to and including the day before the last day of the Initial Term or, if extended pursuant to SECTION 2.8, any subsequent Term, upon the Borrower's request made in the manner set forth in
SECTION 2.1(D) or upon the Borrower's deemed request made in the manner set forth in SECTION 2.1(E), advance to the Borrower on a revolving credit basis (the "Revolving Loans") such Lender's Pro Rata Share of an aggregate amount equal to up to the lesser of (a) the Maximum Facility, less the aggregate Letter of Credit Exposure and plus the portion of the Letter of Credit Exposure that is cash collateralized to the Administrative Agent's satisfaction and (b) Loan Availability, less one hundred percent (100%) of the aggregate Letter of Credit Exposure with respect to commercial Letters of Credit (provided, that, in the Collateral Agent's reasonable judgment, such percentage may be reduced to fifty percent (50%) with respect to any portion of such Letter of Credit Exposure that relates to the purchase of Franchise Inventory and eighty percent (80%) with respect to any portion of such Letter of Credit Exposure that relates to the purchase of Non-Franchise Inventory), less one hundred percent (100%) of the aggregate Letter of Credit Exposure with respect to standby Letters of Credit and plus the portion of the Letter of Credit Exposure that is cash collateralized to the Administrative Agent's satisfaction. As used herein, "Loan Availability" at any time shall mean the sum of the following:

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


                      (i) eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts at such time; PLUS

                      (ii) the least of (a) the sum of (x) fifty percent (50%) of the value of Eligible Inventory consisting of Franchise Inventory and (y) twenty percent (20%) of the value of Eligible Inventory consisting of Non-Franchise Inventory, (b) the applicable Floating Inventory Cap and (c) Fifty Million Dollars ($50,000,000). For purposes of this clause (ii), Inventory will be valued at the lower of average cost or market value.

                      (b) RESERVES. The Requisite Lenders shall have the right to establish such Reserves against the Loan Availability of the Borrower as the Requisite Lenders deem proper and necessary from time to time in their reasonable business judgment. By way of example and not by way of limitation, the Requisite Lenders may establish Reserves with respect to matters such as (i) amounts owing by any Designated Company to any Person to the extent secured by a lien on, or trust over, property of such Designated Company, or that would otherwise adversely affect Lenders' rights in the Collateral, (ii) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of business, (iii) other matters adversely affecting Lenders' rights in or access to the Collateral and (iv) other sums chargeable to the Loan Account as Revolving Loans under this Agreement. Commencing on the date following the Closing Date, Reserves will be taken in the aggregate amount by which the obligations and indebtedness of any Designated Company (determined in the manner set forth in the next to last sentence of SECTION 8.2), exceed One Hundred Thousand Dollars ($100,000), including without limitation any amounts owing by All American Added Value, Inc. ("Added Value"), All American A.V.E.D., Inc. ("A.V.E.D."), All American Semiconductor of Chicago, Inc. ("Chicago") or All American Semiconductor of Philadelphia, Inc. ("Philadelphia"), in each case in excess of One Hundred Thousand Dollars ($100,000).

                      (c) GENERAL REVOLVING LOAN PROVISIONS. Each Lender irrevocably agrees that it shall make its Pro Rata Share of each Revolving Loan in accordance with the terms of this Agreement. Payments made by the Administrative Agent to any Person on account of any Letter of Credit shall constitute Revolving Loans hereunder, the proceeds of which shall be used to reimburse the Administrative Agent for such payments. Each advance to the Borrower under this SECTION 2.1 shall, on the day of such advance, be deposited, in immediately available funds, in the Borrower's demand deposit account with the Administrative Agent, subject to further instructions from the Borrower in accordance with the Administrative Agent's normal procedures. The indebtedness of the Borrower under this SECTION 2.1 shall be evidenced by revolving credit notes issued by the Borrower to each Lender in the form attached hereto as EXHIBIT A (the "Revolving Credit Notes"). The provisions of the Revolving Credit Notes notwithstanding, the Liabilities evidenced by the Revolving Credit Notes shall become immediately due and payable upon the earlier to occur of (A) the last day of the Initial Term or, if extended pursuant to SECTION 2.8, any subsequent Term and (B) the acceleration of the Liabilities. The Borrower agrees that if at any time the sum of the outstanding principal amount of the Revolving Loans PLUS the aggregate Letter of Credit Exposure shall exceed the lesser of the Maximum Facility and Loan Availability, the Borrower shall promptly pay the Administrative Agent, for the account of the Lenders, such amount as is necessary to eliminate such excess, together with accrued interest thereon. The obligation of the Lenders to fund the Revolving Loans will be several and not joint.

                      (d)           REQUESTING ADVANCES AND LETTERS OF CREDIT.
The Borrower may request advances of the Revolving Loans to the demand deposit account described in SECTION 2.1(C), and issuance of Letters of Credit from time to time, by sending to the Administrative Agent (i) with respect to a request for a Domestic Rate Portion, by no later than 12:00 p.m. (Chicago time) on the date on which such Domestic Rate Portion is requested to be made hereunder, a written or telephonic request from an officer of the Borrower (or any Person authorized by the Borrower pursuant to a written list provided to the Administrative Agent) for a Loan in a specific amount, (ii) with respect to a request by the Borrower for a LIBOR Portion, by no later than 12:00 p.m. (Chicago time) three (3) Business Days prior to the day on which such LIBOR Portion is requested, a written or telephonic request from an officer of the Borrower (or any Person authorized by the Borrower pursuant to a written list provided to the Administrative Agent) and (iii) with respect to a request by the Borrower for the issuance of a Letter of Credit, by no later than 12:00 p.m. (Chicago time) three (3) Business Days prior to the date on which a Letter of Credit is requested to be issued hereunder, an executed Application for such Letter of Credit in form and substance reasonably acceptable to the Administrative Agent. In addition, each request for a Loan or a Letter of Credit shall be accompanied by all reports and documents required to be delivered to either Agent or any Lender pursuant to this Agreement on any of the Financing Agreements on or prior to the date of such request that have not previously been delivered to such Agent or Lender. The Administrative Agent shall have no liability to the Borrower or any other Person as a result of acting on any written or telephonic request that the Administrative Agent believes in good faith to have been made by any Person set forth on a written list provided by the Borrower to the Administrative Agent from time to time.

                      (e) AUTHORIZED ADVANCES. The Borrower hereby irrevocably authorizes the Agents and the Lenders to make disbursements of Revolving Loans on the Borrower's behalf on each Business Day on and after such time, if any, as the Borrower establishes controlled disbursement accounts with the Administrative Agent, in each case in an amount equal to the lesser of (i) the amount available to be borrowed by the Borrower on such Business Day under
SECTION 2.1(A) and (ii) the Borrower's cash needs on such Business Day based on the aggregate face amount of checks clearing the Borrower's account on such Business Day (the "Borrower's Cash Requirements"). Each Agent and each Lender hereby agrees to make such Revolving Loans at such times, so long as all applicable conditions to making such Revolving Loans contained in this Agreement have been satisfied, including without limitation all of the conditions contained in SECTION 4.2. All such Revolving Loans shall be disbursed by the Administrative Agent, on behalf of the Lenders, to the Borrower's demand deposit account described in SECTION 2.1(C). The Borrower, the Agents and the Lenders agree that the foregoing authorization shall be deemed to be a continuing request by the Borrower for the advance by the Administrative Agent, on behalf of the Lenders, of Revolving Loans, that is remade on each Business Day on which the amount of the Borrower's Cash Requirements is greater than zero. Thus, each advance by the Administrative Agent, on behalf of the Lenders, under this
SECTION 2.1(E) shall be deemed to have been made in response to a request therefor by the Borrower. No telephonic or written request for advances shall be required in order to authorize the Administrative Agent, on behalf of the Lenders, to make the advances described in this SECTION 2.1(E). Each Revolving Loan made under this SECTION 2.1(E) shall be deemed to be a Domestic Rate Portion.

         2.2.         LETTERS OF CREDIT.

                      (a) GENERAL TERMS. Provided there does not then exist a Default or an Event of Default, and subject to the provisions of SECTION 4, the Administrative Agent shall, from time to time, up to and including the day before the last day of the Initial Term or, if extended pursuant to SECTION 2.9, any subsequent Term, issue upon the Borrower' request and for the Borrower's account, irrevocable standby and documentary letters of credit (collectively, the "Letters of Credit"). The Letter of Credit Exposure for Standby Letters of Credit shall not at any time exceed the Standby Letter of Credit Limit, the Letter of Credit Exposure for commercial Letters of Credit shall not at any time exceed the Commercial Letter of Credit Limit, the aggregate Letter of Credit Exposure shall not at any time exceed the Letter of Credit Limit and the amount otherwise available for Revolving Loans to the Borrower shall be reduced by one hundred percent (100%) of the amount of the aggregate Letter of Credit Exposure for commercial Letters of Credit (provided, that in the Collateral Agent's reasonable judgment, such percentage may be reduced to fifty percent (50%) with respect to any portion of such Letter of Credit Exposure that relates to the purchase of Franchise Inventory and eighty percent (80%) with respect to any portion of such Letter of Credit Exposure that relates to the purchase of Non-Franchise Inventory) and by one hundred percent (100%) of the aggregate Letter of Credit Exposure with respect to standby Letters of Credit and shall be increased by the portion of the aggregate Letter of Credit Exposure that is cash collateralized to the Administrative Agent's satisfaction. Payments made by the Administrative Agent to any Person on account of any Letter of Credit shall constitute Revolving Loans hereunder, the proceeds of which Revolving Loans shall be used to reimburse the Administrative Agent for such payments.

                      (b) TERM. Each Letter of Credit issued shall have an expiry date not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) the last day of the Initial Term or any renewal Term, if applicable.

                      (c) GENERAL CHARACTERISTICS. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Administrative Agent for the issuance of standby or commercial letters of credit, as the case may be, as to form and substance, and be a letter of credit which the Administrative Agent may lawfully issue.

                      (d) APPLICATIONS. At the time the Borrower requests a Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), the Borrower shall execute and deliver to the Administrative Agent an application for such Letter of Credit in the form then customarily prescribed by the Administrative Agent (individually an "Application" and collectively the "Applications"). Subject to the other provisions of this Section, the obligation of the Borrower to reimburse the Administrative Agent for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) in the event the Administrative Agent is not reimbursed by the Borrower for the amount the Administrative Agent pays on any draft drawn under a Letter of Credit issued hereunder by 12:00 p.m. (Chicago time) on the date when such drawing is paid, the obligation of the Borrower to reimburse the Administrative Agent for the amount of such draft paid shall bear interest (which the Borrower hereby promises to pay on demand) from and after the date the draft is paid until payment in full thereof at the rate per annum determined by adding two percent (2%) to the interest rate applicable to the Domestic Rate Portions as from time to time in effect, (ii) the Borrower shall pay fees in connection with each Letter of Credit as set forth in SECTION 2.6(C) hereof, (iii) prior to the occurrence of a Default or an Event of Default, the Administrative Agent will not call for additional collateral security or guaranties for the obligations of the Borrower under the Applications other than the collateral security contemplated by this Agreement and the other Financing Agreements and (iv) prior to the occurrence of a Default or an Event of Default, the Administrative Agent will not call for the funding of a Letter of Credit by the Borrower prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date).

                      (e) LETTER OF CREDIT INDEMNITY. The Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent harmless from and against any and all claims, actions, causes of action, judgments, suits, obligations, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which it may incur or be subject to as a consequence, direct or indirect, of the issuance of the Letters of Credit, or any drawing or purported drawing thereunder, other than as a result of the gross negligence or willful misconduct of the Administrative Agent. Except for the Administrative Agent's gross negligence or willful misconduct, the Borrower shall assume all risks of the acts, omissions or misuse of the Letters of Credit by the beneficiaries thereof. Except for the Administrative Agent's gross negligence or willful misconduct, the Administrative Agent shall not be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all aspects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letters of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (d) for errors in interpretation of technical terms; (e) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letters of Credit or of the proceeds thereof; and (f) for any consequences arising from causes beyond the control of the Administrative Agent.

         2.3. PRINCIPAL BALANCE OF LIABILITIES NOT TO EXCEED THE FACILITY LIMITS AND SUBLIMITS.

                      The sum of the aggregate outstanding principal balance of the Loans made under this Agreement and the aggregate Letter of Credit Exposure shall not, at any given time, exceed the Maximum Facility. The Borrower agrees that if at any time any such excess shall arise, the

Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, such amount as may be necessary to eliminate such excess, together with accrued interest thereon. The Borrower further agrees that if at any time any of the limits or ratios contained in SECTION 2.1 or 2.2 are exceeded, the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, such amount as may be necessary to eliminate such excess, together with accrued interest thereon.

         2.4.         BORROWER'S LOAN ACCOUNT.

                      The Administrative Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (a) all Loans made and Letters of Credit issued by the Lenders, or the Administrative Agent for the account of the Lenders, pursuant to this Agreement, (b) all payments made on all such Loans and Letters of Credit and (c) all other appropriate debits and credits as provided in this Agreement or any of the other Financing Agreements, including without limitation all fees, charges, expenses and interest. At its request, the Borrower may have access to the information in the Loan Account by direct computer link-up with the Administrative Agent. All entries in the Loan Account shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The Borrower promises to pay the amount reflected as owing by it under its Loan Account and all of its other obligations hereunder as such amounts become due or are demanded or declared due pursuant to the terms of this Agreement, subject to the last sentence of SECTION 2.5.

         2.5.         STATEMENTS.

                      All Loans to, and Letters of Credit issued for the benefit of, the Borrower, and all other debits and credits provided for in this Agreement or any of the other Financing Agreements, shall be evidenced by entries made by the Administrative Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as the Administrative Agent shall have rendered to each Lender and the Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on the Administrative Agent's most recent computer printout, shall be rebuttably presumptive evidence of the amounts due and owing the Lenders by the Borrower. From time to time, the Administrative Agent shall render to the Borrower a statement setting forth the balance of the Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by the Administrative Agent but shall, absent manifest or objectively verifiable errors or omissions, be presumed correct and binding upon the Borrower and shall constitute an account stated unless, within sixty (60) days after receipt of any statement from the Administrative Agent, the Borrower or any Lender shall deliver to the Administrative Agent written objection thereto specifying the error or errors, if any, contained in such statement.

         2.6.         INTEREST.

                      The Borrower shall pay to the Administrative Agent, for the account of the Lenders, interest on the outstanding principal balance of the Loans outstanding to the Borrower, as follows:

         (a) Subject to all of the terms and conditions of this Agreement, portions of the Revolving Loans (all of the Revolving Loans bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Borrower, bear interest with reference to the Domestic Rate (a "Domestic Rate Portion") or with reference to an Adjusted LIBOR ("LIBOR Portions") and Portions may be converted from time to time from one basis to the other. All of the Revolving Loans to the Borrower which are not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the Revolving Loans which bear interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. There shall not be more than five (5) LIBOR Portions applicable to the Revolving Loans outstanding to the Borrower at any one time. Anything contained herein to the contrary notwithstanding, the obligation of Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrower hereby promises to pay interest on each Portion at the rates and times specified in this SECTION 2.

                           (i)      The Domestic Rate Portions shall bear
interest at the rate per annum determined by adding the Applicable Domestic Margin to the Domestic Rate as in effect from time to time. Interest on the Domestic Rate Portions shall be payable monthly on the first day of each month in each year (commencing June 1, 1996) and at maturity of the Revolving Loans and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

                           (ii)     Each LIBOR Portion shall bear interest for
each Interest Period selected therefor at a rate per annum determined by adding the Applicable LIBOR Margin to the Adjusted LIBOR for such Interest Period. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Borrower shall notify Administrative Agent on or before 12:00 p.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Borrower shall notify the Administrative Agent of the new Interest Period selected therefor, and in the event the Borrower shall fail to notify Administrative Agent, such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion of the Borrower as of and on the last day of such Interest Period.

                           (iii)            Each LIBOR Portion shall be in a
minimum amount of One Million Dollars ($1,000,000) or such greater amount which is an integral multiple of One Hundred Thousand Dollars ($100,000); and the aggregate amount of all LIBOR Portions shall not at any time exceed the Maximum Facility.

                      (b) Upon the occurrence and during the continuation of any Default hereunder, the Borrower hereby provides to pay interest on the outstanding principal balance of the Loans owing by the Borrower at a rate per annum of two percent (2%) PLUS the otherwise applicable rate of interest specified above in SECTION 2.6 (A); the foregoing will be in addition to any increase in the Applicable LIBOR Margin or the Applicable Domestic Margin caused by the occurrence of such Default.

                      (c) All interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

         2.7.         FEES.

                      (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, an unused facility fee determined by (i) subtracting from the Maximum Facility, the sum of the average daily outstanding Revolving Loans during the immediately preceding calendar month and the average daily Letter of Credit Exposure during the immediately preceding calendar month,
(ii) multiplying the portion of the result that is less than or equal to Twenty-Five Million Dollars ($25,000,000) by one-eighth of one percent (0.125%) per annum, (iii) multiplying the portion of the result that exceeds Twenty-Five Million Dollars ($25,000,000), if any, by one-quarter of one percent (0.25%) per annum and (iv) adding together the amounts described in clauses (ii) and
(iii). The unused facility fees shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed and shall be payable monthly in arrears on the first day of each calendar month commencing June 1, 1996.

                      (b) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a Letter of Credit fee equal to one-half of one percent (0.50%) per annum of the average aggregate Letter of Credit Exposure for Letters of Credit during the immediately preceding calendar month, computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. In addition, the Borrower will pay to the Administrative Agent, for its own account, the Administrative Agent's customary issuance and processing charges and fees for all Letters of Credit. All of the foregoing fees and charges shall be payable monthly in arrears on the first day of each calendar month commencing June 1, 1996. Following the occurrence and during the continuance of a Default, the Letter of Credit fees shall be charged at the per annum rate of two and one-half percent (2.50%) of the average aggregate Letter of Credit Exposure for Letters of Credit during the immediately preceding calendar month.

                      (c) The Borrower shall pay an audit fee which shall be computed in accordance with the Collateral Agent's standard operating procedures (which currently is computed at the rate of Five Hundred Dollars ($500) per auditor per day), which shall be payable by the Borrower as incurred. The Collateral Agent shall conduct all audits, but the Administrative Agent shall be entitled to send its auditors along with those of the Collateral Agent; if the Administrative Agent's auditors are participating in any audit, as opposed to merely observing the same, the Borrower will be required to pay the audit fees with respect to non-duplicative work conducted by the Administrative Agent's auditors, in addition to the audit fees with respect to the Collateral Agent's auditors. The audit fees shall be paid to the Administrative Agent for distribution to the Collateral

Agent and the Administrative Agent, as appropriate. The Borrower shall pay to the Administrative Agent all reasonable travel and other reasonable out-of-pocket audit expenses incurred by the Collateral Agent and the Administrative Agent, which shall be payable by the Borrower as incurred. The Agents and the Lenders agree that unless a Default or an Event of Default is in existence, the Borrower shall not be liable for audit fees, costs and expenses for more than three (3) audits in any calendar year, plus the audit fees, costs and expenses of any audits conducted pursuant to the last paragraph of the definition of the term "Permitted Acquisitions."

                      (d) The Borrower shall pay to the Administrative Agent, for the account of the Collateral Agent, an agency fee equal to Seventy-Five Thousand Dollars ($75,000) per annum, payable quarterly in advance in equal installments of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750), commencing on the Closing Date and continuing on each quarterly anniversary thereof.

                      (e) The Borrower shall pay to the Administrative Agent, for the account of the Agents, an arrangement fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000). The arrangement fee shall be fully earned and payable on the Closing Date.

         2.8.         TERM OF THIS AGREEMENT.

                      This Agreement shall be effective until May 3, 2001 (the "Initial Term"), and may be renewed for successive periods ("Terms") of one year upon the prior written agreement of the Borrower and each Lender, unless terminated as provided in this SECTION 2.8 or following prepayment under SECTION
2.9. Each party hereto shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any subsequent Term by giving the other parties ninety (90) days prior written notice as set forth below; PROVIDED, HOWEVER, that (a) all of each Agent's and each Lender's rights and remedies under this Agreement and (b) the security interests created under SECTION 5.1 and under any of the other Financing Agreements, shall survive such termination until all of the Liabilities under this Agreement and the other Financing Agreements (including without limitation contingent reimbursement obligations with respect to Letters of Credit) have been paid in full. In addition, the Lenders may demand repayment of the Liabilities and the Liabilities may be accelerated, each as set forth in SECTION 9.1. Upon the effective date of termination, all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities hereunder shall have been fully paid and satisfied, the Collateral Agent shall be entitled to retain its security interests, for the benefit of the Lenders, in and to all existing and future Collateral and the Designated Companies shall continue to remit collections of Accounts and proceeds as provided herein.

         2.9.         OPTIONAL PREPAYMENTS.

                      The Borrower may, at its option, prepay at any time during the Initial Term or any renewal Term all or any portion of the Liabilities. Prepayments of a portion of the Liabilities may be made by the Borrower without incurring a premium or prepayment fee; PROVIDED, that the Collateral Agent shall not be required to release its security interests, for the benefit of the Lenders, in any of the Collateral in connection with any such partial prepayment. If the Borrower prepays all of the Liabilities in full prior to the end of the Initial Term or any renewal Term and terminates this Agreement, the Borrower shall pay the Administrative Agent, for the benefit of the Lenders, as liquidated damages and compensation for the costs of the Lenders' being prepared to make funds available to the Borrower under this Agreement, a prepayment fee equal to (a) three percent (3%) of the Maximum Facility if such prepayment and termination occurs on or prior to the first anniversary of the date hereof, (b) two percent (2%) of the Maximum Facility if such prepayment and termination occurs after the first anniversary of the date hereof and on or prior to the second anniversary of the date hereof, or (c) one percent (1%) of the Maximum Facility if such prepayment and termination occurs after the second anniversary of the date hereof, but on or prior to the third anniversary of the date hereof or during any renewal Term, as applicable.

         2.10.        LIMITATION ON CHARGES.

                      It being the intent of the parties that the rate of interest and all other charges to the Borrower be lawful, if for any reason the payment of a portion of the interest or other charges otherwise required to be paid under this Agreement would exceed the limit which the Lenders may lawfully charge the Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall be refunded to the Borrower, on a pro rata basis among the Lenders, so that under no circumstances shall the interest or other charges required to be paid by the Borrower hereunder exceed the maximum rate allowed by law.

         2.11.        METHOD FOR MAKING PAYMENTS.

                      (a) All payments that the Borrower is required to make to either Agent or any Lender under this Agreement or under any of the other Financing Agreements shall be made in immediately available funds not later than 1:00 p.m. (Chicago time) on the date of payment at the Administrative Agent's office at 111 West Monroe Street, Chicago, Illinois 60603, or at such other place as the Administrative Agent directs from time to time, or, in the Administrative Agent's sole discretion, by appropriate debits to the Loan Account. Payments made after 1:00 p.m. (Chicago time) shall be deemed to have been made on the next succeeding Business Day.

                      (b) The Borrower, the Collateral Agent and the Lenders hereby authorize the Administrative Agent, and the Administrative Agent may, in its sole discretion, charge to the Borrower at any time when due, all or any portion of any of the Liabilities, including without limitation principal, interest, fees, costs and expenses for which the Borrower is liable under the terms of this Agreement or any other Financing Agreement, by charging any bank account of the Borrower with the Administrative Agent or by advancing the amount thereof as a Revolving Loan, in each case, on behalf of the Lenders; PROVIDED, that the provisions of this SECTION 2.11(B) shall have no effect on the Borrower's obligation to pay when due all amounts payable by the Borrower under this Agreement or any other Financing Agreement. The Administrative Agent agrees to provide notice to the Borrower of each charge or advance made by it under this SECTION 2.11(B) as soon thereafter as is reasonably practicable.

         2.12. METHOD OF SELECTING RATE OPTIONS; ADDITIONAL PROVISIONS REGARDING LIBOR PORTIONS.

                      (a) The Borrower shall notify the Administrative Agent by 12:00 p.m. (Chicago time) at least three (3) Business Days prior to the date upon which the Borrower requests that any LIBOR Portion be created or that any part of its Domestic Rate Portion be converted into a LIBOR Portion. If any request is made to convert a LIBOR Portion into a Domestic Rate Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Administrative Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Administrative Agent in good faith believes to be an authorized representative of the Borrower without the need of independent investigation, the Borrower hereby indemnifying the Administrative Agent from any liability or loss ensuing from so acting.

                      (b) Notwithstanding any other provision of this Agreement, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Borrower and the Administrative Agent and the obligation of the Lenders to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain such LIBOR Portion. The Borrower, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon, prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to the Lenders with respect thereto under this Agreement; PROVIDED, HOWEVER, that the Borrower may elect to convert the principal amount of the affected Portion into another type of Portion available hereunder, subject to the terms and conditions of this Agreement.

                      (c) Notwithstanding any other provision of this Agreement, if prior to the commencement of any Interest Period, any Lender shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lender in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lender shall promptly give notice thereof to the Borrower and the Administrative Agent and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period, shall terminate until deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

                      (d) In the event any Lender shall incur any loss, cost or expense (including without limitation any loss (excluding loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

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                           (i)      any payment of a LIBOR Portion on a date
other than the last day of the then applicable Interest Period for any reason, whether before or after Default, and whether or not such payment is required by any provisions of this Agreement; or

                           (ii)     any failure by the Borrower to create,
borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to the Borrower and the Administrative Agent a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in a reasonable detail and such certificate shall be conclusive if reasonably determined.

                      (e) Any Lender may, at its option, elect to make, fund or maintain Portions of the Loans hereunder at such of its branches or offices as such Lender may from time to time elect.

                      (f) Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

         2.13.        YIELD PROTECTION.

                      If in the reasonable interpretation of either Agent or any Lender the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) after the date hereof, or any change therein after the date hereof, or any change in the interpretation or administration thereof after the date hereof, or the compliance of such Agent or Lender therewith after the date hereof,

                      (a) subjects such Agent or Lender to any tax, duty, charge, fee, deduction or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of such Agent or Lender or taxation measured by the capital or assets of such Agent or Lender), or changes the basis of taxation of payments to such Agent or Lender in respect of the Financing Agreements or other amounts due it hereunder, or

                      (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Agent or Lender, or

                      (c) imposes or increases or renders applicable any special deposit, assessment, insurance charge, reserve or liquidity or other similar requirement (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by such Agent or Lender, or

                      (d) imposes any other condition the result of which is to increase the cost to such Agent or Lender of making, funding or maintaining advances or reduces any amount receivable by such Agent or Lender in connection with advances, or requires such Agent or Lender to make any payment calculated by reference to the amount of advances held or interest received by it, by an amount deemed material by such Agent or Lender, or

                      (e) affects the amount of capital required or expected to be maintained by such Agent or Lender or any corporation controlling such Agent or Lender and such Agent or Lender determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make loans hereunder or of commitments of this type, then, within fifteen (15) days of demand by such Agent or Lender, the Borrower shall pay such Agent or Lender that portion of such increased expense incurred (including, in the case of CLAUSE (E), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account such Agent's or Lender's policies as to capital adequacy) or reduction in an amount received which such Agent or Lender determines is attributable to making, funding and maintaining the Financing Agreements.

         3.           REPORTING AND ELIGIBILITY REQUIREMENTS/COLLATERAL.

         3.1.         MONTHLY REPORTS AND WEEKLY REPORTS.

                      The Borrower shall submit to the Collateral Agent, not later than the twentieth (20th) day of each month, a report (the "Monthly Report"), accompanied by a certificate in the form attached hereto as EXHIBIT B, which shall be signed by the chief financial officer of the Borrower. Each Monthly Report shall include, as of the last business day of the preceding month, on a consolidated basis: (a) an aged trial balance of each Designated Company's Accounts (the "Accounts Trial Balance") indicating which Accounts remain unpaid thirty (30), sixty (60) and ninety (90) days past the invoice date thereof and, in each case, listing the names of all applicable Account Debtors;
(b) a reconciliation of Inventory and Accounts of each Designated Company in the forms attached hereto as EXHIBIT C; (c) an aging with respect to accounts payable (including book overdrafts) of each Designated Company; (d) the outstanding principal balance of the Liabilities owing by the Borrower (which representation regarding the balance of the Liabilities will not, in any event, be binding on the Lenders); and (e) if requested by the Collateral Agent, a listing of all outstanding guarantees of the Borrower and its Subsidiaries, if any.

                      In addition, with respect to Inventory, each Monthly Report shall include, (i) at all times, (A) a schedule of Inventory valued at average cost of the Designated Companies (the "Initial Schedules of Inventory") and separately listing (x) the total value of all Franchise Inventory, (y) the total value of all Non-Franchise Inventory, (z) the total value of all Inventory owned by each

Designated Company by location or in the possession of any public warehouseman, processor, assembler, consignee or other bailee; and (B) a sales backlog report and (ii) at all times on and after November 1, 1996, an additional schedule of Inventory valued at average cost of the Designated Companies (the "Additional Schedules of Inventory") and separately listing (v) the total value of all Franchise Inventory purchased from each individual vendor or distributor, (w) the total value of all Franchise Inventory of each product type or group, (x) the Franchise Inventory turnover rate of each product type or group for the prior month, which shall be equal to (I) the product of the aggregate cost of goods sold for such product type or group for the applicable month, divided by
(II) the aggregate gross book value of such product type or group on the first day of such month, (y) the total value of all Inventory line items that have an average cost of less than Two Hundred Dollars ($200) and (z) the total value of Franchise Inventory that cannot be returned to the vendor or distributor thereof. The Borrower and the Agents agree to meet on or about August 1, 1996 to discuss the information that will required to be reported in the Additional Schedules of Inventory with respect to Non-Franchise Inventory. The Initial Schedules of Inventory and the Additional Schedules of Inventory are hereinafter collectively referred to as the "Schedules of Inventory."

         In addition, not less than once each week the Borrower shall provide the Collateral Agent a written report in the form of EXHIBIT D hereto (the "Weekly Report") signed by the chief financial officer of the Borrower (or any Person authorized by the Borrower pursuant to a written list provided to the Administrative Agent), describing, in a form and with such specificity as is satisfactory to the Collateral Agent, all Eligible Accounts created or acquired by any Designated Company subsequent to the immediately preceding Weekly Report. The Borrower shall furnish copies of any other reports or information, in a form and with such specificity as is reasonably satisfactory to the Collateral Agent, concerning Accounts included, described or referred to in the Weekly Reports and any other documents in connection therewith requested by the Collateral Agent in its reasonable discretion, including without limitation, but only if specifically requested, copies of all invoices prepared in connection with such Accounts. The Weekly Reports shall also include, in a form and with such specificity as is reasonably satisfactory to the Collateral Agent, information on all amounts collected by any Designated Company on Accounts subsequent to the immediately preceding Weekly Report. The Weekly Reports shall contain such additional information as the Collateral Agent shall reasonably require.

         The Collateral Agent hereby agrees to provide each Lender with such information delivered to the Collateral Agent under this SECTION 3.1 as such Lender shall request from time to time.

         3.2.         ELIGIBLE ACCOUNTS.

                      The Collateral Agent shall have the right, in its reasonable business judgment, to determine which Accounts of the Designated Companies are eligible ("Eligible Accounts"). In addition, without limiting the Collateral Agent's reasonable business judgment, unless otherwise agreed by the Collateral Agent in writing, or unless otherwise determined from time to time by the Requisite Lenders in their reasonable business judgment, the following Accounts are not Eligible Accounts: (a) undated Accounts which remain unpaid more than ninety (90) days from the original invoice date; (b) dated Accounts which remain unpaid more than ninety
(90) days from the original invoice date; (c) all Accounts owing by a single Account Debtor, including currently scheduled Accounts, if fifty percent (50%) or more of the balance owing by such Account Debtor to the applicable Designated Company is ineligible for any reason; (d) Accounts with respect to which the Account Debtor is a director, officer or employee of any Company or any Affiliate of any Company; (e) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Designated Company assigns its right to payment of such Accounts to the Collateral Agent, for the benefit of the Lenders, pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended; (f) Accounts with respect to which the Account Debtor is not a resident of the continental United States or Canada (other than the province of Quebec), unless (i) the sale is on letter of credit, guaranty or acceptance terms, in each case reasonably acceptable to the Collateral Agent in the exercise of its discretion and such letter of credit, guaranty or acceptance has been assigned to the Collateral Agent in a manner reasonably satisfactory to the Collateral Agent, (ii) the sale is supported by credit insurance reasonably acceptable to the Collateral Agent and the proceeds of such credit insurance have been assigned to the Collateral Agent in a manner reasonably satisfactory to the Collateral Agent or (iii) the Account Debtor maintains a place of business in the United States, has agreed in writing that such Account will be serviced and paid out of such place of business and the Collateral Agent is satisfied, in its reasonable business judgment, with the financial condition and assets of such place of business of such Account Debtor; provided, that the Collateral Agent agrees to consider on a case-by-case basis, in its reasonable business judgment, treating as Eligible Accounts, Accounts owing from Account Debtors that are multinational corporations operating in industrialized countries outside of the United States or the Canadian provinces other than Quebec; (g) Accounts in dispute or with respect to which the Account Debtor has asserted in writing, or if the Borrower or any Lender has reason to believe the Account Debtor is entitled to assert, a counterclaim or has asserted in writing, or if the Borrower or any Lender has good reason to believe the Account Debtor is entitled to assert, a right of setoff, including without limitation any potential offset for advertising rebates, in any case, to the extent of such dispute, counterclaim or setoff; (h) Accounts with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by the Collateral Agent in the exercise of its reasonable business judgment; (i) Accounts with respect to which the Collateral Agent does not have a first and valid fully perfected security interest for the benefit of the Lenders; (j) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (k) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, but exclusive of return obligations in respect of breaches of customary warranties made in the ordinary course of a Designated Company's business; (l) Accounts to the extent that the Account Debtor's indebtedness to the applicable Designated Company exceeds a credit limit determined by the Collateral Agent in the Collateral Agent's reasonable business judgment; (m) Accounts which arise out of sales not made in the ordinary course of the applicable Designated Company's business; (n) Accounts with respect to which the Account Debtor has returned to the applicable Designated Company all or any portion of the Inventory the sale of which gave rise to such Accounts, to the extent of such returns; and (o) Accounts with respect to which any document or agreement executed or delivered in connection therewith, or any procedure used in connection with any such document or agreement, fails in any material respect to comply with the requirements of applicable law, or with respect to which any representation or warranty contained in this Agreement is untrue in any material respect. If the Borrower determines that previously scheduled Eligible Accounts with an aggregate value in excess of One Hundred Thousand Dollars ($100,000) have ceased to be Eligible Accounts under any of the above described criteria, the Borrower shall promptly notify the Collateral Agent thereof. Notwithstanding anything to the contrary contained in this Agreement, (i) at all times from the Closing Date through May 31, 1996, All American Semiconductor of Canada, Inc. ("Canada") shall be deemed to be a Designated Company and Accounts of Canada that are otherwise Eligible Accounts shall be deemed to be Eligible Accounts, in each case even though the requirements of SECTION 7.15 have not been fully satisfied with respect to Canada and (ii) regardless of whether there has been compliance with the provisions of SECTION 7.15 with respect thereto, the Accounts of Programming Plus Incorporated ("Plus") shall not be deemed to be Eligible Accounts until such time as the Collateral Agent has completed an audit or, in the Collateral Agent's reasonable discretion, other investigation of the assets of Plus, with results satisfactory to the Collateral Agent, and has notified the Borrower thereof in writing, which notice shall include the Collateral Agent's determination with respect to the eligibility of and advance rates applicable to such Accounts.

         3.3.         ACCOUNT WARRANTIES.

                      With respect to Accounts scheduled, listed or referred to on the initial Accounts Trial Balance, on any subsequent Accounts Trial Balance or on any Weekly Report or Monthly Report, the Borrower warrants and represents to Lenders that: (a) a Designated Company is the lawful owner of such Accounts and has the right to subject such Accounts to a security interest in favor of the Collateral Agent, for the benefit of the Lenders; (b) they are genuine, are in all material respects what they purport to be, and are not evidenced by a judgment; (c) they represent undisputed, bona fide transactions completed substantially in accordance with the material terms and provisions contained in the documents delivered to the Collateral Agent with respect thereto; (d) the amounts shown on the respective Accounts Trial Balance, the respective Weekly Report or Monthly Report, the books and records of the Designated Companies, and all invoices and statements which may be delivered to the Collateral Agent with respect thereto, are actually and absolutely owing to the applicable Designated Company and are not in any way contingent; (e) no payments have been or shall be made thereon except payments promptly delivered to the Administrative Agent pursuant to this Agreement; (f) except as indicated on such Accounts Trial Balance, Weekly Report or Monthly Report, there are no setoffs, counterclaims or disputes asserted, or, to the best of the Borrower's knowledge, existing (including without limitation any potential offsets for advertising rebates), with respect thereto and no Designated Company has made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by such Designated Company in the ordinary course of its business for prompt payment; (g) there are no facts, events or occurrences of which the Borrower has knowledge which in any way impair the validity or enforcement thereof or reduce the amount payable thereunder as shown on the respective Accounts Trial Balance, the respective Weekly Report or Monthly Report, the books and records of the Designated Companies, and all invoices and statements delivered to the Collateral Agent with respect thereto;
(h) to the best of the Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent; (i) the services furnished and/or goods sold giving rise thereto were not, at the time of sale by the applicable Designated Company to any Account Debtor, subject to any lien, claim, encumbrance or security interest except that of the Collateral Agent, for the benefit of the Lenders, and except as specifically permitted below; (j) it has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (k) to the best of the Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition; and (l) such Accounts satisfy the objective criteria for inclusion as Eligible Accounts set forth in SECTION 3.2.

         3.4.         VERIFICATION OF ACCOUNTS.

                      The Collateral Agent shall have the right, at any time or times hereafter, in the Collateral Agent's name or in the name of a nominee of the Collateral Agent or in the name of the Borrower or any Designated Company, to verify, in accordance with the Collateral Agent's normal lending practices, the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise (other than in person).

         3.5.         ACCOUNT COVENANTS.

                      The Borrower shall promptly upon the Borrower's learning thereof: (a) inform the Collateral Agent in writing of any material delay in the performance by the applicable Designated Company of any of its obligations to any Account Debtor or of any assertion of any claims, offsets or counterclaims by any Account Debtor, in either case in excess of Two Hundred Thousand Dollars ($200,000); and (b) furnish to and inform the Collateral Agent of all material adverse information relating to the financial condition of any Account Debtor that has Accounts outstanding that in the aggregate exceed Two Hundred Thousand Dollars ($200,000).

         3.6.         COLLECTION AND APPLICATION OF ACCOUNTS AND PAYMENTS.

                      (a) The Borrower shall establish accounts (the "Blocked Accounts") in the Borrower's name at any location of Bank or one or more financial institutions acceptable to the Agents, to which the Borrower will deposit, and cause each other Designated Company to deposit, within one (1) Business Day of receipt thereof, all payments made with respect to Accounts or for Inventory or services provided by the Borrower or such other Designated Company, in the identical form in which such payment was made, whether by cash or check. The Borrower, and each institution with which a Blocked Account is established, shall acknowledge and agree, in a manner satisfactory to the Administrative Agent, that the amounts on deposit in such Blocked Accounts are the sole and exclusive property of the Administrative Agent, for the account of the Lenders, for purposes of providing collateral security for the Liabilities, that such financial institution has no right to set off against the Blocked Account, and that such financial institution will wire or otherwise transfer in immediately available funds in a manner satisfactory to the Administrative Agent, funds deposited in the Blocked Account on a daily basis, as such funds are collected, to an account designated by the Administrative Agent. Notwithstanding the foregoing, the Borrower shall direct, and cause each other Designated Company to direct, all of the Borrower's and such other Designated Company's Account Debtors to direct payments of Accounts to post office boxes maintained by the Bank or such other financial institution(s). The Borrower will agree that all payments made to such post office boxes shall be deposited to the Blocked Accounts in a manner satisfactory to the Administrative Agent. The Borrower will also agree that the amounts deposited in the post office boxes are the sole and exclusive property of the Administrative Agent, for the benefit of the Lenders, for purposes of providing collateral security for the Liabilities. The Borrower and any Designated Companies, Affiliates, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with the Borrower shall, acting as trustee for the Administrative Agent, receive any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into the possession or under the control of the Borrower or any such Designated Companies, Affiliates, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with the Borrower, and, within one (1) Business Day of receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts. The Borrower agrees to pay to the Administrative Agent and the Bank any and all reasonable fees, costs and expenses which the Administrative Agent or the Bank incurs in connection with opening and maintaining the post office boxes and the Blocked Accounts and depositing for collection by the Administrative Agent any check or item of payment received and/or delivered to the Administrative Agent on account of the Liabilities.

                      (b) The Borrower agrees that all payments received by the Administrative Agent, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, (x) for purposes of determining Loan Availability, will be applied on account of the Liabilities on the Business Day received or deemed received pursuant to SECTION 2.11(A) and (y) for purposes of calculating interest on the Loans, will be applied on account of the Liabilities on the second Business Day after receipt of funds in respect thereof, in either case, with any balance of such proceeds not applied to the Liabilities to be held by the Administrative Agent as security for the Liabilities. The Administrative Agent, for its own account, shall be entitled to the benefit of any funds so received by it in respect of the Accounts or as proceeds of other Collateral before they are applied to the Liabilities or held as security as provided herein. Prior to the occurrence of a Default or Event of Default, all payments made by the Borrower and all proceeds of Collateral shall be applied by the Administrative Agent against the outstanding Liabilities as follows:

                           (i)      first, to any outstanding fees, charges and
expenses then due to either Agent or any Lender;

                           (ii)     second, to outstanding interest charges then
due in respect of the Liabilities;

                           (iii)            third, to the outstanding principal
balance of the Revolving Loans and reimbursement obligations in respect of drafts drawn under Letters of Credit; and

                           (iv)     finally, to be applied to, or held as
security for, any remaining unpaid or unsatisfied Liabilities.

Notwithstanding CLAUSE (III) above, prior to the occurrence of a Default or an Event of Default, and after any payments required under CLAUSES (I) and (II) above have been made, to the extent any LIBOR Portions are outstanding and there is no Domestic Rate Portion outstanding to the Borrower, the Borrower may direct that such proceeds be held in a cash collateral account maintained by the Administrative Agent and not applied to the Liabilities consisting of LIBOR Portions until the earlier of (i) the last day of the Interest Period applicable to such LIBOR Portions and (ii) the occurrence of a Default or an Event of Default; PROVIDED further, that unless a Default or an Event of Default is in existence, the funds held in such cash collateral account, at the Borrower's direction, (x) shall be invested at the Bank as directed by the Borrower (to the extent such investments are available at the Bank), with interest thereon accruing for the Borrower's account or (y) shall be disbursed, at the Borrower's direction, so long as after giving effect to such disbursement, the Borrower is in compliance with the applicable limit and ratios contained in SECTIONS 2.1 and
2.2 of this Agreement. Except as otherwise specifically provided for herein, the Borrower hereby irrevocably waives the right to direct the application of payments and collections at any time received by the Administrative Agent, the Collateral Agent or any Lender from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time by the Administrative Agent, the Collateral Agent or such Lender against the Liabilities in such manner as the Administrative Agent may deem advisable.

         3.7. APPOINTMENT OF THE COLLATERAL AGENT AS THE BORROWER'S ATTORNEY-IN-FACT

                      The Borrower hereby irrevocably designates, makes, constitutes and appoints each of the Collateral Agent and the Administrative Agent (and all Persons designated by each of them) as the Borrower's true and lawful attorney-in-fact, and authorizes such attorney-in-fact, in the Borrower's or such attorney-in-fact's name, to do the following at any time: (i) endorse the Borrower's name upon any items of payment or proceeds of any Account of the Borrower and deposit the same in the Administrative Agent's account on account of the Liabilities; (ii) endorse the Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account of the Borrower or any goods pertaining thereto, on account of the Liabilities; (iii) with respect to the Collateral Agent only, sign the Borrower's name on any verification of Accounts of the Borrower and notices thereof to Account Debtors, as provided in SECTION 3.4; (iv) take control in any manner of any item of payment on or proceeds of any Account of the Borrower and apply such item of payment or proceeds to the Liabilities; and (v) have access to any lock box into which the Borrower's mail is deposited, and open all mail addressed to the Borrower, process items of payment contained therein by endorsing and depositing the same as provided in this Agreement and use reasonable efforts to forward to the Borrower all other mail opened by the Collateral Agent.

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


         3.8.         CHATTEL PAPER AND INSTRUMENTS; EXPORT LETTERS OF CREDIT.

                      (a) Promptly upon any Designated Company's receipt thereof, the Borrower shall deliver or cause to be delivered to the Collateral Agent, with appropriate endorsement and assignment to vest title, with full recourse to the applicable Designated Company, and possession in the Collateral Agent, for the benefit of the Lenders, all chattel paper and instruments which such Designated Company now owns or may at any time or times hereafter acquire.

                      (b) Upon the direction of the Agents, the Borrower will take all steps necessary to perfect or cause to be perfected the Collateral Agent's security interest, for the benefit of the Lenders, in the proceeds of any letters of credit of which any Designated Company is the beneficiary, in connection with the sale of Inventory of such Designated Company. Such steps shall include, without limitation (i) executing assignments of the proceeds of such letters of credit, (ii) directing in writing the issuing banks thereof to pay all proceeds of such letters of credit to a post office box at the Bank, (iii) delivering the original letters of credit to the Collateral Agent and (iv) delivering to the Collateral Agent such other agreements, instruments and documents as are necessary to effect a draw under such letters of credit and cooperating with the Collateral Agent in making any such draw.

         3.9.         NOTICE TO ACCOUNT DEBTORS.

                      The Collateral Agent may, in its sole discretion, at any time or times that a Default is in existence, and without prior notice to the Borrower, pursuant to a notice substantially in the form of EXHIBIT H attached hereto, notify any or all Account Debtors that the Accounts have been assigned to the Collateral Agent, for the benefit of the Lenders, that the Collateral Agent, for the benefit of the Lenders, has a security interest therein, and that all payments upon the Accounts be made directly to the Administrative Agent or any account designated by the Administrative Agent. The Collateral Agent hereby agrees to promptly provide subsequent notice to the Borrower that the Collateral Agent has so notified any Account Debtor.

         3.10.        ELIGIBLE INVENTORY.

                      The Collateral Agent shall have the sole right, in its reasonable business judgment, to determine which Inventory of each Designated Company is eligible ("Eligible Inventory"). Without limiting the Collateral Agent's reasonable business judgment, unless otherwise agreed by the Collateral Agent in writing, or unless otherwise determined from time to time by the Requisite Lenders in their reasonable business judgment, the following Inventory is not Eligible Inventory: (a) Inventory which is in transit; (b) Inventory which is not either currently usable or currently salable in the ordinary course of a Designated Company's business; (c) Inventory which is obsolete or slow-moving; (d) Inventory which the Collateral Agent determines, in the exercise of its reasonable business judgment, to be unacceptable due to age, type, category and/or quantity; (e) Inventory with respect to which the Collateral Agent does not have a first and valid fully perfected security interest, for the benefit of the Lenders; (f) Inventory which is stored with a bailee, processor, assembler, warehouseman or similar third party, unless (i) the Borrower has furnished or caused to be furnished to the Collateral Agent such agreements, instruments and documents as the Collateral Agent has reasonably specified with respect to such stored Inventory, including without limitation any negotiable warehouse receipts or other documents of title and warehouseman's, processor's or similar agreements and (ii) the Collateral Agent has received satisfactory Uniform Commercial Code searches of the applicable Designated Company's name at such location; (g) Inventory which is stored with a consignee; (h) Inventory for which a Designated Company has billed an Account Debtor or as to which such Designated Company has received payment, in each case regardless of whether such Inventory has been shipped to the applicable Account Debtor; and (i) Inventory as to which any representation or warranty contained in this Agreement is untrue in any material respect. If the Borrower determines that previously scheduled Inventory with an aggregate value in excess of One Hundred Thousand Dollars ($100,000) ceases to be Eligible Inventory under any of the above described criteria, the Borrower shall promptly notify the Collateral Agent thereof.

         3.11.        INVENTORY WARRANTIES.

                      With respect to Inventory scheduled, listed or referred to in any Monthly Report or Weekly Report, the Borrower warrants that, except to the extent that the Borrower has otherwise notified the Collateral Agent in writing (a) a Designated Company is the lawful owner of such Inventory and has the right to subject such Inventory to a security interest in favor of the Collateral Agent, for the benefit of the Lenders; (b) it is located on one of the premises listed on SCHEDULE 3.11 and is not in transit; (c) it is not subject to any lien or security interest whatsoever except for the security interests granted to the Collateral Agent, for the benefit of the Lenders and except as specifically permitted below; (d) it is of good and merchantable quality, free from any defects which would materially affect the market value of such Inventory; and (e) it satisfies the objective criteria for inclusion as Eligible Inventory set forth in SECTION 3.10. The Borrower further warrants that, except to the extent that the Borrower has otherwise notified the Collateral Agent in writing, any location at which five percent (5%) or more of the aggregate Inventory of the Designated Companies is located is separately identified as such on SCHEDULE 3.11.

         3.12.        INVENTORY RECORDS.

                      The Borrower shall maintain a perpetual inventory system which accurately tracks all of the Inventory of the Designated Companies and correctly and accurately itemizes and describes the kind, type, quantity and value of Inventory, the average cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during usual business hours at the reasonable request of any Lender's officers, employees or agents. In addition, the Borrower shall conduct cycle counting or physical counts of the Inventory of the Designated Companies at any location at which more than One Million Five Hundred Thousand Dollars ($1,500,000) of Inventory is located, in accordance with the Borrower's normal and customary practices, and shall supply the Collateral Agent with reports thereon on a quarterly basis, in form, and with such specificity, as may be reasonably satisfactory to the Collateral Agent; PROVIDED that at no time will Inventory with an aggregate value in excess of six and one-half percent (6.5%) of total Inventory be uncounted on at least an annual basis.

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


         3.13.        SAFEKEEPING OF INVENTORY AND INVENTORY COVENANTS.

         Neither either Agent nor any Lender shall be responsible for: (a) the safekeeping of the Inventory of any Designated Company; (b) any loss or damage to the Inventory of any Designated Company; (c) any diminution in the value of the Inventory of any Designated Company; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. All risk of loss, damage, destruction or diminution in value of the Inventory of any Designated Company shall be borne by such Designated Company. No Inventory of any Designated Company shall be stored with a bailee, warehouseman, processor, assembler, consignee or similar third party unless the Borrower first (i) obtains the Collateral Agent's written consent, which will not be unreasonably withheld, and (ii) furnishes or to causes to be furnished to the Collateral Agent such agreements, instruments and documents as the Collateral Agent shall reasonably specify with respect to such stored Inventory, including without limitation any negotiable warehouse receipts or other documents of title and warehouseman's, processor's or similar agreements; provided, that notwithstanding the foregoing, the Designated Companies may keep up to an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) of Inventory located at such third party locations (other than consignees) without being required to comply with such requirements, although such Inventory shall not be deemed Eligible Inventory unless the requirements of CLAUSE (II) above have been complied with in respect of such locations. The Collateral Agent hereby consents, under CLAUSE (I) above, to the storing by the Borrower of Inventory with Computer Resources Corporation and DOD Electronics Corp. in excess of Two Hundred Fifty Thousand Dollars ($250,000). No Designated Company shall sell any Inventory to any customer on consignment, on approval, on a bill-and-hold basis, or on any other basis which entitles the customer to return or may obligate such Designated Company to repurchase such Inventory, except that the Designated Companies may have out on a consignment basis up to an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) of Inventory at any time. The Borrower shall notify the Collateral Agent if any Designated Company has on its premises for processing or otherwise, inventory or other goods owned by other Persons and the Borrower agrees to keep or cause to be kept all such inventory and goods segregated from the applicable Designated Company's own Inventory. The Borrower agrees that if the Borrower (A) has not, on or before the Closing Date, provided the Collateral Agent with a Landlord's Agreement duly executed by the owner of each leased premise of a Designated Company at which One Million Dollars ($1,000,000) or more of Inventory is at any time located, the Inventory located at such locations shall not be included in Eligible Inventory or (B) has not, within thirty (30) days after the Closing Date, provided the Collateral Agent with a Landlord's Agreement duly executed by the owner of each leased premise of a Designated Company at which One Hundred Fifty Thousand Dollars ($150,000) or more of Inventory is at any time located, the Inventory located at such locations shall not be included in Eligible Inventory.

         3.14.        EQUIPMENT WARRANTIES.

                      With respect to the Equipment of the Designated Companies, the Borrower warrants that, (a) except as disclosed on SCHEDULE 3.14, or by written notice from the Borrower to the Collateral Agent, it is owned by a Designated Company and is located on one of the premises listed on SCHEDULE 3.11, (b) it is not subject to any lien or security interest whatsoever except for the liens and security interests specifically permitted below, and (c) it is in working condition and repair and is currently used or usable in such Designated Company's business.

         3.15.        SAFEKEEPING OF EQUIPMENT.

                      Neither either Agent nor any Lender shall be responsible for: (a) the safekeeping of the Equipment of any Designated Company; (b) any loss or damage to the Equipment of any Designated Company; (c) any diminution in the value of the Equipment of any Designated Company; or (d) any act or default of any repairman, bailee or any other Person with respect to the Equipment of any Designated Company. All risk of loss, damage, destruction or diminution in value of the Equipment of each Designated Company shall be borne by such Designated Company.

         3.16.        REAL PROPERTY.

                      The Borrower represents and warrants that, except as otherwise disclosed to the Collateral Agent by the Borrower from time to time in writing, no Designated Company owns any real property and that all of the real property leased to each Designated Company is disclosed on SCHEDULE 3.16.

         3.17.        MAINTENANCE OF PROPERTIES.

                      Each Designated Company shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of the material assets and properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto.

         3.18.        COMMUNICATIONS WITH THE AGENTS AND THE LENDERS.

                      (a) Either Agent, in order to exercise its other rights under this Agreement, may communicate directly with any service bureau, warehousing service, freight forwarder, trade creditor, consignee, bailee, processor, assembler, customer or other similar service or Person employed at any time by any Designated Company. The applicable Agent will provide subsequent notice to the Borrower of each such communication.

                      (b) The Borrower hereby authorizes each Agent and each Lender to communicate directly with the independent certified public accountants of the Designated Companies and authorizes such accountants to (i) communicate directly with the Agents and the Lenders and (ii) disclose to the Agents and the Lenders any and all financial statements any other information of any kind that they may have with respect to the Designated Companies and their respective business, financial and other affairs; provided, that no Lender shall have any direct communication with the Borrower's accountants unless an Agent is also a party to such communication. The Borrower further agrees that such communications shall be without liability to each Agent, each Lender and such accountants. The Borrower shall deliver a letter addressed to and acknowledged by such accountants instructing them to comply with the provisions of this Section. If the Designated Companies change accountants at any time while the Liabilities are outstanding, the Borrower shall deliver to the Administrative Agent a new letter that complies with the requirements of the immediately preceding sentence.

         4.           CONDITIONS OF ADVANCES.

         4.1.         CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF
CREDIT.

                      The obligation of each Lender that is a party to this Agreement on the date hereof to make the initial Loans, and the Administrative Agent to issue the initial Letters of Credit, is subject to satisfaction of the following conditions precedent, all of which shall be deemed to be satisfied or waived by virtue of the execution of this Agreement by the Lenders and the Agents, in addition to those additional conditions provided in SECTION 4.2:

                      (a) Agents' counsel shall have completed its legal due diligence relating to each Company, the results of which shall provide each Agent and each Lender with results and information which, in such Agent's and such Lender's sole determination, are satisfactory to permit such Agent and Lenders to enter into the transactions described in this Agreement and the other Financing Agreements.

                      (b) The liens on the Collateral granted under this Agreement and the other Financing Agreements, and all other liens granted to the Collateral Agent, for the benefit of Lenders, to secure the Liabilities, shall be senior, perfected liens, except as disclosed in SECTION 6.5, and all financing statements and other documents relating to the Collateral shall have been filed or recorded, as appropriate.

                      (c) Each Agent and each Lender shall be satisfied that each Designated Company shall have assets (excluding goodwill and other intangible assets not capable of valuation) having a value, both at present fair salable value and at fair valuation, greater than the amount of such Designated Company's liabilities. Each Agent and each Lender shall be satisfied that all of the assets supporting the Loans and Letters of Credit under this Agreement shall be sufficient in value to provide the Borrower with sufficient cash flow and working capital to enable it to thereafter profitably operate its business and to meet its obligations as they become due. Each Agent and each Lender shall be satisfied that each Designated Company has adequate capital for the business in which it is about to engage.

                      (d) No law or regulation affecting either Agent's or any Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon such Agent or such Lender any material obligation, fee, liability, loss, penalty, cost, expense or damage.

                      (e) All Exhibits and Schedules to this Agreement shall have been completed and submitted to each Agent and each Lender, shall be in form and substance satisfactory to such Agent and such Lender and shall contain no facts or information which such Agent or such Lender, in its sole judgment, determines to be unacceptable.

                      (f) All licenses, permits, consents, judicial and regulatory approvals and corporate action necessary to consummate the making of the initial Loans and the issuance of the

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

initial Letters of Credit shall have been obtained on terms acceptable to each Agent and each Lender.

                      (g) The Administrative Agent shall have received the initial payment of the agency fee referred to in SECTION 2.7(D) and the arrangement fee referred to in SECTION 2.7(E) and any other fees due and payable by the Borrower or any other Person on the funding of the initial Loans and the issuance of the initial Letters of Credit.

                      (h) In addition to this Agreement, each Agent and each Lender shall have received all of the following, each duly executed where appropriate and dated as of the date of the initial Loan (or such other date as shall be satisfactory to the Agents), in form, and containing terms and provisions, acceptable to such Agent and such Lender:

                           (i)      A copy, duly certified by the secretary or
an assistant secretary of the Borrower of (A) resolutions of the Board of Directors of the Borrower authorizing the borrowings by the Borrower hereunder, the execution, delivery and performance by the Borrower of this Agreement and each other Financing Agreement to which the Borrower is a party or by which it is bound, and certain officers or employees of the Borrower to request borrowings by telephone and to execute Weekly Reports and Monthly Reports, and if necessary, the consent of the shareholders of the Borrower thereto, (B) all documents evidencing any other necessary corporate action with respect to this Agreement and the other Financing Agreements, (C) all approvals or consents, if any, with respect to this Agreement and the other Financing Agreements, (D) a list of the names of all officers and directors of the Borrower, together with the true signatures of such officers and directors, and specifying those authorized to sign this Agreement and the other Financing Agreements, (E) the by-laws of the Borrower and (F) the Certificate of Incorporation of the Borrower; and similar certificates executed by the secretary or assistant secretary of each Guarantor;

                           (ii)      The certificate of the President, Chairman
of the Board or chief financial officer of the Borrower certifying to the fulfillment of all conditions precedent to closing and funding the transactions contemplated by this Agreement, to the truth and accuracy, as of such date, of the representations and warranties of the Borrower contained in this Agreement and each other Financing Agreement to which the Borrower is a party or by which it is bound and to the absence of any defaults under any such agreements;

                           (iii)     A letter from Lazar Levine & Co., LLP in
the form of EXHIBIT G hereto;

                           (iv)      A copy, duly certified by the Secretary of
State of the Borrower's state of incorporation, of the Borrower's Certificate of Incorporation; and a copy, duly certified by the Secretary of State of the applicable state, of each Guarantor's Articles or Certificate of Incorporation, as applicable;

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


                           (v)       A copy, duly certified by the applicable
Secretary of State of (A) a certificate of good standing issued by the Secretary of the State of each state where the Borrower and each Guarantor is qualified to do business or where, because of the nature of its business or properties, qualification to do business is required and (B) in any state in which the Borrower or each Guarantor is doing business under an assumed name, a certificate or other document issued by the Secretary of State of each such state evidencing the Borrower's or each Guarantor's authority to use such name;

                           (vi)      Legal opinion from Rubin Baum Levin
Constant Friedman & Bilzin, P.A., counsel for each Designated Company;

                           (vii)     Evidence satisfactory to the Collateral
Agent of the existence of insurance on the Collateral, and business of each Designated Company, in amounts and with insurers acceptable to the Collateral Agent, together with evidence establishing that the Collateral Agent, for the benefit of Lenders, is named as a loss payee with respect to property and casualty insurance, collateral assignee with respect to business interruption insurance and an additional insured with respect to liability insurance;

                           (viii)    Written authorization and instructions
from the Borrower, for disbursement of the proceeds of the initial Loans and issuance and delivery of the initial Letters of Credit;

                           (ix)      A Landlord's Agreement, duly executed by
the owner of the facilities of the Designated Companies located at Miami, Florida; Fremont, California; Wheat Ridge, Colorado; and Tustin, California; and each other leased premise at which One Million Dollars ($1,000,000) or more of Inventory is presently located or contemplated to be located;

                           (x)       Warehouseman's Agreements duly executed by
each warehouseman used by any Designated Company to store its Inventory;

                           (xi)      Processor's Agreements duly executed by
each processor or assembler used by any Designated Company to process its Inventory;

                           (xii)     A corporate guaranty executed by each
Company designated by Agents as a Guarantor, including without limitation each of the Designated Companies;

                           (xiii)           Revolving Credit Notes in the
aggregate amount of $100,000,000, each executed by the Borrower; a Solvency Certificate executed by the Borrower; a Patent, Trademark and License Mortgage executed by the Borrower; a Security Agreement executed by each Guarantor; and a Pledge Agreement executed by the Borrower, together with original stock certificates for the stock of each Subsidiary and stock powers executed in blank; and

                           (xiv)     Such other documents as Agents and Lenders
shall reasonably determine to be necessary or desirable.

                      (i) As of the Closing Date, after giving effect to (i) all Loans to be made and Letters of Credit to be issued on the Closing Date, (ii) the consummation of the other transactions to be completed on or before the Closing Date and (iii) the payment of all fees and expenses to be paid on the Closing Date in connection with the foregoing, aggregate Excess Loan Availability shall be at least Seven Million Dollars ($7,000,000).

                      (j) The Borrower shall have satisfied all closing conditions described in the certain proposal letter dated March 5, 1996 executed by the Agents and agreed to by the Borrower, as modified by the certain clarification letter dated March 15, 1996 executed by the Agents.

         4.2.         CONDITIONS TO ALL ADVANCES.

                      Notwithstanding any other provisions contained in this Agreement, the making of any Loan or the issuance of any Letter of Credit provided for in this Agreement, including any Loan to be made under SECTION 2.1(E), shall be conditioned upon the following:

                      (a) Compliance with the provisions of SECTION 2.1(D) or 2.1(E), as applicable.

                      (b) Neither a Default nor an Event of Default shall have occurred and be continuing.

                      (c) The Agents and the Lenders shall have received, in form and substance reasonably satisfactory to the Agents and the Lenders, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which either Agent or any Lender may at any time reasonably request.

                      (d) All of the representations and warranties contained in this Agreement or any of the other Financing Agreements, including without limitation those set forth in SECTION 6, but excluding those made only as of a specific date, shall be true and correct in all material respects as of the date the request for a Loan or Letter of Credit is made, as though made on and as of such date.

         5.           COLLATERAL.

         5.1.         SECURITY INTEREST.

                      To secure payment and performance in full of the Liabilities, the Borrower hereby grants to the Collateral Agent, for the benefit of the Lenders, a right of setoff against and a continuing security interest in and to the following property and interests in property, whether now owned or hereafter owned or acquired by the Borrower and wheresoever located: (a) Accounts, contract rights, General Intangibles, chattel paper, instruments, investment property (including without limitation securities, whether certificated or uncertificated, securities entitlements and securities accounts), notes, letters of credit, warehouse receipts, shipping documents, documents and documents of title; (b) Inventory; (c) Equipment; (d) deposit accounts (general or special) with, and credits and other claims against, the Collateral Agent, the Administrative Agent or any Lender, or any other financial institution with which the Borrower maintains deposits; (e) monies, and any and all other property and interests in property of the Borrower now or hereafter coming into the actual possession, custody or control of the Collateral Agent, the Administrative Agent or any Lender or any agent or affiliate of the Collateral Agent, the Administrative Agent or any Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (f) interests in leases of real or personal property, whether as lessor or lessee (including any option to purchase thereunder); (g) all insurance proceeds of or relating to any of the foregoing; (h) books and records relating to any of the foregoing and to the Borrower's business; and (i) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

         5.2. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

         The Borrower shall execute and deliver to the Collateral Agent, concurrently with the execution of this Agreement, and at any time or times hereafter at the reasonable request of the Collateral Agent, all Uniform Commercial Code financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Collateral Agent) as the Collateral Agent may reasonably request, in a form reasonably satisfactory to the Collateral Agent, to perfect and keep perfected the security interests in the Collateral granted by the Borrower to the Collateral Agent, for the benefit of the Lenders, herein and in the other Financing Agreements or to otherwise protect and preserve the Collateral and the Collateral Agent's security interests therein, for the benefit of the Lenders. Should the Borrower fail to do so, the Collateral Agent is authorized to sign any such financing statements as the Borrower's agent. The Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement; provided, that the Agents and the Lenders agree that so long as such event would cause a documentary stamp tax to be owing under the laws of the State of Florida, the Collateral Agent shall not file a copy of this Agreement as a financing statement in the State of Florida. At any time or times hereafter at the request of the Collateral Agent, the Borrower shall execute and deliver to the Collateral Agent such instruments and documents as the Collateral Agent, in its reasonable discretion, requests in order to protect and preserve the Collateral and perfect and enforce the Collateral Agent's security interests therein, for the benefit of the Lenders. The Borrower shall pay all costs of filing or recording such instruments and documents in all public offices deemed necessary by the Collateral Agent.

         5.3.         LOSS OF VALUE OF COLLATERAL.

                      The Borrower shall immediately notify the Collateral Agent of any loss or depreciation of at least Five Hundred Thousand Dollars ($500,000) in the value of the Collateral, other than loss or depreciation occurring in the ordinary course of a Designated Company's business.

         5.4.         CASH COLLATERAL.

                      In the event that the Administrative Agent has issued any Letters of Credit, the Administrative Agent may, at any time after (a) the occurrence of a Default or an Event of Default, (b) demand for payment of the Liabilities as provided in SECTION 9.1 hereof, (c) this Agreement shall terminate for any reason pursuant to SECTION 2.8 above or (d) the sum of (i) the outstanding principal balance of the Revolving Loans PLUS (ii) the aggregate Letter of Credit Exposure, shall exceed the sum of (A) Loan Availability PLUS
(B) one hundred percent (100%) of the aggregate Letter of Credit Exposure for commercial Letters of Credit (provided, that, in the Collateral Agent's reasonable judgment, such percentage may be reduced to fifty percent (50%) with respect to any portion of such Letter of Credit Exposure that relates to the purchase of Franchise Inventory and eighty percent (80%) with respect to any portion of such Letter of Credit Exposure that relates to the purchase of Non-Franchise Inventory) and PLUS one hundred percent (100%) of the aggregate Letter of Credit Exposure for standby Letters of Credit, request of the Borrower, and the Borrower shall thereupon deliver to the Administrative Agent, cash collateral for any Letter of Credit. If the Borrower fails to deliver such cash to the Administrative Agent promptly upon the Agent's request therefor, the Administrative Agent may, without limiting the Administrative Agent's rights or remedies arising from such failure to deliver cash, retain, as cash collateral, cash proceeds of the Collateral in an amount equal to the aggregate Letter of Credit Exposure at such time. To the extent that the Administrative Agent retains proceeds in accordance with the immediately preceding sentence at any time any Liabilities are outstanding, the Administrative Agent shall apply such cash and cash collateral to the payment of such Liabilities, including without limitation to the payment of any or all of the Borrower's reimbursement obligations with respect to any Letter of Credit. To the extent that no Liabilities are outstanding at such time, the Administrative Agent may (but shall not be obligated to) (y) invest the same in a savings account, under which deposits are available for immediate withdrawal, with the Administrative Agent or such other bank as the Administrative Agent may, in its sole discretion select, or (z) hold the same as a credit balance in an account with the Administrative Agent in the Borrower's name. Interest payable on any such savings account described in the foregoing sentence shall be collected by the Administrative Agent and shall be paid to the Borrower as it is received by the Administrative Agent, less any fees owing by the Borrower to the Administrative Agent with respect to any Letters of Credit and less any amounts necessary to pay any of the Liabilities which may be due and payable at such time. The Administrative Agent shall have no obligation to pay interest on any credit balances in any account opened for the Borrower pursuant to this Agreement.

         5.5.         COLLATERAL AGENT NOT OBLIGATED OR LIABLE.

                      The Collateral Agent shall have no obligation whatsoever to the other Lenders or to any other Person to assure that the Collateral exists or is owned by the Designated Companies or is cared for, protected or insured or that the liens or security interests granted to the Collateral Agent, for the benefit of the Lenders, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders.

         6.           WARRANTIES.

         The Borrower represents and warrants to each of the Agents and the Lenders that as of the date of this Agreement, and continuing as long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) as long as this Agreement remains in effect:

         6.1.         CORPORATE EXISTENCE.

                      Each Designated Company is a corporation duly organized and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and in good standing under the laws of all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except those states in which the failure to qualify would not be reasonably likely to have a Material Adverse Effect. The state of incorporation of each Designated Company and all states in which such Designated Company is qualified to do business as of the date hereof, are listed on SCHEDULE 6.1 attached hereto.

         6.2.         CORPORATE AUTHORITY.

                      The execution and delivery by each Designated Company of this Agreement and all of the other Financing Agreements and the performance of such Designated Company of its obligations hereunder and thereunder: (a) are within such Designated Company's corporate powers; (b) are duly authorized by such Designated Company's Board of Directors and, if necessary, such Designated Company's shareholders; (c) are not in contravention of the terms of such Designated Company's Certificate or Articles of Incorporation, as applicable, or By-Laws, or of any indenture, agreement or undertaking to which such Designated Company is a party or by which such Designated Company or any of its property is bound; (d) do not, as of the execution hereof, require any governmental consent, registration or approval; (e) do not contravene any contractual or governmental restriction binding upon such Designated Company; and (f) will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of such Designated Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Designated Company is a party or by which it or any of its property may be bound or affected.

         6.3.         BINDING EFFECT.

                      This Agreement and all of the other Financing Agreements are the legal, valid and binding obligations of each Designated Company party thereto, if any, and are enforceable against such Designated Company in accordance with their terms.

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         6.4.         FINANCIAL DATA.

                      The Borrower has furnished to each Agent (a) its audited consolidated financial statements dated December 31, 1995 (b) its unaudited interim preliminary consolidated financial statements dated March 31, 1996, together with a certificate of the Borrower's chief financial officer in the form of EXHIBIT E hereto, and (c) quarterly Projections dated March 20, 1996, covering the two-year period January 1, 1996 to and including December 31, 1997 and annual Projections dated March 20, 1996, covering the three-year period January 1, 1998 through and including December 31, 2000 (collectively referred to as the "Financials"), copies of all of which are attached hereto as SCHEDULE
6.4. All of the Financials (other than the Projections) have been, and all financial statements to be furnished after the date hereof in accordance with
SECTION 7.1 (other than the Projections) will be, prepared in accordance with the books and records of the Designated Companies, and either fairly present or will fairly present, as applicable, the consolidated financial condition of the Designated Companies at the dates thereof and the results of their respective operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments). All of the Financials (other than the Projections) have been, and all financial statements to be provided after the date hereof will be, prepared in conformity with GAAP. The Projections furnished on the date hereof have been, and the Projections to be furnished in accordance with SECTION 7.1 will be, prepared by the Borrower and its financial personnel in light of the past business of the Designated Companies and represent or will represent, as applicable, as of the date thereof, the good faith belief of the Borrower and such personnel as to the most probable course of the business of the Designated Companies, subject to the assumptions and qualifications stated therein. All information, reports and other papers and data furnished or to be furnished to either Agent or any Lender have been and will be, at the time the same are so furnished to such Agent or Lender, accurate and correct in all material respects and complete insofar as necessary to give each such Agent or Lender a true and accurate knowledge of the subject matter thereof. Since the date of the Financials, there has been no Material Adverse Change.

         6.5.         LIENS AND ENCUMBRANCES; LOCATIONS.

                      Except (a) as disclosed on SCHEDULE 6.5 attached hereto,
(b) as contemplated in SECTION 8.1 or (c) as otherwise contemplated herein, all of the Collateral of each Designated Company is and will continue to be owned by such Designated Company, has been fully paid for and is free and clear of all security interests, liens, claims, and encumbrances. As of the date hereof, all Collateral is and shall be kept only at the locations specified on SCHEDULE
3.11. The Borrower shall promptly notify the Collateral Agent in writing of any changes in the locations of the Collateral.

         6.6.         SOLVENCY.

                      Each Designated Company is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns property having a value both at fair valuation, and at present fair saleable value, greater than the amount required to pay its debts, including without limitation the Liabilities. The

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

Eligible Inventory and the Eligible Accounts supporting the Revolving Loans to the Borrower are sufficient in value to provide the Borrower and the other Designated Companies with sufficient working capital and Excess Loan Availability to enable them to profitably operate their businesses, meet all debt amortization requirements and perform their obligations under the Financing Agreements and the other agreements evidencing indebtedness of the Designated Companies. No Designated Company will be rendered insolvent by the execution and delivery of any of the Financing Agreements or by completion of the transactions contemplated hereunder or thereunder.

         6.7.         PRINCIPAL PLACE OF BUSINESS.

                      As of the date hereof, the principal place of business and chief executive office of each Designated Company is located at the address set forth in SCHEDULE 3.11 attached hereto. If any change in such locations occur, the Borrower shall promptly notify the Collateral Agent in writing thereof. As of the date hereof, a substantial portion of the books and records of each Designated Company and a substantial portion of the records of account of such Designated Company are located at the principal place of business and chief executive office of the Borrower and the balance of such books and records are located at the principal place of business and chief executive office of such Designated Company. If any change in such location occurs, the Borrower shall promptly notify the Collateral Agent thereof.

         6.8.         OTHER CORPORATE NAMES.

                      Except as disclosed on SCHEDULE 6.8 attached hereto or as disclosed by the Borrower from time to time by written notice to the Collateral Agent, no Designated Company has used any corporate or fictitious name (including any tradename, tradestyle, assumed name, division name or any similar name), other than the corporate name shown on such Designated Company's Certificate or Articles of Incorporation, as applicable.

         6.9.         TAX LIABILITIES.

                      Each Designated Company has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, except for extensions duly obtained, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

         6.10.        LOANS.

                      As of the date hereof, except as disclosed on SCHEDULE
6.10 attached hereto, and except for trade payables and normal accruals arising in the ordinary course of each Designated Company's business since the date of the latest financial statements delivered to the Lenders pursuant to SECTION 7.1, no Designated Company is obligated on any loan or other indebtedness for borrowed money.

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


         6.11.        MARGIN SECURITIES.

                      No Designated Company owns any margin securities and none of the Loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System. If requested by any Lender, the Borrower will furnish such Lender with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. The Borrower also warrants that no part of the proceeds of the Loans to be made hereunder will be used by it or any of its Affiliates for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

         6.12.        SUBSIDIARIES; JOINT VENTURES; PARTNERSHIPS.

                      As of the date hereof, no Designated Company has any Subsidiaries except as set forth on SCHEDULE 6.12 attached hereto. No Designated Company is engaged in any joint venture or partnership with any other Person, except as set forth on SCHEDULE 6.12 attached hereto.

         6.13.        LITIGATION AND PROCEEDINGS.

                      As of the date hereof, except as disclosed on SCHEDULE
6.13 attached hereto, no judgments are outstanding against any Designated Company, nor is there now pending or, to the best of the Borrower's knowledge, threatened, any litigation, contested claim, or federal, state or municipal governmental proceeding by or against any Designated Company, except judgments and pending or threatened litigation, contested claims and governmental proceedings which would not reasonably be likely to have a Material Adverse Effect.

         6.14.        OTHER AGREEMENTS.

                      Except as disclosed on SCHEDULE 6.13 attached hereto, no Designated Company is in default under any agreement, contract, lease, or commitment to which it is a party or by which it is bound, which default would be reasonably likely to have a Material Adverse Effect. There is no dispute regarding any agreement, contract, lease, or commitment, which dispute would be reasonably like to have a Material Adverse Effect.

         6.15.        EMPLOYEE CONTROVERSIES.

                      Except as disclosed on SCHEDULE 6.15 attached hereto, (a) there are no controversies pending or, to the best of the Borrower's knowledge, threatened, between any Designated Company and any of its respective employees, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect, (b) each Designated Company is in material compliance with all federal and state laws respecting employment and employment terms, conditions and practices, except for such noncompliance as would not be reasonably likely to have a Material Adverse Effect and (c) as of the date hereof, no Designated Company has any union representation questions, grievances, discrimination or unfair labor practice complaints pending or threatened against it.

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


         6.16.        COMPLIANCE WITH LAWS AND REGULATIONS.

                      The execution and delivery by each Designated Company of this Agreement and all of the other Financing Agreements and the performance of its obligations hereunder and thereunder are not in contravention of any law or laws, except for such noncompliance as would not be reasonably likely to have a Material Adverse Effect. Each Designated Company has obtained all licenses, authorizations, approvals and permits necessary in connection with the operation of its business. Each Designated Company is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to its business operations and assets, except for such noncompliance as would not be reasonably likely to have a Material Adverse Effect.

         6.17.        PATENTS, TRADEMARKS, LICENSES.

                      Each Designated Company possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles, tradenames and similar assets to continue to conduct its business as heretofore conducted by it, all of which are described on
SCHEDULE 6.17 attached hereto.

         6.18.        ENVIRONMENTAL MATTERS.

                      Except as disclosed on SCHEDULE 6.18 attached hereto, (a) no Designated Company has Managed Hazardous Substances on or off its property other than in compliance with Environmental Laws; (b) each Designated Company has complied in all material respects with Environmental Laws regarding transfer, construction on and operation of its business and property, including but not limited to notifying authorities, observing restrictions on use, transferring, modifying or obtaining permits, licenses, approvals and registrations, making required notices, certifications and submissions, complying with financial liability requirements, Managing Hazardous Substances and Responding to the presence or Release of Hazardous Substances connected with operation of the business or property; (c) the noncompliance by each Designated Company with Environmental Laws would not be reasonably likely to have a Material Adverse Effect; (d) no Designated Company has any material contingent liability with respect to the Management of any Hazardous Substance; (e) no Designated Company shall permit others to Manage, whether on or off its respective property, Hazardous Substances connected with the operation of its business or property, except in full compliance with Environmental Laws; (f) each Designated Company shall take prompt action in compliance with Environmental Laws to Respond to the on-site or off-site Release of Hazardous Substances connected with the operation of its business or property; and (g) no Designated Company has received any Environmental Notice.

         6.19.        FEES TO THIRD PARTIES.

                      As of the date hereof, except as set forth on SCHEDULE
6.19 attached hereto, no Company is in any way obligated to any Person in respect of any finder's or broker's fee or similar commission in connection with the closing of the transactions evidenced by the Financing Agreements. The Borrower agrees to indemnify each Agent and each Lender and hold each

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

Agent and each Lender harmless from any claims for any finder's or broker's fees or similar commissions from any Persons.

         6.20.        SECURITIES MATTERS.

                      The making of the Loans and the issuance of the Letters of Credit hereunder, the application of the proceeds and repayment thereof by the Borrower, and the consummation of the transactions contemplated by the Financing Agreements, have not violated and will not violate any provision of any federal or state securities statutes, rules or regulations, or any order issued by the Securities and Exchange Commission applicable to the Companies (collectively, "Securities Laws"). The Borrower agrees to indemnify each Agent and each Lender and hold each Agent and each Lender harmless from the claims of any Persons in connection with such Securities Laws.

         6.21.        DISCLOSURE.

                      Except as corrected prior to the date hereof in writing, no information provided or statements made by the Borrower or any of its representatives to either Agent or any Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

         6.22.        PENSION RELATED MATTERS.

                      Each employee pension or benefit plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA and to which any Designated Company or any ERISA Affiliate has or had any obligation to contribute (a "Multiemployer Plan")) to which Section 4021(a) of ERISA applies and (a) which is maintained for employees of such Designated Company or any ERISA Affiliates or (b) to which such Designated Company or any ERISA Affiliates made, or was required to make, contributions at any time within the preceding five (5) years (a "Plan"), maintained by such Designated Company or any ERISA Affiliate and each Multiemployer Plan complies, and has been administered in all material respects in accordance with its term and all material applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended (the "Tax Code") and with all material applicable rulings and regulations issued under the provisions of ERISA and the Tax Code setting forth those requirements. No "Reportable Event," "Prohibited Transaction" (as each is defined below) or withdrawal from a Multiemployer Plan has occurred and no funding deficiency described in Section 302 of ERISA exists with respect to any Plan or Multiemployer Plan which could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operation or business of any ERISA Affiliate. Each Designated Company and each ERISA Affiliate has satisfied all of the funding standards applicable to such Plans and Multiemployer Plans under Section 302 of ERISA and Section 412 of the Tax Code and the Pension Benefit Guaranty Corporation ("PBGC") has not instituted any proceedings, and there exists no event or condition which would constitute grounds for the institution of proceedings by PBGC, to terminate any Plan or Multiemployer Plan under Section 4042 or ERISA which could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operation or business of any ERISA Affiliate. No Designated Company or any ERISA Affiliate has taken any steps to terminate any Plan, which termination could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operation or business of any ERISA Affiliate. No Designated Company or any ERISA Affiliate has taken any steps to terminate its participation in any Multiemployer Plan or withdraw from any Multiemployer Plan, which termination or withdrawal could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operations or business of such ERISA Affiliate. Each Designated Company and each ERISA Affiliate has made all contributions to each Plan and each Multiemployer Plan to which it has become obligated to contribute as to which the failure to make contributions could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operation or business of such ERISA Affiliate. No Designated Company is aware of any assessments or assertions of withdrawal liability against it or any ERISA Affiliate with respect to any Plan or Multiemployer Plan. The aggregate potential withdrawal liability under all Multiemployer Plans to which each Designated Company and each ERISA Affiliate is obligated to contribute is less than an amount which, if all such liabilities were incurred, could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operation or business of such ERISA Affiliate. For purposes hereof, (i) a "Prohibited Transaction" shall mean, with respect to any Plan, any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c)(1) of the Tax Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Tax Code, or the transitional rules of Section 2003(c) of ERISA and (ii) a "Reportable Event" shall mean (x) a reportable event described in
Section 4043 of ERISA and regulations thereunder, (y) a withdrawal by a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of which are not under common control, as referred to in Section 4063(b) of ERISA, or (z) a cessation of operations at a facility causing more than twenty percent (20%) of plan participants to be separated from employment, as referred to in ERISA.

         6.23.        AFFILIATE TRANSACTIONS.

                      Except as set forth in SECTION 8.14, no Designated Company is a party to any contracts or agreements with any of its Affiliates that have terms or conditions that are less favorable to such Designated Company than would be usual and customary in similar contracts or agreements entered into at arms length in the ordinary course of business between Persons not affiliated with each other.

         6.24.        INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY.

                      No Designated Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Designated Company is subject to regulation under any federal, state or foreign statute or regulation that limits its ability to incur indebtedness or issue guaranties.

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


         7.           AFFIRMATIVE COVENANTS.

         The Borrower covenants and agrees that, as long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) as long as this Agreement remains in effect, unless otherwise agreed in writing by Requisite Lenders:

         7.1.         FINANCIAL STATEMENTS.

                      Except as otherwise expressly provided for herein, the Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of each Designated Company, in accordance with GAAP, and the Borrower shall cause to be furnished to the Administrative Agent (with sufficient copies for each Lender): (a) as soon as practicable and in any event within thirty (30) days after the end of each month, commencing no later than ninety (90) days after the date hereof (i) statements of income and cash flow of the Designated Companies for such month and for the period from the beginning of the then current fiscal year to the end of such month and a balance sheet of the Designated Companies as of the end of such month, accompanied by, in comparative form, income statement and cash flow figures for the corresponding periods in the immediately preceding fiscal year, all in reasonable detail and certified as accurate by the chief financial officer of the Borrower, subject to changes resulting from normal year-end adjustments (such certification to be in the form of EXHIBIT E attached hereto); (ii) copies of such operating statements for such month prepared by the Designated Companies for their internal use, including without limitation statements of cash flow, purchases and sales of Inventory and other similar data as either Agent may reasonably request, and (iii) a comparison of actual cash flow, income statements and balance sheets with amounts budgeted for such quarter (in the first year after the Closing Date) or month (in subsequent years); (b) as soon as practicable and in any event within thirty (30) days after the end of each fiscal quarter, trial balance sheets of the Designated Companies for such quarter and from the period from the beginning of the then current fiscal year to the end of such quarter, prepared on a consolidating basis, all in reasonable detail and certified as accurate by the chief financial officer of the Borrower, subject to changes resulting from normal year-end adjustments (such certification to be in the form of EXHIBIT E attached hereto; (c) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, statements of income and cash flow of the Designated Companies for such year, and a balance sheet of the Designated Companies as of the end of such year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Lenders and prepared by an independent certified public accountant selected by the Borrower and reasonably satisfactory to the Requisite Lenders, whose opinion shall be unqualified and otherwise in scope and substance reasonably satisfactory to the Lenders, together with trial balance sheets of the Designated Companies for such fiscal year, prepared on a consolidating basis, in reasonable detail and certified as accurate by the chief financial officer of the Borrower (such certification to be in the form of EXHIBIT E attached hereto); (d) as soon as practicable and in any event within thirty (30) days after the end of each fiscal year of the Designated Companies, Projections for the succeeding fiscal year; (e) as soon as practicable and in any event within ten (10) Business Days of delivery to any Designated Company, a copy of any letter issued by such Designated Company's independent certified public accountants or other management consultants with respect to the financial or accounting systems or controls of such Designated Company; (f) as soon as practicable (but in any event not more than five (5) days after the chief financial officer of the Borrower obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to a Default or an Event of Default), notice of any and all Defaults and Events of Default hereunder; (g) within five (5) Business Days of the filing thereof, copies of any filings made by the Borrower with the Securities and Exchange Commission, other than Forms 3 and 4; and (h) and with reasonable promptness, such other business or financial data in the Borrower's possession, that the Borrower normally prepares or that the Borrower can prepare with reasonable efforts, as either Agent may reasonably request.

         All financial statements delivered to the Administrative Agent pursuant to the requirements of this SECTION 7.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP and all such financial statements (other than those specifically described as being prepared on a consolidating basis) will be prepared for the Designated Companies on a consolidated basis. Together with each delivery of financial statements required by SECTIONS 7.1(A)(I), 7.1(B), 7.1(C) and 7.1(D) above, the Borrower shall deliver to the Administrative Agent an officer's compliance certificate stating that there exists no Default or Event of Default (such certification to be in the form of EXHIBIT E attached hereto), or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto. Together with each delivery of financial statements required by SECTION 7.1(C) above, the Borrower shall deliver to the Administrative Agent a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit. Such certificate shall also contain an acknowledgment by such accountants that the Agents and the Lenders are relying on such financial statements in making their decisions with respect to the Loans. Each Agent and Lender shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with SECTION 7.2, confidential, PROVIDED, that each Agent and Lender may communicate such information to (w) any other Person in accordance with the customary practices of commercial banks relating to routine trade inquiries, (x) any regulatory authority having jurisdiction over such Agent or Lender, (y) any other Person in connection with any such Lender's sale of any assignments of, or any participations in, the Liabilities, or (z) any other Person in connection with the exercise of either Agent's or any Lender's rights hereunder or under any of the other Financing Agreements.

         7.2.         INSPECTION.

                      Either Agent or any Person designated by either Agent in writing, shall have the right, from time to time hereafter, to call at the Borrower's or any other Designated Company's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) upon reasonable notice (which in the case of the sales offices of the

Designated Companies shall be at least twenty four (24) hours in advance) during ordinary business hours, and, without hindrance or undue delay, (a) to inspect, audit, check and make copies of and extracts from the Borrower's or such Designated Company's books, records, journals, orders, receipts and any correspondence and other data relating to its business or to any transactions between the parties hereto, (b) to make such verification concerning the Collateral as such Agent may consider reasonable under the circumstances and (c) to discuss the affairs, finances and business of the Borrower's or such Designated Company with any officers, employees or directors of the Borrower or such Designated Company. Notwithstanding the foregoing, unless an Event of Default or Default is in existence, each Agent agrees not to visit any sales office of any Designated Company without being accompanied by an employee of the Borrower, unless the Borrower does not supply such employee within a reasonable period after request therefor by such Agent. The Agents agree to make reasonable efforts to ensure that all inspections and visits under this SECTION 7.2 do not unduly interfere with the business being conducted at such place or places of business. The Borrower shall pay on demand all reasonable photocopying expenses incurred by either Agent under this SECTION 7.2.

         7.3.         CONDUCT OF BUSINESS.

                      Each Designated Company shall maintain its corporate existence, maintain in full force and effect all licenses, permits, authorizations, bonds, franchises, leases, patents, trademarks, contracts and other rights necessary or desirable to the profitable conduct of its business, continue in, and limit its operations to, the same general line of business as that presently conducted and comply with all applicable laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities, except for such laws, orders, regulations and ordinances the violation of which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         7.4.         CLAIMS AND TAXES.

                      The Borrower agrees to indemnify and hold each Agent and each Lender and their respective affiliates, officers, directors, employees, attorneys and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs and expenses (including reasonable attorneys' and paralegals' fees) relating to or in any way arising out of the possession, use, operation or control of any Designated Company's assets. The Borrower shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges applicable to any Designated Company and shall pay or cause to be paid all of such Designated Company's real and personal property taxes, assessments and charges and all of such Designated Company's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against such Designated Company or payable by such Designated Company at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property; PROVIDED, that such Designated Company shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if (a) such Designated Company establishes adequate reserves to cover such contested taxes, assessments or charges and (b) such contest would not be reasonably likely to have a Material Adverse Effect.

         7.5.         COSTS AND EXPENSES AS ADDITIONAL LIABILITIES.

                      The Borrower shall reimburse each Agent and, solely during the continuance of a Default, each Lender, for all actual expenses and reasonable actual fees paid or incurred in connection with (a) the documentation, negotiation and closing of the Loans, the Letters of Credit and the other transactions described in this Agreement and in the other Financing Agreements, (b) any amendment, waiver or consent executed in connection with this Agreement or any of the other Financing Agreements, (c) the enforcement or preservation of each Agent's and each Lender's rights under this Agreement and the other Financing Agreements, including without limitation stamp, document, transfer, filing and recording fees and the expenses and reasonable fees of the each Agent's and each Lender's auditors, attorneys and paralegals, and (d) periodic searches of the public records for Code financing statements, tax liens, judgments and suits, which shall be conducted by the Collateral Agent at least once per year. All such actual costs and expenses incurred by either Agent or, during the continuance of a Default, any Lender with respect to the documentation, negotiation, enforcement, collection and protection of the Collateral Agent's interests in the Collateral, for the benefit of the Lenders, including without limitation the cost of such appraisals and environmental update inspections as may hereafter be reasonably required by either Agent or any Lender, shall be additional Liabilities of the Borrower, payable on demand, and secured by the Collateral and shall, if not paid by the Borrower when due or demanded, bear interest at the rate applicable to the Domestic Rate Portions. Upon request therefor by the Borrower, each Agent agrees to provide to the Borrower copies of any invoices for such fees and expenses.

         7.6.         LIABILITY INSURANCE.

                      Each Designated Company shall maintain, at its expense, such public liability and third party property damage insurance in such amounts and with such deductibles as is ordinarily maintained by other Persons engaged in similar businesses and the Borrower shall deliver to the Collateral Agent the original (or a certified) copy of each policy of insurance and evidence of the payment of all premiums therefor. Such policies of insurance shall contain an endorsement showing the Collateral Agent, for the benefit of the Lenders, as additional insured thereunder and providing that the insurance company will give the Collateral Agent at least ten (10) days prior written notice before any such policy or policies of insurance shall be altered or cancelled.

         7.7.         PROPERTY INSURANCE.

                      Each Designated Company shall keep and maintain, at its expense, its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the full insurable value of all such property. Each Designated Company shall maintain, at its expense, business interruption insurance in amounts reasonably satisfactory to the Lenders. All such policies of insurance shall be in form and substance satisfactory to the Lenders. The Lenders acknowledge that the insurance of the Designated Companies in existence

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

as of the date hereof is in form and substance satisfactory to the Lenders. The Borrower shall deliver to the Collateral Agent the original (or a certified) copy of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance satisfactory to the Collateral Agent, showing all loss payable to the Collateral Agent, as its interests may appear, as provided below in this SECTION
7.7. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that such insurance company will give the Collateral Agent at least ten (10) days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of any Designated Company or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. The Borrower hereby directs all insurers under such policies of insurance to pay all proceeds of insurance policies directly to the Collateral Agent and the Collateral Agent shall turn over such amounts to the Administrative Agent, for application, in the sole discretion of the Requisite Lenders, either against the Liabilities (in such order as the Requisite Lenders, in their sole discretion, may determine) or to permit the Borrower to use such proceeds to restore or rebuild the damaged property. The Borrower irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent), as the Borrower's true and lawful attorney-in-fact for the purpose of (a) making, settling and adjusting claims under all such policies of insurance and for making all determinations and decisions with respect to such policies of insurance; provided, that if no Event of Default or Default is in existence, the Borrower shall be permitted to take such actions with respect to each claim of less than Two Million Five Hundred Thousand Dollars ($2,500,000); and (b) endorsing the name of the Borrower on any check, draft, instrument or other item of payment received by the Borrower or the Collateral Agent pursuant to any such policies of insurance. If any Designated Company at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable, and the amount so expended shall be part of the Liabilities, payable on demand and secured by the Collateral and shall, if not paid by the Borrower when due or demanded, bear interest at the rate applicable to the Domestic Rate Portions.

         7.8.         PENSION PLANS.

                      Each Designated Company shall and shall cause each ERISA Affiliate to (a) make contributions to all of the Plans and Multiemployer Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (b) comply with all material requirements of ERISA and the Tax Code which relate to Plans and Multiemployer Plans, the failure to comply with which could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operation or business of such ERISA Affiliate; (c) notify the Administrative Agent promptly upon receipt by such Designated Company of any notice of the institution of any proceeding or other action which may result in the termination of any Plans or Multiemployer Plans; and (d) immediately notify the Administrative Agent of the occurrence of a "Termination Event" (as defined below). For purposes hereof, a "Termination Event" shall mean (i) the

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

occurrence of a reportable event or a prohibited transaction, (ii) the complete or partial withdrawal (as defined in SECTIONS 4203 AND 4205 of ERISA) by any Designated Company or any ERISA Affiliate from a Multiemployer Plan, or the receipt by such Designated Company or any ERISA Affiliate of a demand from any Multiemployer Plan for withdrawal liability, (iii) the filing of a notice of intent to terminate any Plan or the treatment of a plan amendment as a termination of any such Plan under SECTION 4041 of ERISA, (iv) any action causing termination under SECTION 4041A of ERISA of any Multiemployer Plan, (v) the institution of proceedings to terminate any Plan or Multiemployer Plan by the PBGC under SECTION 4042 of ERISA, or (vi) the occurrence of any other event or condition which might constitute grounds under SECTIONS 4041A OR 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         7.9. NOTICE OF SUIT OR ADVERSE CHANGE IN BUSINESS. The Borrower shall, as soon as possible, and in any event within five (5) days after the Borrower learns of the following, give written notice to the Administrative Agent of (a) any proceeding(s) being instituted or threatened to be instituted by or against any Designated Company in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), which proceeding, if unfavorably determined, would be reasonably likely to have a Material Adverse Effect and (b) any Material Adverse Change.

         7.10.        SUPERVENING ILLEGALITY.

                      If, at any time or times hereafter, there shall become effective any amendment to, deletion from or revision, modification or other change in any provision of any statute, or any rule, regulation or interpretation thereunder or any similar law or regulation, that either prevents or adversely affects any Lender's ability to extend credit as described in this Agreement and/or to sell assignments thereof, or participations therein, the Borrower shall, at such Lender's option, either (a) pay to such Lender the then outstanding balance of such Lender's Pro Rata Share of the Liabilities, (b) indemnify and hold such Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by the Borrower by reason of such Lender's failure or inability to comply with the terms of this Agreement or any of the other Financing Agreements or (c) indemnify and hold such Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by such Lender by reason of such amendment, deletion, revision, modification, or other change. In the event that any such amendment to, deletion from or revision, modification or other change does not materially adversely affect a Lender's extension of credit described in this Agreement or the selling of assignments thereof or participations therein, such Lender shall not elect the provisions of CLAUSE (A) above.

         7.11.        ENVIRONMENTAL MATTERS.

                      The Borrower shall promptly notify and furnish the Administrative Agent with a copy of any and all Environmental Notices which are received by it or any of the Designated Companies. Each Designated Company shall take prompt and appropriate action in response to

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

any and all such Environmental Notices and the Borrower shall promptly furnish the Administrative Agent with a description of the applicable Designated Company's response thereto.

         7.12.        USE OF PROCEEDS.

                      The Borrower shall use the proceeds of the disbursements of the Loans and the Letters of Credit solely for working capital and other proper corporate purposes permitted under this Agreement. The proceeds of the initial disbursements of the Loans and the initial issuance of the Letters of Credit shall be used to repay certain obligations of the Borrower to CIBC Inc. and SunTrust Bank/Miami, National Association and to pay closing costs and expenses.

         7.13.        NOTICE OF BUSINESS INTERRUPTION.

                      The Borrower shall give the Administrative Agent prompt notice if any Designated Company is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs.

         7.14.        VENDOR CREDIT TERMS.

                      The Borrower agrees to provide the Agents with prompt notice of any material adverse change in the payment terms or credit limits made available to any Designated Company by any of the top twenty-five (25) vendors, suppliers and distributors to the Designated Companies.

         7.15.        DESIGNATED COMPANIES.

                      Promptly upon request therefor by either Agent, the Borrower shall (a) execute and deliver to the Collateral Agent a stock pledge agreement with respect to the stock of any Designated Company not previously pledged to the Collateral Agent, for the benefit of the Lenders and (b) cause each Designated Company that has not previously done so, to execute and deliver to the Collateral Agent a guaranty of the Liabilities, one or more security agreements whereby such Designated Company grants to the Collateral Agent, for the benefit of Lenders, a lien on substantially all of its assets, including without limitation its Accounts, Inventory, Equipment, real estate and General Intangibles and such additional agreements, instruments and documents (including without limitation UCC financing statements and evidence of corporate authority) as the Collateral Agent reasonably requests in connection therewith.

         7.16.        INVENTORY REPORTING.

                      On or before November 1, 1996, the Borrower shall have implemented, to each Agent's satisfaction sufficient, internal systems to provide the Additional Schedules of Inventory described in SECTION 3.1; and on or before the Monthly Report due on December 20, 1996, the Borrower shall have commenced to include an Additional Schedule of Inventory satisfactory to each Agent with each Monthly Report; provided, that Inventory reporting with respect to any business acquired by the Borrower in connection with any Permitted Acquisition need not comply with this SECTION 7.16 until ninety (90) days after the consummation of such Permitted Acquisition (but such Inventory shall not be deemed to be Eligible Inventory unless the Borrower has either

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demonstrated that it will be able to comply with the terms of this SECTION 7.16 with respect to such Inventory or the Collateral Agent has satisfied itself, in its reasonable business judgment, with the periodic reporting that the Borrower is able to provide with respect to such Inventory.

         8.           NEGATIVE COVENANTS.

         The Borrower covenants and agrees that as long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) as long as this Agreement remains in effect, unless otherwise agreed in writing by the Requisite Lenders:

         8.1.         ENCUMBRANCES.

                      Except as set forth on SCHEDULE 6.5 hereto, no Designated Company will create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets, other than: (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which such Designated Company shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; PROVIDED, HOWEVER, that such contest would not be reasonably likely to have a Material Adverse Effect; (b) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (c) other liens arising in the ordinary course of business of such Designated Company that secure amounts that are not yet due and payable and which could not be reasonably expected to have a Material Adverse Effect; (d) purchase money security interests in Equipment or real estate purchased as permitted by this Agreement; (e) liens and security interests in Equipment and real property acquired in connection with a Permitted Acquisition, but securing indebtedness not in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate for all of the Designated Companies at any time outstanding; and (f) liens and security interests in favor of the Collateral Agent, for the benefit of the Lenders.

         8.2.         INDEBTEDNESS.

                      Except as set forth on SCHEDULE 6.10 attached hereto or as permitted under SECTION 8.8 or 8.12 hereof, no Designated Company shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except, without duplication, (a) the Liabilities, (b) trade payables, normal accruals and other normal obligations in the ordinary course of business not more than thirty (30) days' past due and payable, or with respect to which such Designated Company is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that such Designated Company has set aside on its books adequate reserves therefor, in accordance with GAAP, (c) the Junior Debt; (d) purchase money indebtedness relating to purchases of Equipment and real property not in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate for all of the Designated Companies at any time outstanding, plus any amounts listed on SCHEDULE 6.10 attached

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

hereto and designated therein as purchase money indebtedness; (e) unsecured indebtedness owing to the Borrower by any other Designated Company; (f) indebtedness permitted under SECTION 8.1(D); (g) unsecured subordinated indebtedness that has terms and is evidenced by documents satisfactory to the Agents and that is subordinated to the Liabilities pursuant to a subordination agreement in form and substance satisfactory to the Agents; (h) other unsecured indebtedness incurred in connection with the consummation of any Permitted Acquisition which in the aggregate for all of the Designated Companies does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) at any time outstanding and (i) other unsecured indebtedness which in the aggregate for all of the Designated Companies does not exceed One Hundred Thousand Dollars ($100,000) at any time outstanding. Notwithstanding the foregoing, no individual Designated Company other than the Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness (including without limitation trade payables and accounts), including all types of obligations and indebtedness otherwise permitted under this SECTION 8.2, which in the aggregate exceed One Hundred Thousand Dollars ($100,000) at any time outstanding, but exclusive of indebtedness incurred under
SECTION 8.2(E) (which will not be so limited), except that prior to November 30, 1996, Added Value may have such obligations and indebtedness not in excess of One Million Three Hundred Fifty Thousand Dollars ($1,350,000), A.V.E.D. may have such obligations and indebtedness not in excess of Two Hundred Twenty-Five Thousand Dollars ($225,000), Philadelphia may have such obligations and indebtedness not in excess of Four Hundred Twenty-Five Thousand Dollars ($425,000) and Chicago may have such obligations and indebtedness not in excess of One Hundred Seventy-Five Thousand Dollars ($175,000). After the date hereof, no Designated Company shall incur any indebtedness to any Company other than the Borrower.

         8.3.         CONSOLIDATIONS, MERGERS OR ACQUISITIONS.

                      Without the prior written consent of the Requisite Lenders, no Designated Company shall consolidate with, merge with, or otherwise or in any manner acquire all or substantially all of the assets, stock or properties of any other Person, other than another Designated Company, except that the Borrower may consummate any Permitted Acquisition, including through the formation of a New Subsidiary; provided that, except for the acquisition of Programming Plus, no Permitted Acquisition may be consummated until after the Borrower is in compliance with the terms of the portion of SECTION 7.16 that must be completed on or before November 1, 1996. No Person, other than another Designated Company, shall acquire all or substantially all of the stock or assets of any Designated Company. Except for newly formed Subsidiaries of the Borrower created pursuant to, or in connection with, a Permitted Acquisition, or in connection with the opening of any new sales office, no Designated Company shall create any additional Subsidiaries not in existence on the date hereof.

         8.4.         INVESTMENTS OR LOANS.

                      Except as set forth on SCHEDULE 8.4, no Designated Company shall make or permit to exist investments or loans in or to any other Person, except (a) investments in its Subsidiaries existing on the date hereof; (b) investments in short-term direct obligations of the United States Government;
(c) investments in negotiable certificates of deposit issued by any Lender or by any

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other bank satisfactory to the Administrative Agent, payable to the order of such Designated Company or to bearer; (d) investments in commercial paper rated A1 or P1; (e) loans made by the Borrower to another Designated Company; and (f) Investments by the Borrower in any New Subsidiary in connection with the consummation of any Permitted Acquisition. After the date hereof, no Designated Company shall make any loan to or investment in any Company that is not a Designated Company.

         8.5.         GUARANTEES.

                      Except as set forth in SCHEDULE 8.5, or in the definition of the term "Permitted Acquisitions," no Designated Company shall guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business and guaranties by the Borrower of the obligations (including real estate leases) of another Designated Company.

         8.6.         SUBORDINATED INDEBTEDNESS.

                      No Designated Company shall make any payment in respect of any indebtedness that is by its terms subordinated to the Liabilities, including without limitation the Junior Debt, except pursuant to the terms of any subordination or intercreditor agreement executed in connection therewith or any subordination provisions applicable thereto, as the same exist as the date hereof; provided that, notwithstanding the foregoing, the Borrower may at any time after the Borrower is in compliance with the terms of SECTION 7.16, prepay the Junior Debt, so long as (a) no Event of Default or Default is then in existence or would be caused thereby and (b) average Excess Loan Availability for the three (3) month period immediately preceding the consummation of such prepayment is equal to at least Fifteen Million Dollars ($15,000,000) and Excess Loan Availability immediately after such prepayment is equal to at least Ten Million Dollars ($10,000,000). No Designated Company will agree to any amendment or modification of any agreement evidencing or relating to any such subordinated indebtedness, including without limitation the Junior Debt.

         8.7.         DISPOSAL OF PROPERTY.

                      No Designated Company shall sell, lease, transfer or otherwise dispose of any of its properties, assets and rights to any Person except (a) sales of Inventory in the ordinary course of business, (b) sales of Equipment being replaced in the ordinary course of business with other Equipment with a fair market value equal to or greater than the Equipment being replaced, so long as such replacement is completed within ninety (90) days of such sale, and (c) sales in any fiscal year of other Equipment with an aggregate appraised market value not in excess of Five Hundred Thousand Dollars ($500,000) for all of the Designated Companies taken as a group. In the event any of the Equipment or other assets of any Designated Company is sold, transferred or otherwise disposed of as herein provided, and such sale, transfer or disposition is effected without

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

replacement of the property so sold, transferred or disposed of or such property is replaced by property leased by such Designated Company, the applicable Designated Company shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Administrative Agent, subject to the prior rights of the Persons listed on SCHEDULE 6.5 attached hereto, if any, which proceeds shall be applied to the repayment of the Liabilities as provided in this Agreement. If any of the Equipment is sold, transferred or otherwise disposed of as herein provided and such sale, transfer or disposition is made in connection with the purchase by the applicable Designated Company of replacement Equipment, such Designated Company shall use the proceeds of such sale, transfer or disposition to finance the purchase by such Designated Company of replacement Equipment and shall deliver to the Administrative Agent written evidence of the use of the proceeds for such purchase. All such replacement Equipment purchased by any Designated Company shall be free and clear of all liens, claims and encumbrances, except as expressly allowed elsewhere in this Agreement or as provided on SCHEDULE 6.5 attached hereto. Upon the consummation of any sale permitted by this SECTION 8.7, the Administrative Agent and the Lenders hereby authorize the Collateral Agent, and the Collateral Agent agrees, to execute and deliver to the Borrower such releases of the Collateral Agent's lien on and security interest in the Collateral being sold as the Borrower reasonably requests.

         8.8.         CAPITAL EXPENDITURE LIMITATIONS.

                      No Designated Company shall purchase, invest in or otherwise acquire, or enter into commitments to purchase, invest in or otherwise acquire, additional real estate, machinery equipment, vehicles or other fixed assets, which, in the aggregate, cost the Designated Companies, taken as a group, more than (a) Three Million Five Hundred Thousand Dollars ($3,500,000) during the 1996 fiscal year or (b) Two Million Five Hundred Thousand Dollars ($2,500,000) during each fiscal year thereafter, plus, in each case, (i) any capital assets acquired in connection with a Permitted Acquisition and (ii) any capital assets acquired with the proceeds of insurance which replaces lost or damaged capital assets, to the extent of such proceeds.

         8.9.         LOANS TO OFFICERS; CONSULTING AND MANAGEMENT FEES.

                      Except as provided in SECTION 8.4 and except for advances for travel and expenses to officers, directors or employees in the ordinary course of business, the Designated Companies shall not make loans to officers, directors, employees or stockholders of any Designated Company, except that the Borrower may make loans to such Persons not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time outstanding; and except as described in SCHEDULE 8.9 attached hereto, the Designated Companies shall not pay any consulting, management or similar fees to any officer, director, employee, stockholder or Affiliate of any Company, whether for services rendered to such Designated Company, or otherwise, except that the Borrower may pay such fees not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year, inclusive of any amounts described on SCHEDULE 8.9.

         8.10.        DIVIDENDS AND STOCK REDEMPTIONS.

                      Unless otherwise approved by the Requisite Lenders, which approval will not be unreasonably withheld, no Designated Company shall directly or indirectly, (a) apply any of its

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funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or retirement of, or make any distribution, by reduction of capital or otherwise in respect of any of its shares of capital stock or other securities, whether now or hereafter outstanding, or (b) except for dividends by any Subsidiary of a Designated Company to such Designated Company, declare or pay, or set apart any funds for the payment of, any dividends in any fiscal year on any class or classes of stock.

         8.11.        AMENDMENT OF CERTIFICATE OF INCORPORATION OR
By-Laws.

                      No Designated Company shall amend its Certificate or Articles of Incorporation, as applicable, or By-Laws, in any case in any manner that would be reasonably likely to have a Material Adverse Effect. The Borrower agrees to provide each Agent with a copy of any amendment of any Designated Company's Certificate or Articles of Incorporation or By-Laws on or before its effective date.

         8.12.        OPERATING LEASE LIMITATIONS.

                      The annual aggregate financial obligations of the Designated Companies taken as a group for any fiscal year, whether for rental payments, principal payments, interest payments, service charges or otherwise, under all leases, lease acquisition agreements, capitalized lease arrangements, conditional sales contracts, purchase money security arrangements and other similar agreements, other than any of the foregoing that (a) are recorded or are required, under GAAP, to be recorded on a balance sheet or (b) relate to real estate leases for new sales offices opened after the date hereof, will not exceed Three Million Two Hundred Thousand Dollars ($3,200,000) for any fiscal year.

         8.13.        FISCAL YEAR END.

                      Unless otherwise approved by the Requisite Lenders, which approval will not be unreasonably withheld, no Designated Company shall change the end of its fiscal year from December 31st of each year.

         8.14.        TRANSACTIONS WITH AFFILIATES.

                      Except (a) as provided in SECTIONS 8.2 and 8.4, (b) in connection with the consummation of any Permitted Acquisition or (c) the transfer from the Borrower to each Designated Company at cost of Inventory at the time of shipment thereof to a customer of such Designated Company, no Designated Company will transfer any cash or property to any Affiliate or enter into any transaction, including without limitation the purchase, lease, sale or exchange of property or the rendering of any service to any Affiliate; PROVIDED, that any Designated Company may enter into transactions with Affiliates for fair value in the ordinary course of business pursuant to terms that are no less favorable to the applicable Designated Company than the terms upon which such transfers or transactions would have been made had such transfers or transactions been made to or with a Person that is not an Affiliate.

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         8.15.        TERMINATION EVENTS.

                      No Designated Company shall permit to occur or suffer to exist any Termination Event, if such Termination Event could have a Material Adverse Effect or a material adverse effect on the financial condition, results of operation or business of any ERISA Affiliate.

         8.16.        EXECUTIVE COMPENSATION/BONUSES.

                      No Designated Company shall pay aggregate annual compensation, including salary, benefits and bonuses, to its chief executive officer, chief financial officer and chief operating officer in excess of amounts that are consistent with general industry practices, in light of the current and projected financial condition of such Designated Company.

         8.17.        MINIMUM TANGIBLE NET WORTH.

                      Tangible Net Worth of the Designated Companies, on a consolidated basis, shall not at any time during any period set forth below be less than the amount set forth below opposite such period:

                       PERIOD                          AMOUNT
                       ------                          ------
             Closing Date through and               $23,500,000
               including June 29, 1996

             June 30, 1996 through and              $24,300,000
               including September 29, 1996

             September 30, 1996 through             $25,000,000
               and including December 30, 1996

             December 31, 1996 through              $26,500,000
               and including March 30, 1997

             Each three month period             The actual Tangible Net
               thereafter, commencing on           Worth of the Designated
               a March 31 and ending on            Companies as of the
               the next succeeding June 29         prior September 30
                                                   (exclusive of the
                                                   Special Amount, if
                                                   any), plus $1,500,000

             Each three month period             The actual Tangible Net
               thereafter commencing on a          Worth of the Designated
               June 30 and ending on the           Companies as of the
               next succeeding September 29        prior December 31, plus
                                                   $1,500,000

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             Each three month period             The actual Tangible Net
               thereafter commencing on a          Worth of the Designated
               September 30 and ending on          Companies as of the
               the next succeeding                 prior March 31, plus
               December 30                         $1,500,000

             Each three month period             The actual Tangible Net
               thereafter commencing on a          Worth of the Designated
               December 31 and ending on           Companies as of the
               the next succeeding March 30        prior June 30, plus
                                                   $1,500,000

         8.18.        MINIMUM DEBT SERVICE COVERAGE RATIO.

                      The Debt Service Coverage Ratio of the Designated Companies, on a consolidated basis, shall not on the last day of any calendar quarter set forth below, for the period ending on such date, be less than the ratio set forth below opposite such date:

                           DATE                                       RATIO
                           ----                                       -----
                      Six month period ending June 30, 1996         1.00:1.00

                      Nine month period ending September 30, 1996   1.10:1.00

                      Twelve month period ending December 31, 1996  1.20:1.00

                      Twelve month period ending March 31, 1997     1.25:1.00
                        and each twelve month period ending on the last day of a calendar quarter thereafter

         8.19.             MINIMUM INVENTORY TURNOVER.

                  Inventory Turnover shall not on the last day of any calendar quarter hereafter, for the calendar quarter ending on such date, be less than 2.4.

         8.20.             INVENTORY PURCHASES.

                  No Designated Company (exclusive of the Borrower) shall at any time purchase or otherwise acquire any Inventory from any Person other than the Borrower.

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         8.21.             ADDED VALUE PURCHASE.

                  Without the consent of the Requisite Lenders, (a) the Designated Companies shall not pay in cash more than one-half (1/2) of the aggregate amount of "additional consideration" that may be due on or after June 30, 1998 to the former shareholders of Added Value Electronics Distribution, Inc. ("AVED") in connection with the acquisition by the Borrower of AVED and A.V.E.D. Rocky Mountain, Inc., but shall pay such portion of the additional consideration in capital stock of the Borrower and (b) the Designated Companies shall not pay any portion of such additional consideration in cash (i) if a Default is then in existence or to the extent that a Default would be caused thereby, (ii) if average Excess Loan Availability for the two (2) month period immediately preceding such payment is not at least Five Million Dollars ($5,000,000) or (iii) to the extent that, immediately after making such payment, Excess Loan Availability is not at least Five Million Dollars ($5,000,000).

         9.                DEFAULT, RIGHTS AND REMEDIES OF THE LENDER.

         9.1.              ACCELERATION.

                  Upon the occurrence of a Default described in CLAUSE (G) of the definition of "Default," all of the Liabilities shall immediately and automatically, without notice of any kind, be immediately due and payable; and upon the occurrence of any other Default, any or all of the Liabilities may, at the option of the Requisite Lenders and without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived), be declared, and thereupon shall become, immediately due and payable. Upon the occurrence of any Default, the Requisite Lenders may, at its or their option, terminate the obligations of all of the Lenders to make additional Loans and issue additional Letters of Credit; however, except as provided in SECTION 11.9(C), no Lender shall be obligated to make additional Loans or issue additional Letters of Credit after the occurrence of any Default, unless such Default has been waived by the Requisite Lenders.

         9.2.              RIGHTS AND REMEDIES GENERALLY.

                  Upon the occurrence of a Default, the Lenders and the Agents, shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by the Collateral Agent after Default may be for cash, credit or any combination thereof, and the Collateral Agent, on behalf of the Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Collateral Agent may, in its sole discretion, cause the Collateral to remain on any Designated Company's premises, at the Borrower's expense, pending sale or other disposition of the Collateral. The Collateral Agent shall have the right to conduct such sales on any Designated Company's premises, at the Borrower's expense, or elsewhere, on such occasion or occasions as the Collateral Agent may see fit.

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         9.3.              ENTRY UPON PREMISES AND ACCESS TO INFORMATION.

                  Upon the occurrence of a Default, the Collateral Agent shall have the right to enter upon any premises of the Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to any Designated Company, or any other place or places where the Collateral is believed to be located and kept, and remove the Collateral therefrom to the premises of the Collateral Agent or any agent of the Collateral Agent, for such time as the Collateral Agent may desire, in order effectively to collect or liquidate the Collateral, and/or the Collateral Agent may require the Borrower to assemble the Collateral and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent. Upon the occurrence of a Default, the Collateral Agent shall have the right to obtain access to the data processing equipment, computer hardware and software of the Designated Companies relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Collateral Agent deems appropriate; and the Collateral Agent shall have the right to notify post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Collateral Agent and to receive, open and process all mail addressed to the Borrower. The Collateral Agent agrees to provide the Borrower with notice that the Collateral Agent has so notified the post office authorities.

         9.4.              SALE OR OTHER DISPOSITION OF COLLATERAL BY THE
COLLATERAL AGENT.

                  Any notice required to be given by the Collateral Agent of a sale, lease or other disposition or other intended action by the Collateral Agent with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to the Borrower at the address specified in SECTION 10.13, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice to the Borrower of any such action. The net proceeds realized by the Collateral Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' and paralegals' fees and legal expenses incurred by the Collateral Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities including without limitation the Liabilities described in SECTIONS 7.5 and 10.2. The Collateral Agent shall account to the Borrower for any surplus realized upon such sale or other disposition, and the Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Collateral Agent's security interest in the Collateral, for the benefit of the Lenders, until the Liabilities are fully paid. The Borrower agrees that neither either Agent nor any Lender has any obligation to preserve rights to the Collateral against any other parties. The Collateral Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, tradestyles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and the Borrower's rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit until the Liabilities are paid.

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         9.5.              WAIVER OF DEMAND.

                  Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower. The Borrower also waives the benefit of all valuation, appraisal and exemption laws.

         9.6.              WAIVER OF NOTICE.

                  UPON THE OCCURRENCE OF A DEFAULT, THE BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY EITHER AGENT OR ANY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

         9.7.              ADVICE OF COUNSEL.

                  The Borrower acknowledges that it has been advised by its counsel with respect to this transaction and this Agreement, including without limitation any waivers contained herein.

         10.               MISCELLANEOUS.

         10.1.             WAIVER.

                  The failure of the Agents or the Lenders, at any time or times hereafter, to require strict performance by the Borrower of any provision of this Agreement shall not waive, affect or diminish any right of the Agents and the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agents or the Lenders of a Default under this Agreement or a default under any of the other Financing Agreements shall not suspend, waive or affect any other Default under this Agreement or any other default under any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement or any of the other Financing Agreements and no Default under this Agreement or default under any of the other Financing Agreements shall be deemed to have been suspended or waived by either Agent or any Lender unless such suspension or waiver is in writing signed by an officer of such Person, and directed to the Borrower, specifying such suspension or waiver.

         10.2.             COSTS AND ATTORNEYS' FEES.

                  Without limiting the provisions of SECTION 7.5, if at any time or times after the occurrence of a Default, either Agent or any Lender employs counsel in connection with protecting or perfecting the Collateral Agent's security interest in the Collateral, for the benefit of the Lenders, or in connection with any matters contemplated by or arising out of this Agreement or any of the other Financing Agreements, including without limitation (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (c) to consult with officers of such Agent or Lender to advise such Agent or Lender, (d) to protect, collect, lease,

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sell, take possession of, or liquidate any of the Collateral, (e) to attempt to enforce or to enforce any security interest in any of the Collateral, or (f) to attempt to enforce or to enforce any rights of either Agent or any Lender hereunder, including without limitation the right to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including without limitation all reasonable fees of the paralegals and other staff employed by such attorneys, shall be part of the Liabilities, payable on demand and secured by the Collateral and shall, if not paid by the Borrower when due or demanded, bear interest at the rate applicable to the Domestic Rate Portions.

         10.3.             EXPENDITURES BY THE LENDERS.

                  In the event the Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which the Borrower is, under any of the terms hereof or of any of the other Financing Agreements, required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, except as permitted herein, the Lenders may, in their sole discretion, make expenditures for any or all of such purposes, and the amount so expended, shall be part of the Liabilities, payable on demand and secured by the Collateral and shall, if not paid by the Borrower when due or demanded, bear interest at the rate applicable to the Domestic Rate Portions.

         10.4.             CUSTODY AND PRESERVATION OF COLLATERAL.

                  Each Agent and each Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Borrower shall request in writing, but failure by such Agent or Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by such Agent or Lender to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrower, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         10.5.             RELIANCE BY THE AGENTS AND LENDERS.

                  The Borrower acknowledges that each Agent and Lender, in entering into this Agreement and agreeing, in its discretion, to make Loans and otherwise extend credit to the Borrower hereunder, has relied upon the accuracy of the covenants, agreements, representations and warranties made herein by the Borrower and the information delivered by the Borrower to such Agent or Lender in connection herewith (including without limitation the Financials).

         10.6.             SUCCESSORS AND ASSIGNS OF THE BORROWER.

                  This Agreement may not be assigned by the Borrower without the prior written consent of each of the Agents and all of the Lenders. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of such party.

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         10.7.             APPLICABLE LAW; SEVERABILITY

                  THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS AND DECISIONS, AND NOT THE CONFLICT OF LAW PROVISIONS, OF THE STATE OF ILLINOIS. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         10.8.             SUBMISSION TO JURISDICTION; WAIVER OF BOND AND TRIAL
BY JURY.

                  THE BORROWER, EACH AGENT AND EACH LENDER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS AND WAIVES ANY OBJECTION BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS UPON THE BORROWER MAY BE MADE BY REGISTERED MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SECTION
10.13 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S ADDRESS BY THE BORROWER'S AGENT AS SET FORTH BELOW. THE BORROWER HEREBY APPOINTS CT CORPORATION, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF ILLINOIS. EACH AGENT, EACH LENDER AND THE BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND THE BORROWER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EITHER AGENT OR ANY LENDER. NOTHING CONTAINED IN THIS SECTION 10.8 SHALL AFFECT THE RIGHT OF EITHER AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF EITHER AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.9.             APPLICATION OF PAYMENTS.

                  Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by either Agent or any Lender, from the Borrower or with respect to any of the Collateral, and the Borrower does hereby irrevocably agree that the Agents and the Lenders shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Liabilities in such manner as the Agents and the Lenders

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may deem advisable, notwithstanding any entry by either Agent or any Lender upon any of its books and records.

         10.10.            MARSHALLING; PAYMENTS SET ASIDE.

                  Neither either Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that the Borrower makes a payment or payments to either Agent or any Lender or Collateral Agent enforces its security interest in the Collateral, for the benefit of the Lenders, or either Agent or any Lender exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         10.11.            SECTION TITLES.

                  The section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

         10.12.            CONTINUING EFFECT.

                  This Agreement, the Collateral Agent's security interests in the Collateral, for the benefit of the Lenders, and all of the other Financing Agreements shall continue in full force and effect so long as any Liabilities shall be owed to either Agent or any Lender, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided in SECTION 2.8.

         10.13.            NOTICES.

                  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below, (b) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, (c) in the case of notice by Federal Express or other reputable overnight courier service, one (1) Business Day after delivery to such courier service, or (d) in the case of telecopy or other similar facsimile transaction, when sent, after receipt of confirmation or answerback, in each case addressed to the party to be notified as follows:

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         (i)    If to the Administrative Agent at:

                       Harris Trust and Savings Bank
                       111 West Monroe Street
                       Chicago, Illinois  60603
                       Attention: Mr. Kevin Delaplane
                                  Vice President

         (ii)   If to the Collateral Agent at:

                       American National Bank and
                         Trust Company of Chicago
                       33 North LaSalle Street
                       Chicago, Illinois  60690
                       Attention: Mr. Dennis Harrison
                                  Senior Vice President

         (iii) If to any Lender, to it address indicated on the signature pages hereof or on an Assignment and Acceptance Agreement.

         (iv)   If to the Borrower at:

                       All American Semiconductor, Inc.
                       16115 N.W. 52nd Avenue
                       Miami, Florida  33014
                       Attention:  Chief Financial Officer

                       with a copy to:

                       Rubin Baum Levin Constant Friedman & Bilzin
                       2500 First Union Financial Center
                       Miami, Florida  33131
                       Attention:  Marc J. Stone, Esq.

or to such other address as each party designates to the others in the manner herein prescribed.

         10.14.            EQUITABLE RELIEF.

                  The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agents and the Lenders; therefore, the Borrower agrees that the Agents and the Lenders, if the Agents and the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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         10.15.            ENTIRE AGREEMENT.

                  This Agreement, together with the Financing Agreements executed in connection herewith, constitutes the entire Agreement among the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings with respect thereto.

         10.16.            INDEMNITY.

                  Without limiting any other indemnity provisions contained in this Agreement or any of the other Financing Agreements, the Borrower agrees to defend, protect, indemnify and hold harmless each Agent and each Lender and each and all of their respective affiliates, officers, directors, employees, attorneys and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated as a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including without limitation securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or the other Financing Agreements, or any act, event or transaction related or attendant thereto, the making and the management of the Loans and the issuance of the Letters of Credit hereunder (including without limitation any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of the Loans and the Letters of Credit hereunder; PROVIDED, that the Borrower shall not have any obligation to any Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters incurred by the Indemnified Parties. Any liability, obligation, loss, damage, penalty, cost or expense incurred by the Indemnified Parties shall be paid to the Indemnified Parties on demand, together with interest thereon at the rate prescribed for the Domestic Rate Portions, from the date incurred by the Indemnified Parties until paid by the Borrower, and shall be added to the Liabilities, and be secured by the Collateral. The provisions of and undertakings and indemnifications set out in this SECTION 10.16 shall survive the satisfaction and payment of the Liabilities and the termination of this Agreement.

         10.17. REPRESENTATIONS AND WARRANTIES; CONDITIONS TO LOANS AND LETTERS OF CREDIT.

                  Notwithstandinganything to the contrary contained herein, (a) each representation or warranty contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and the other Financing Agreements and the making of the Loans and the issuance of the Letters of Credit and (b) each representation and warranty contained in this Agreement and each other Financing Agreement that is not made only as of a

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specific date or time, shall be remade on the date of each Loan made or Letter of Credit issued hereunder, including without limitation any Loan made by the Administrative Agent pursuant to SECTION 2.1(e). In addition, each request for a Loan or Letter of Credit (including any request for a Loan deemed to be made by the Borrower under SECTION 2.1(E)), shall constitute a representation and warranty by the Borrower that no Event of Default or Default then exists or would result therefrom and that all conditions to such Loan or Letter of Credit contained in this Agreement have been satisfied.

         10.18.            APPROVAL OF THE REQUISITE LENDERS OR THE LENDERS.

                  The Lenders and Agents hereby acknowledge and agree that in each case where, pursuant to this Agreement, the Borrower must seek the approval or consent of the Requisite Lenders or all of the Lenders, the Borrower shall be permitted to make the appropriate request of the Administrative Agent only and that the Administrative Agent, with reasonable diligence, shall contact the Lenders and the Collateral Agent with respect thereto and process the Borrower's request. The Borrower agrees to make itself reasonably available to the Agents and the Lenders to respond to questions regarding any such request.

         11.               AGENCY PROVISIONS.

         11.1.             APPOINTMENT AND POWERS.

                  Each Lender hereby irrevocably appoints and authorizes (a) Harris to act as its Administrative Agent under this Agreement and the Financing Agreements and (b) ANB to act as its Collateral Agent under this Agreement and the Financing Agreements. Each of the Agents shall have and may exercise such powers under this Agreement and the Financing Agreements as are specifically delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Each action of an Agent undertaken under this Agreement and the Financing Agreements shall be deemed to have been taken by the applicable Agent, for the benefit of such Agent both in its capacity as an Agent hereunder, and also in its capacity as a Lender hereunder, and also for the benefit of each other Lender. Neither Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the applicable Financing Agreements. The duties of each Agent shall be mechanical and administrative in nature; and neither Agent, by reason of this Agreement or any of the Financing Agreements, shall be deemed to have assumed a fiduciary or trust relationship with any Lender, nor shall either Agent be deemed to have assumed any obligation toward or relationship of trust or agency with or for any Company.

         11.2.             AGENTS IN THEIR CAPACITIES AS LENDERS.

         With respect to Loans made by it, each Agent shall have the same rights and powers under this Agreement and the Financing Agreements as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" or "Lenders", unless the context otherwise indicates, shall include each Agent in its capacity as a Lender hereunder. Each Agent, and each Lender and their respective affiliates, may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower, or any other Company, as if it were not an Agent or as if it were not a Lender and without any duty to account

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

therefor to the other parties to this Agreement. Each Agent and each Lender hereby agrees that the obligations of the Borrower to it in respect of any of the matters described in the immediately preceding sentence shall not be "Liabilities" hereunder nor shall such obligations be secured by the Collateral or otherwise entitled to the benefits of this Agreement or the other Financing Agreements.

         11.3.             INDEPENDENT CREDIT ANALYSIS.

         Each Lender agrees that it has, independently and without reliance upon either Agent, any other Lender, or the directors, officers, agents, attorneys or employees of any of such Persons, and instead in reliance upon information supplied to it by or on behalf of the Companies, and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement, and that, independently and without reliance upon either Agent, any other Lender, or the directors, officers, agents, attorneys or employees of any of such Persons, it shall continue to make its own independent credit analysis and decisions in acting or not acting under this Agreement and the Financing Agreements. Neither Agent shall have any duty or responsibility to provide the other Agent or any Lender with any credit or other information concerning the affairs, financial condition, litigation, liabilities, or business of any Company which may at any time come into the possession of such Agent (or any of its affiliates), other than as specifically provided otherwise in this Agreement, and other than such other reports and notices as any Lender may reasonably request from time to time, all of which the applicable Agent agrees to provide to each Lender on a prompt basis. In the event such information is furnished to any Lender by either Agent, such Agent shall have no duty to confirm or verify its accuracy or completeness and shall have no liability whatsoever with respect thereto.

         11.4.             GENERAL IMMUNITY.

                  Neither Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to the other Agent or any Lender for any action taken or omitted to be taken by it or them under this Agreement or any of the Financing Agreements or in connection therewith except for its or their own willful misconduct or gross negligence. Without limiting the generality of the foregoing but subject to the last sentence of this SECTION 11.4, neither Agent shall: (a) be responsible to the other Agent or any Lender for any recitals, statements, warranties or representations under this Agreement or any of the Financing Agreements or any agreement or document relative thereto or for the financial condition of any Company, (b) be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of this Agreement or any of the Financing Agreements or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules or opinions of counsel executed and delivered pursuant hereto or thereto, (c) be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the Financing Agreements on the part of any Company or of any of the terms of any such agreement by any party thereto or shall have any duty to inspect the property (including the books and records) of any Company, or (d) incur any liability under or in respect of this Agreement or any of the Financing Agreements or any other document or collateral by acting upon any notice, consent, certificate or other instrument or writing (which may be by

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telegram or telecopy) believed by such Agent to be genuine and signed or sent by the proper party. Each Agent may consult with legal counsel (including counsel for the Companies), independent public accountants and other experts selected by such Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Each Agent agrees to use the same degree of care, with respect to the performance of its duties hereunder, as it uses with respect to credit facilities in which it alone is interested.

         11.5.             RIGHT TO INDEMNITY.

                  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement and each of the Financing Agreements or in relation thereto unless it first shall be indemnified (upon requesting such indemnification) to its satisfaction by each Lender against any and all liability and expense which it may incur by reason of taking or continuing to take any action otherwise required or permitted to be taken by such Agent under this Agreement or any of the Financing Agreements. Each Lender further agrees to indemnify each Agent ratably in accordance with its Pro Rata Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any of the Financing Agreements or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof or of any other documents, PROVIDED, no such liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement results from such Agent's gross negligence or willful misconduct. Each Lender agrees to reimburse each Agent in the amount of its Pro Rata Share for any out-of-pocket expenses of which such Agent is entitled to receive, but has not received, reimbursement pursuant to this Agreement or any of the Financing Agreements.

         11.6.             ACTION BY AGENTS.

                  (a) Each Agent may assume that no Event of Default or Default has occurred and is continuing, unless such Agent has actual knowledge of the Event of Default or Default, has received notice from the Borrower or any of their independent certified public accountants stating the nature of the Event of Default or Default, or has received notice from a Lender stating the nature of the Event of Default or Default and that such Lender considers the Event of Default or Default to have occurred and to be continuing. Each Agent hereby agrees to notify the other Agent and the Lenders promptly upon obtaining notice of the existence of an Event of Default or Default, which notice (a "Default Notice") shall describe, in reasonable detail, the nature of such Event of Default or Default.

                  (b) Each Agent has only those obligations under this Agreement and the Financing Agreements that are expressly set forth herein and therein as obligations. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of or imputed in respect of any right, power or authority granted to such Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority.

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                  (c) Each Agent shall have the right to request instructions from the Requisite Lenders by notice to each Lender. If an Agent shall request instructions from the Requisite Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Financing Agreement, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Requisite Lenders, and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting hereunder or under any other Financing Agreement in accordance with the instructions of the Requisite Lenders. Except for any obligation expressly set forth in this Agreement or any of the Financing Agreements, each Agent may, but shall not be required to, exercise its discretion to act or not act, including, without limitation, the exercise of any remedies under this Agreement or under any of the other Financing Agreements, except that each Agent shall be required to act or not act
(i) upon the instructions of the Requisite Lenders (unless all Lenders are required to provide such instructions under this Agreement) and (ii) as described more fully in SECTION 11.6(D); PROVIDED, that such Agent shall not be required to act or not act if to do so would expose such Agent to liability, or would be contrary to this Agreement, any of the Financing Agreements or to applicable law.

                  (d) After receipt by the Lenders and the other Agent of a Default Notice, no action permitted under this Agreement or any of the other Financing Agreements may be taken by either Agent with respect to the Defaults or Events of Default unless both Agents consent to any such action. Notwithstanding the foregoing, if either Agent (the "Proposing Agent") proposes in writing (an "Action Notice") to the other Agent (the "Receiving Agent") to take any action with respect to a Default or Event of Default and within ten
(10) Business Days after the receipt by the Receiving Agent of such Action Notice (the "Waiting Period"), the Proposing Agent has not received from the Receiving Agent a written objection to such action being taken (an "Objection Notice"), the Receiving Agent shall be deemed to have given its consent to such action and the Proposing Agent may proceed to take such action. If, on the other hand, within the Waiting Period, the Proposing Agent receives an Objection Notice, such proposed action may not be taken. When any action is taken pursuant to this SECTION 11.6(D), the applicable Agent shall undertake such action in accordance with, but subject to the provisions of, the terms of this Agreement and the Financing Agreements and (b) no Lender that has not consented to any action to be taken authorized by the applicable Requisite Lenders pursuant to this SECTION 11.6(D) shall take any action to interfere with such actions, including without limitation the filing of any suit or request for injunctive relief.

                  (e) After receipt of a Default Notice, any Lender may notify the Administrative Agent in writing that such Lender will not, after the date of receipt of such notice (a "Nonfunding Notice") by the Administrative Agent, provide any advances to or on behalf of the Borrower, except to settle what has already been advanced by the Administrative Agent as of the date of its receipt of such Nonfunding Notice and except for advances made pursuant to SECTION 11.9(C); provided, that such Nonfunding Notice shall have no further effect if the Default that was the subject of the applicable Default Notice is waived by the Requisite Lenders.

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                  (f) Each Agent shall, upon request therefor, deliver to the other Agent and each other Lender copies of all reports and other information or documentation received by such Agent from any Designated Company.

         11.7.             PROPORTIONATE INTEREST OF LENDERS UNDER THE
FINANCING AGREEMENTS.

                  In the event any remedy is exercised with respect to the Financing Agreements or the Collateral, the applicable Agent shall pursue remedies designated by the Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to realize upon the security created by the Financing Agreements or otherwise enforce any provision thereof, or make demand thereunder, it being understood and agreed that such rights and remedies may be exercised by the applicable Agent for the benefit of the Lenders, under the terms of this Agreement and the Financing Agreements. Nothing set forth in the previous sentence shall confer any rights or benefit on the Borrower or on any other Person except the Lenders.

         11.8.             RESIGNATION OF EITHER AGENT.

                  Either Agent may resign at any time by giving at least thirty
(30) days' prior written notice of its intention to do so to the other Agent, each Lender and the Borrower, and upon any such notice, the remaining Agent shall have the right to succeed the resigning Agent in such capacity. If the remaining Agent does not notify the Borrower, the resigning Agent and the other Lenders in writing of its acceptance of such position within twenty (20) days after the applicable Agent's giving of such notice of resignation, then the Lenders holding a majority of the Pro Rata Shares of all Lenders (with the concurrence of the remaining Agent) may appoint a successor Agent. Neither Agent's resignation shall be effective until a successor Agent has been selected pursuant to this SECTION 11.8. After any resigning Agent's resignation hereunder as an Agent, it shall be discharged from its duties and obligations under this Agreement and the Financing Agreements but the provisions of this Agreement and the Financing Agreements shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent hereunder and thereunder. Upon appointment of a successor Agent, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor.

         11.9.             DISBURSEMENT OF PROCEEDS OF LOANS AND OTHER ADVANCES;
ISSUANCE OF LETTERS OF CREDIT.

                  (a) If the Borrower makes a request for a Loan as provided herein, or if the Administrative Agent makes a loan pursuant to any other provision of this Agreement that permits or obligates the Administrative Agent to advance loans to the Borrower (including without limitation SECTION 2.1(E)), the Administrative Agent shall do either of the following:

                           (i) advance the amount of the proposed loan to the Borrower disproportionately (a "Disproportionate Advance") out of the Administrative Agent's own funds on behalf Lenders and request settlement in accordance with SECTION 11.9(B), such that upon such settlement, each Lender's share of the outstanding Loans (including without limitation the amount of any

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         Disproportionate Advance) equals its Pro Rata Share and such
         Disproportionate Advance shall be deemed to be repaid; or

                           (ii) if so directed by the Requisite Lenders, notify each Lender and the Borrower by telecopy or other teletransmission of the proposed advance on the same day that the Administrative Agent is notified by the Borrower of the Borrower's request or the same day that the Administrative Agency desires to make such Loan on behalf of the Borrower, in which case, each Lender shall, not later than 12:00 p.m. (Chicago time) on such date make available to the Administrative Agent, in lawful money of the United States of America and in same day funds, an amount equal to such Lender's Pro Rata Share of the Loans to be made to the Borrower; PROVIDED that such Lender shall have received notice of such Loan before 10:00 a.m. (Chicago time) (A) on the borrowing date thereof, with respect to Loans which are included in the Domestic Rate Portions and (B) three (3) Business Days prior to the borrowing date thereof, with respect to Loans which are to be included in a LIBOR Portion. The Administrative Agent shall make such funds available to the Borrower, in same day funds, in accordance with the provisions of this Agreement.

The proceeds of Loans requested by the Borrower pursuant to this Agreement, or otherwise disbursed pursuant to the terms of this Agreement, shall be disbursed by the Administrative Agent on behalf of each Lender.

                  (b) The Administrative Agent shall, once every seven (7) days, or sooner, if so elected by the Administrative Agent, distribute to each Lender, at its primary address set forth on the signature pages to this Agreement or in an Assignment and Acceptance Agreement, with a statement (the "Agent's Report") disclosing as of the preceding Business Day, the aggregate principal balance of the Revolving Loans outstanding as of such date, the aggregate Letter of Credit Exposure as of such date, repayments and prepayments of principal received from the Borrower with respect to the Revolving Loans since the immediately preceding Agent's Report, additional Revolving Loans made to the Borrower, or Letters of Credit issued on the Application of the Borrower, since the date of the immediately preceding Agent's Report, interest and fees received from the Borrower since the date of the immediately preceding Agent's Report, the amount of Loan Availability as of the Administrative Agent's most recent determination, the amount of any expenses of either Agent paid by either Agent since the immediately preceding Agent's Report, for which the applicable Agent has not been reimbursed by the Borrower and the amount received by the applicable Agent from the Borrower since the immediately preceding Agent's Report in payment of outstanding expenses of such Agent. Such Agent's Reports also shall disclose the net amount due to or due from the Lenders. If the Agent's Report discloses a net amount due from either Agent to any Lender, the applicable Agent, concurrently with the delivery of the Agent's Report to the Lenders, shall transfer, by wire or otherwise, such amount to such Lender in funds immediately available to such Lender in accordance with such Lender's instructions. If such report discloses a net amount due to either Agent from any Lender, then such Lender shall transfer, by wire or otherwise, such amount, in funds immediately available to the applicable Agent as instructed by such Agent. Such net amount due from a Lender to such Agent

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shall be due on the same day such Lender receives such Agent's Report, if such
Agent's Report is received before 12:00 p.m. (Chicago time) and such net amount shall be due on the Business Day following receipt of such Agent's Report, if such Agent's Report is received after 12:00 p.m. (Chicago time). Notwithstanding the foregoing, payments actually received by the Administrative Agent with respect to the following items shall be distributed by the Administrative Agent to each Lender as follows:

                           (i) As soon as possible, but in any case within one
         (1) Business Day of receipt thereof by the Administrative Agent, payments to be applied to interest on the Loans shall be paid to each Lender in proportion to its Pro Rata Share, subject to any adjustments for any Disproportionate Advances so that the Administrative Agent shall receive interest on the Disproportionate Advances and each Lender shall only receive interest on the amount of funds actually advanced by such Lender; and

                           (ii) As soon as possible, but in any case within one
         (1) Business Day of receipt thereof by the Administrative Agent, payments to be applied to the fees set forth in SECTION 2.7 and expenses payable under this Agreement, shall each be paid to each Lender as set forth in the applicable Section hereof.

Notwithstanding the foregoing, if a Lender has failed to remit its Pro Rata Share of any Loans required to be made or has failed to make a settlement payment to the Administrative Agent pursuant to this SECTION 11.9(B), no payment shall be made to such Lender by the Administrative Agent at any time such Lender's share of the outstanding Loans is less than such Lender's Pro Rata Share. If the Administrative Agent or any Lender fails to pay the other any payment due under this Agreement on its due date, the party to whom such payment is due shall be entitled to recover interest from the party obligated to make such payment at a rate per annum equal to the overnight federal funds rate.

                  (c) Either Agent may, but shall have no duty (and is hereby irrevocably authorized by the Lenders), to make such other disbursements and advances on behalf of the Lenders (but in no event may either Agent make any such disbursements or advances in excess of the aggregate amount of Two Million Dollars ($2,000,000) without the prior written consent of all Lenders), including without limitation the making of Loans to the Borrower subsequent to the occurrence of a Default, which such Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral, or any portion thereof, or to enhance the likelihood of, or maximize the amount of, repayment by the Borrower of the Liabilities; provided that if a Default is not then in existence, such excess advances shall not be outstanding for more than sixty
(60) consecutive days.

                  (d) Either Agent's use of its own checks upon its funds or such Agent's transfer of its own funds, by wire or otherwise, to an account of the Borrower shall be deemed to be disbursements made by each Lender under this Agreement and pursuant to the Financing Agreements.

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                  (e) Immediately upon the issuance of a Letter of Credit in accordance with this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Pro Rata Share (including without limitation all obligations of Borrower with respect thereto). The Borrower hereby indemnifies each of the Collateral Agent and each Lender against any and all liability and expense it may incur in connection with any Letter of Credit and agrees to reimburse each of the Collateral Agent and each Lender for any payment made by the Collateral Agent or such Lender to the Administrative Agent in respect thereof, except for any liability incurred or payment made as a result of the Collateral Agent's or such Lender's gross negligence or willful misconduct.

         11.10.            APPORTIONMENT OF PAYMENTS.

                  From and after the Closing Date, until either Lender shall assign a portion of its interest in the Liabilities, payments of fees and principal (including any prepayments thereof) shall be apportioned fifty percent (50%) to Harris and fifty percent (50%) to ANB. Interest shall be apportioned as described in the respective Notes held by each Lender. All amounts received by any Lender shall be applied first to pay any fees, expenses or indemnities then due such Lender, second to pay the Liabilities in accordance with the applicable provisions of this Agreement and third to any other Person entitled thereto. If sufficient funds are not available to pay all such Liabilities, any such amounts shall be allocated to the Lenders in proportion to the respective Pro Rata Share of each Lender.

         11.11.            RELEASE OF COLLATERAL.

                  Each Lender hereby irrevocably authorizes the Collateral Agent, at its option and in its discretion, to release any and all Guaranties and any lien or security interest granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Lenders' obligations to make Loans and issue Letters of Credit and payment and satisfaction of all Loans, the aggregate Letter of Credit Exposure and all other Liabilities; (ii) constituting Collateral being sold or disposed of if the Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with the terms of this Agreement (and, absent any actual knowledge of the Collateral Agent to the contrary, the Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Designated Company owned no interest at the time the lien or security interest was granted and at all times thereafter; or (iv) if approved, authorized or ratified in writing by all of the Lenders. Upon request by the Collateral Agent at any time, each Lender will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this SECTION 11.11.

         11.12.            AGREEMENT TO COOPERATE.

                  Each Lender agrees to cooperate to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each Lender also agrees, from time to time, at the request of either Agent, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.

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         11.13.            LENDERS TO ACT AS AGENTS.

                  If any Collateral or proceeds thereof at any time comes into the possession or under the control of any Lender, such Lender shall hold such Collateral or proceeds thereof as agent for the benefit of the Lenders, and will, upon receipt therefor, deliver such Collateral to the Collateral Agent or proceeds thereof to the Administrative Agent.

         11.14.            AMENDMENTS.

                  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any other Financing Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Requisite Lenders. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby: (a) increase in the amount of the Maximum Loan Amount or Pro Rata Share of such Lender or of the Maximum Facility, (b) reduction of the principal of, rate or amount of interest on any Loans or any fees or charges (including, without limitation, any Letter of Credit fees or charges) payable to such Lender (other than by the payment or prepayment thereof), (c) increase in the advance rates set forth in the definition of the term "Loan Availability," (d) postponement of the date fixed for any payment of principal of, or interest on, the Loans or any fees or charges) (including, without limitation, any Letter of Credit charges) or other amounts payable to such Lender, (e) change in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or amend the definition of "REQUISITE LENDERS," or (f) amendment of this SECTION 11.14. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         11.15.            ASSIGNMENTS AND PARTICIPATIONS BY THE LENDERS;
INFORMATION.

                  (a) The Borrower and each Lender hereby agree that on or after the date hereof, but subject to the remaining provisions of this SECTION 11.15(A), each Lender (a "Selling Lender") may, in its discretion, without the Borrower's, either Agent's or any other Lender's consent, sell one or more assignments of portions of its interest in the Maximum Facility. Notwithstanding the foregoing:

                           (i) if ANB or Harris wishes to sell a portion of its interest, the Selling Lender agrees to provide the other with sixty
         (60) days' prior written notice of such assignment (including the terms thereof) (the "Agent Refusal Period") and a right of first refusal to purchase such portion of the Selling Lender's interest in the Maximum Facility on the same terms disclosed in such notice prior to the expiration of the Refusal Period. The foregoing right of first refusal shall not apply to any sale of a portion of a Selling Lender's interest in the Maximum Facility to (x) any Person in connection with the sale of all or a

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

         substantial portion of the loan portfolio of the Selling Lender, so long as the transferee thereof is a creditworthy financial institution with comparable funding capabilities to those of the Selling Lender or
         (y) an affiliate of such Selling Lender. Notwithstanding the foregoing, neither Harris or ANB may, without the consent of all of the Lenders, sell portions of its interest such that such Maximum Loan Amount is less than Ten Million Dollars ($10,000,000), other than in connection with a sale to an affiliate of such Lender or a sale of all or substantially all of the portfolio of such Lender.

                           (ii) if any Lender other than ANB or Harris wishes to sell a portion of its interest, such Lender agrees to provide each other Lender with thirty (30) days' prior written notice of such assignment (including the terms thereof) (the "First Lender Refusal Period") and each of ANB and Harris shall have a right of first refusal to purchase such portion of the Selling Lender's interest in the Maximum Facility on the same terms disclosed in such notice (except that ANB and Harris shall not be required to pay in excess of par value for such interest), which purchase shall be consummated on the expiration date of the First Lender Refusal Period. In order to exercise such right, ANB and/or Harris shall notify the Selling Lender and the other Lenders thereof in writing prior to the expiration of the First Lender Refusal Period. If both ANB and Harris exercise such right, the purchase shall be made by them on a pro rata basis. If neither ANB or Harris exercises such right, then each other Lender shall have an additional ten (10) day period (the "Second Lender Refusal Period") during which it shall have a right to purchase such portion of the Selling Lender's interest in the Maximum Facility on the same terms disclosed in the original notice, which purchase shall be consummated on the expiration date of the Second Lender Refusal Period. In order to exercise such right, such Lender shall notify the Selling Lender and other Lenders thereof in writing prior to the expiration of the Second Lender Refusal Period. If more than one Lender exercises such right, the purchase shall be made by them on a pro rata basis.

Each sale described in SECTION 11.15(A) shall be to a creditworthy financial institution satisfactory to the Selling Lender in its discretion, and on such terms and conditions as the Selling Lender may determine.

                  (b) Each assignment of an interest hereunder shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the Selling Lender's rights and obligations under this Agreement, and the Maximum Loan Amount assigned shall be in a minimum amount of Five Million Dollars ($5,000,000) and after giving effect to such assignment no Lender's Maximum Loan Amount shall be less than Five Million Dollars ($5,000,000) (unless the Selling Lender sells all of its interest in the Maximum Facility), and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance Agreement, with a copy to the Borrower. Upon such execution, delivery, acceptance and

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

recording, from and after the effective date specified in each Assignment and Acceptance Agreement and agreed to by the Administrative Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance Agreement and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the Selling Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under this Agreement, other than its liability for actions occurring prior to the effective date of such assignment (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of such Selling Lender's rights and obligations under this Agreement, the Selling Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance Agreement delivered to and accepted by it. The entries in the Administrative Agent's records shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Administrative Agent's records as a Lender hereunder for all purposes of this Agreement. Such records shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the Selling Lender and the assignee and a processing and recordation fee of Two Thousand Five Hundred Dollars ($2,500) (payable by the Selling Lender or the assignee, as shall be agreed between them), Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed and is in compliance with this Agreement and the Administrative Agent has consented to the assignment evidenced thereby, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in its records and
(iii) give prompt notice thereof to the Borrower.

                  (e) Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of this Agreement or the other Financing Agreements or to the release of any Collateral covered by this Agreement or the other Financing Agreements to consent to any action or failure to act by any party to this Agreement or any of the other Financing Agreements, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of this Agreement or the other Financing Agreements or any Collateral, shall be limited to the right to consent to (A) an increase in the Maximum Loan Amount of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to

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such participation (other than by the payment or prepayment thereof) or (C)
postponement of any date fixed for any payment of principal of, or interest on, the Loans subject to such participation.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.15, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Companies furnished to such Lender by or on behalf of the Companies; PROVIDED that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve the confidentiality of any confidential information described therein and such Lender shall notify the Borrower of the assignee or participant, or proposed assignee or participant.

                  (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  (h) The Borrower agrees to use its best efforts to assist the Lenders in their efforts to sell assignments and participations hereunder. In addition, the Borrower agrees to execute new Revolving Credit Notes in favor of each of the selling and purchasing Lender, upon each sale of an assignment hereunder, provided, that the existing Revolving Credit Notes in favor of the selling Lender are simultaneously therewith returned to the Borrower.

         11.16.            RATABLE SHARING.

                  Each Lender agrees that if it shall, through the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the Liabilities which is greater than the proportion received by any other Lender, that Lender receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the claims of each of the other Lenders under this Agreement so that all such recoveries with respect to the Liabilities shall be proportionate to their respective Pro Rata Shares; PROVIDED, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to that Lender to the extent of such recovery, but without interest.

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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                            ALL AMERICAN SEMICONDUCTOR, INC. as the Borrower

                            By /s/ HOWARD FLANDERS
                               --------------------------------
                            Its VP & CFO

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Pro Rata Share:  50%                 HARRIS TRUST AND SAVINGS BANK,
                                     as a Lender and as the Administrative Agent
Maximum Loan Amount:  $50,000,000    for the Lenders

                                     By /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                     Its V.P.

                                     Address: 111 West Monroe Street
                                              Chicago, Illinois 60603
                                              Attn: Mr. Keven Delaplane
                                                    Vice President

Pro Rata Share:  50%                 AMERICAN NATIONAL BANK AND
                                     TRUST COMPANY OF CHICAGO, as a
                                     Lender and as the Collateral Agent for the
Maximum Loan Amount:  $50,000,000    Lenders

                                     By  /s/ CHRISTOFER FOWLER
                                     -------------------------------------------
                                     Its V.P.

                                     Address: 33 North LaSalle Street
                                              Chicago, Illinois  60690
                                              Attn: Mr. Dennis Harrison
                                              Senior Vice President

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                            Form of Revolving Credit Notes
Exhibit B                            Form of Certificate to Accompany Reports
Exhibit C                            Forms of Reconciliation of Accounts and
                                     Inventory
Exhibit D                            Form of Weekly Report
Exhibit E                            Form of Certification of Financial
                                     Statements
Exhibit F                            Form of Assignment and Acceptance Agreement
Exhibit G                            Form of Accountants' Letter
Exhibit H                            Form of Notice to Account Debtors
Schedule 2.1                         Designated Companies
Schedule 3.11                        Locations
Schedule 3.14                        Leased Equipment
Schedule 3.16                        Leased Real Property
Schedule 6.1                         States of Incorporation and Qualification
Schedule 6.4                         Financials
Schedule 6.5                         Liens and Encumbrances
Schedule 6.8                         Other Corporate Names
Schedule 6.10                        Indebtedness
Schedule 6.12                        Subsidiaries
Schedule 6.13                        Litigation and Proceedings; Defaults under
                                     Other Agreements
Schedule 6.15                        Employee Controversies
Schedule 6.17                        Patents, Trademarks, Licenses
Schedule 6.18                        Environmental Matters
Schedule 6.19                        Broker's Fees
Schedule 8.4                         Permitted Investments
Schedule 8.5                         Permitted Guarantees
Schedule 8.9                         Permitted Consulting and Management Fees

                              REVOLVING CREDIT NOTE

$30,000,000.00                                               Chicago, Illinois
                                                                  May 10, 1996

         FOR VALUE RECEIVED, the undersigned, All American Semiconductor, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of Harris Trust and Savings Bank ("BANK") at its office at 111 West Monroe Street, Chicago, Illinois 60603 or at such other place as the holder of this Revolving Credit Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement (hereinafter defined) in excess of Thirty Million and 00/100 Dollars ($30,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to
Section 2.1 of the Loan Agreement. This Revolving Credit Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Security Agreement of even date herewith among Borrower, Bank, as Administrative Agent for the Lenders thereunder (the "LENDERS") and as a Lender, American National Bank and Trust Company of Chicago, as Collateral Agent for the Lenders and as a Lender and the other Lenders party thereto (the "LOAN AGREEMENT") and, in particular, Section 2.1 thereof, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Revolving Credit Note as defined in the Loan Agreement.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS REVOLVING CREDIT NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIER TO OCCUR OF (i) THE LAST DAY OF THE INITIAL TERM OR, IF EXTENDED PURSUANT TO SECTION 2.8 OF THE LOAN AGREEMENT, ANY SUBSEQUENT TERM, AND (ii) THE ACCELERATION OF THE LIABILITIES IN ACCORDANCE WITH SECTION 9.1 OF THE LOAN AGREEMENT.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof, at the rates described in Section 2.6 of the Loan Agreement. Interest shall be payable as provided in the Loan Agreement and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of the interest or other charges required to be paid hereunder would exceed the limit which Bank may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall be refunded to Borrower so that under no circumstances shall the interest or other charges required to be paid by Borrower hereunder exceed the maximum rate allowed by law.

         The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided that if Borrower prepays all of the Liabilities in full prior to the last day of the Initial Term or, if the term is extended pursuant to Section 2.8 of the Loan Agreement, of any subsequent Term, Borrower shall pay to Bank, as liquidated damages and compensation for the costs of Bank's being prepared to make funds available to Borrower, a prepayment fee as provided in Section 2.9 of the Loan Agreement.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         THIS REVOLVING CREDIT NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF ILLINOIS.

         Whenever possible each provision of this Revolving Credit Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Credit Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Credit Note. Whenever in this Revolving Credit Note reference is made to Bank or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Credit Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

                                    ALL AMERICAN SEMICONDUCTOR, INC.

                                    By /s/ HOWARD FLANDERS
                                       ------------------------------------
                                    Its VP & CFO

                              REVOLVING CREDIT NOTE

$30,000,000.00                                                Chicago, Illinois
                                                                   May 10, 1996

         FOR VALUE RECEIVED, the undersigned, All American Semiconductor, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of American National Bank and Trust Company of Chicago ("BANK") at its office at 33 North LaSalle Street, Chicago, Illinois 60690 or at such other place as the holder of this Revolving Credit Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement (hereinafter defined) in excess of Thirty Million and 00/100 Dollars ($30,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement. This Revolving Credit Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Security Agreement of even date herewith among Borrower, Harris Trust and Savings Bank, as Administrative Agent for the Lenders thereunder (the "LENDERS") and as a Lender, Bank, as Collateral Agent for the Lenders and as a Lender and the other Lenders party thereto (the "LOAN AGREEMENT") and, in particular, Section 2.1 thereof, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Revolving Credit Note as defined in the Loan Agreement.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS REVOLVING CREDIT NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIER TO OCCUR OF (i) THE LAST DAY OF THE INITIAL TERM OR, IF EXTENDED PURSUANT TO SECTION 2.8 OF THE LOAN AGREEMENT, ANY SUBSEQUENT TERM, AND (ii) THE ACCELERATION OF THE LIABILITIES IN ACCORDANCE WITH SECTION 9.1 OF THE LOAN AGREEMENT.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof, at the rates described in Section 2.6 of the Loan Agreement. Interest shall be payable as provided in the Loan Agreement and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of the interest or other charges required to be paid hereunder would exceed the limit which Bank may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall be refunded to Borrower so that under no circumstances shall the interest or other charges required to be paid by Borrower hereunder exceed the maximum rate allowed by law.

         The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided that if Borrower prepays all of the Liabilities in full prior to the last day of the Initial Term or, if the term is extended pursuant to Section 2.8 of the Loan Agreement, of any subsequent Term, Borrower shall pay to Bank, as liquidated damages and compensation for the costs of Bank's being prepared to make funds available to Borrower, a prepayment fee as provided in Section 2.9 of the Loan Agreement.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         THIS REVOLVING CREDIT NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF ILLINOIS.

         Whenever possible each provision of this Revolving Credit Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Credit Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Credit Note. Whenever in this Revolving Credit Note reference is made to Bank or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Credit Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

                                    ALL AMERICAN SEMICONDUCTOR, INC.

                                    By /s/ HOWARD FLANDERS
                                       ------------------------------------
                                    Its VP & CFO

                              REVOLVING CREDIT NOTE

$10,000,000.00                                               Chicago, Illinois
                                                                  May 10, 1996

         FOR VALUE RECEIVED, the undersigned, All American Semiconductor, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of The Bank of New York Commercial Corporation ("BANK") at its office at 1290 Avenue of the Americas, 3rd Floor, New York, New York 10104 or at such other place as the holder of this Revolving Credit Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement (hereinafter defined) in excess of Ten Million and 00/100 Dollars ($10,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement. This Revolving Credit
Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Security Agreement of even date herewith among Borrower, Harris Trust and Savings Bank, as Administrative Agent for the Lenders thereunder (the "LENDERS") and as a Lender, American National Bank and Trust Company of Chicago, as Collateral Agent for the Lenders and as a Lender, Bank and the other Lenders party thereto (the "LOAN AGREEMENT") and, in particular, Section 2.1 thereof, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Revolving Credit Note as defined in the Loan Agreement.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS REVOLVING CREDIT NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIER TO OCCUR OF (i) THE LAST DAY OF THE INITIAL TERM OR, IF EXTENDED PURSUANT TO SECTION 2.8 OF THE LOAN AGREEMENT, ANY SUBSEQUENT TERM, AND (ii) THE ACCELERATION OF THE LIABILITIES IN ACCORDANCE WITH SECTION 9.1 OF THE LOAN AGREEMENT.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof, at the rates described in Section 2.6 of the Loan Agreement. Interest shall be payable as provided in the Loan Agreement and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of the interest or other charges required to be paid hereunder would exceed the limit which Bank may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall be refunded to Borrower so that under no circumstances shall the interest or other charges required to be paid by Borrower hereunder exceed the maximum rate allowed by law.

         The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided that if Borrower prepays all of the Liabilities in full prior to the last day of the Initial Term or, if the term is extended pursuant to Section 2.8 of the Loan Agreement, of any subsequent Term, Borrower shall pay to Bank, as liquidated damages and compensation for the costs of Bank's being prepared to make funds available to Borrower, a prepayment fee as provided in Section 2.9 of the Loan Agreement.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         THIS REVOLVING CREDIT NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF ILLINOIS.

         Whenever possible each provision of this Revolving Credit Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Credit Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Credit Note. Whenever in this Revolving Credit Note reference is made to Bank or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Credit Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

                                    ALL AMERICAN SEMICONDUCTOR, INC.

                                    By /s/ HOWARD FLANDERS
                                       ------------------------------------
                                    Its VP & CFO

                              REVOLVING CREDIT NOTE

$10,000,000.00                                               Chicago, Illinois
                                                                  May 10, 1996

         FOR VALUE RECEIVED, the undersigned, All American Semiconductor, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of Sanwa Business Credit Corporation ("BANK") at its office at One South Wacker Drive, Chicago, Illinois 60606 or at such other place as the holder of this Revolving Credit Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement (hereinafter defined) in excess of Ten Million and 00/100 Dollars ($10,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to
Section 2.1 of the Loan Agreement. This Revolving Credit Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Security Agreement of even date herewith among Borrower, Harris Trust and Savings Bank, as Administrative Agent for the Lenders thereunder (the "LENDERS") and as a Lender, American National Bank and Trust Company of Chicago, as Collateral Agent for the Lenders and as a Lender, Bank and the other Lenders party thereto (the "LOAN AGREEMENT") and, in particular, Section 2.1 thereof, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Revolving Credit Note as defined in the Loan Agreement.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS REVOLVING CREDIT NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIER TO OCCUR OF (i) THE LAST DAY OF THE INITIAL TERM OR, IF EXTENDED PURSUANT TO SECTION 2.8 OF THE LOAN AGREEMENT, ANY SUBSEQUENT TERM, AND (ii) THE ACCELERATION OF THE LIABILITIES IN ACCORDANCE WITH SECTION 9.1 OF THE LOAN AGREEMENT.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof, at the rates described in Section 2.6 of the Loan Agreement. Interest shall be payable as provided in the Loan Agreement and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of the interest or other charges required to be paid hereunder would exceed the limit which Bank may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall be refunded to Borrower so that under no circumstances shall the interest or other charges required to be paid by Borrower hereunder exceed the maximum rate allowed by law.

         The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided that if Borrower prepays all of the Liabilities in full prior to the last day of the Initial Term or, if the term is extended pursuant to Section 2.8 of the Loan Agreement, of any subsequent Term, Borrower shall pay to Bank, as liquidated damages and compensation for the costs of Bank's being prepared to make funds available to Borrower, a prepayment fee as provided in Section 2.9 of the Loan Agreement.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         THIS REVOLVING CREDIT NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF ILLINOIS.

         Whenever possible each provision of this Revolving Credit Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Credit Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Credit Note. Whenever in this Revolving Credit Note reference is made to Bank or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Credit Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

                                    ALL AMERICAN SEMICONDUCTOR, INC.

                                    By /s/ HOWARD FLANDERS
                                       ------------------------------------
                                    Its VP & CFO

                              REVOLVING CREDIT NOTE

$10,000,000.00                                               Chicago, Illinois
                                                                  May 10, 1996

         FOR VALUE RECEIVED, the undersigned, All American Semiconductor, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of Mercantile Business Credit, Inc. ("BANK") at its office at 100 South Brentwood Boulevard, Number 500, St. Louis, Missouri 63105 or at such other place as the holder of this Revolving Credit Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement (hereinafter defined) in excess of Ten Million and 00/100 Dollars ($10,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement. This Revolving Credit
Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Security Agreement of even date herewith among Borrower, Harris Trust and Savings Bank, as Administrative Agent for the Lenders thereunder (the "LENDERS") and as a Lender, American National Bank and Trust Company of Chicago, as Collateral Agent for the Lenders and as a Lender, Bank and the other Lenders party thereto (the "LOAN AGREEMENT") and, in particular, Section 2.1 thereof, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Revolving Credit Note as defined in the Loan Agreement.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS REVOLVING CREDIT NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIER TO OCCUR OF (i) THE LAST DAY OF THE INITIAL TERM OR, IF EXTENDED PURSUANT TO SECTION 2.8 OF THE LOAN AGREEMENT, ANY SUBSEQUENT TERM, AND (ii) THE ACCELERATION OF THE LIABILITIES IN ACCORDANCE WITH SECTION 9.1 OF THE LOAN AGREEMENT.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof, at the rates described in Section 2.6 of the Loan Agreement. Interest shall be payable as provided in the Loan Agreement and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of the interest or other charges required to be paid hereunder would exceed the limit which Bank may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall be refunded to Borrower so that under no circumstances shall the interest or other charges required to be paid by Borrower hereunder exceed the maximum rate allowed by law.

         The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided that if Borrower prepays all of the Liabilities in full prior to the last day of the Initial Term or, if the term is extended pursuant to Section 2.8 of the Loan Agreement, of any subsequent Term, Borrower shall pay to Bank, as liquidated damages and compensation for the costs of Bank's being prepared to make funds available to Borrower, a prepayment fee as provided in Section 2.9 of the Loan Agreement.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         THIS REVOLVING CREDIT NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF ILLINOIS.

         Whenever possible each provision of this Revolving Credit Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Credit Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Credit Note. Whenever in this Revolving Credit Note reference is made to Bank or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Credit Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

                                    ALL AMERICAN SEMICONDUCTOR, INC.

                                    By /s/ HOWARD FLANDERS
                                       ------------------------------------
                                    Its VP & CFO

                              REVOLVING CREDIT NOTE

$10,000,000.00                                               Chicago, Illinois
                                                                  May 10, 1996

         FOR VALUE RECEIVED, the undersigned, All American Semiconductor, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of NationsBank of Texas, N.A. ("BANK") at its office at 901 Main Street, 6th Floor, Dallas, Texas 75283 or at such other place as the holder of this Revolving Credit Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to Section 2.1 of the Loan Agreement (hereinafter defined) in excess of Ten Million and 00/100 Dollars ($10,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower pursuant to
Section 2.1 of the Loan Agreement. This Revolving Credit Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Security Agreement of even date herewith among Borrower, Harris Trust and Savings Bank, as Administrative Agent for the Lenders thereunder (the "LENDERS") and as a Lender, American National Bank and Trust Company of Chicago, as Collateral Agent for the Lenders and as a Lender, Bank and the other Lenders party thereto (the "LOAN AGREEMENT") and, in particular, Section 2.1 thereof, to which reference is hereby made for a statement of the terms and conditions under which the loans evidenced hereby were made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Revolving Credit Note as defined in the Loan Agreement.

         THE OUTSTANDING PRINCIPAL BALANCE OF THIS REVOLVING CREDIT NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIER TO OCCUR OF (i) THE LAST DAY OF THE INITIAL TERM OR, IF EXTENDED PURSUANT TO SECTION 2.8 OF THE LOAN AGREEMENT, ANY SUBSEQUENT TERM, AND (ii) THE ACCELERATION OF THE LIABILITIES IN ACCORDANCE WITH SECTION 9.1 OF THE LOAN AGREEMENT.

         Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof, at the rates described in Section 2.6 of the Loan Agreement. Interest shall be payable as provided in the Loan Agreement and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If payment hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of the interest or other charges required to be paid hereunder would exceed the limit which Bank may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amounts in excess of such limit shall have been paid, then such amounts shall be refunded to Borrower so that under no circumstances shall the interest or other charges required to be paid by Borrower hereunder exceed the maximum rate allowed by law.

         The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time; provided that if Borrower prepays all of the Liabilities in full prior to the last day of the Initial Term or, if the term is extended pursuant to Section 2.8 of the Loan Agreement, of any subsequent Term, Borrower shall pay to Bank, as liquidated damages and compensation for the costs of Bank's being prepared to make funds available to Borrower, a prepayment fee as provided in Section 2.9 of the Loan Agreement.

         Presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         THIS REVOLVING CREDIT NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF ILLINOIS.

         Whenever possible each provision of this Revolving Credit Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Credit Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Credit Note. Whenever in this Revolving Credit Note reference is made to Bank or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Credit Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

                                    ALL AMERICAN SEMICONDUCTOR, INC.

                                    By /s/ HOWARD FLANDERS
                                       ------------------------------------
                                    Its VP & CFO